UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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ABM

Proxy Statement
2025

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

March 26, 2025 | 11:00 AM ET

February 14, 2025

As Chairman of the Board of ABM Industries Incorporated, I am honored on behalf of the Board to share the Company's achievements and highlight our areas of focus over the past year. Fiscal 2024 was a period of significant progress and resilience for ABM, marked by notable advancements in the Company’s service offerings, operational efficiency, and strategic growth initiatives.

Strategic Oversight and Board Focus

To ensure long-term growth and resilience, the Board is keenly focused on the Company’s ability to adapt to shifting market demands, as we saw with the recent challenges in the commercial real estate market. In fiscal year 2024, ABM continued to deliver essential services and mitigate economic and operational risks. The Board is enthusiastic about management’s strategy to expand the Company’s core capabilities in commercial facility services through investments in advanced technologies that optimize operations, such as smart building systems and AI-driven facility management tools. The Board also supports ABM’s investments in electrical resiliency service lines that are exposed to secular tailwinds such as an aging U.S. electrical grid and the proliferation of datacenters.

Cybersecurity remains a top priority, and the Board continues to provide oversight of the Company’s risk management and strategy related to its cybersecurity programs. Corporate responsibility advancements remain a central theme, with the Board supporting the Company’s efforts to enhance workforce satisfaction and retention across ABM’s operations, and also improve energy efficiency in client facilities and reduce carbon emissions. By aligning these priorities with its mission, the Board is helping to position ABM as an innovator and trusted partner in facility services for the long term.

Strategy in Action

Throughout the year, ABM made significant strides in enhancing the Company’s service capabilities and expanding its market presence:

•
ELEVATE Strategy: The Company continued to advance its ELEVATE strategy, emphasizing innovation, technology integration, and service excellence. This approach has enabled ABM to deliver superior value to its clients and solidify its position in the competitive facility services market.
•
Workforce Productivity Optimization: The introduction of a workforce productivity optimization tool has streamlined operations, resulting in reduced labor usage and improved service delivery.
•
Microgrid Business Expansion: ABM’s microgrid business has achieved substantial growth in 2024, growing revenue over 2.5 times. This success positions the Company as a leader in energy resiliency solutions.

Financial Performance

In fiscal 2024, ABM reported revenue of $8.4 billion, reflecting a 3.2% increase over the prior year. The Company achieved healthy adjusted EBITDA and adjusted EBITDA margins despite headwinds in its largest market, commercial real estate. These strong results underscored ABM’s operational efficiency, financial discipline, and strategy of diversification. ABM also thoughtfully allocated capital in 2024, dedicating roughly 50% of available capital to growth initiatives and the balance returned to stockholders through dividends and share repurchases. Notably, subsequent to the fiscal year-end, the Board approved an 18% increase in the quarterly dividend, reinforcing the Board’s belief in ABM's long-term direction and the Company’s commitment to delivering stockholder value.

Future Prospects

Looking forward, the Board is confident in ABM’s ability to achieve long-term revenue and earnings growth and strengthen its competitive position. By continuing to focus on innovation, operational excellence, and strategic investments, the Company aims to meet the evolving needs of its clients while driving stockholder value creation.

Appreciation

The Board extends its deepest gratitude to ABM’s dedicated employees, whose unwavering commitment and professionalism are the cornerstone of the Company’s success. The Board also expresses sincere thanks to the management team for their exceptional leadership and vision in navigating the complexities of the year. Together, the Board is confident ABM will build on its legacy of excellence and drive toward a prosperous and sustainable future.

Sincerely,

Sudhakar Kesavan Chairman of the Board

ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
WHEN Wednesday, March 26, 2025 11:00 a.m. Eastern Time

PROXY VOTING – CAST YOUR VOTE RIGHT AWAY

Your vote is important. Even if you plan to attend the Annual Meeting, please vote as soon as possible using the Internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form.

WHERE Virtual www.virtualshareholdermeeting.com/ABM2025	Using the Internet and voting at the website listed on the proxy card or the notice;
Using the toll-free phone number listed on your proxy card or voting instruction form; or
If you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

ITEMS OF BUSINESS

1.
Election of the ten director nominees named in the proxy statement.
2.
Advisory approval of our executive compensation.
3.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025.
4.
Approval of the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated).
5.
Approval of the ABM Industries Incorporated 2025 Employee Stock Purchase Plan.
6.
Transaction of such other business as may properly come before the Annual Meeting.

RECORD DATE

Stockholders of record at the close of business on January 27, 2025, are entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 26, 2025:

The Notice of Annual Meeting, Proxy Statement and the Annual Report to Stockholders

are available on the Internet at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card or voting instruction card you received in the mail.

By Order of the Board of Directors,

David R. Goldman

Vice President and Corporate Secretary

TABLE OF CONTENTS

Page
PROXY STATEMENT	i
PROXY STATEMENT SUMMARY	i
CORPORATE GOVERNANCE AND BOARD MATTERS	1
PROPOSAL 1–ELECTION OF TEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS	2
Nominees for Election to Serve as Directors for a One-Year Term Expiring in 2026	2
The Board of Directors	8
Corporate Governance	8
Identifying and Evaluating Nominees for Directors	8
Board Leadership Structure	9
Director Independence	10
Board and Committee Evaluations	10
The Board’s Oversight of Risk Management	10
The Board’s Role in Cybersecurity Risk Oversight	11
Corporate Responsibility	12
Mandatory Retirement	14
Outside Board Limits	14
Board Committees	14
Board and Committee Attendance in Fiscal Year 2024	15
DIRECTOR COMPENSATION FOR FISCAL YEAR 2024	16
2024 Non-Employee Director Compensation Elements	16
2024 Non-Employee Director Compensation Table	17
Non-Employee Director Deferred Compensation Plan	17
Director Stock Ownership Policy	18
EXECUTIVE COMPENSATION	19
PROPOSAL 2–ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	20
COMPENSATION DISCUSSION AND ANALYSIS	21
Our Compensation Philosophy and Practices	21
How We Compensated Our NEOs in 2024	27
Other Compensation and Governance-Related Matters	35
Compensation Committee Report	37
Additional Information About Executive Compensation	38
2024, 2023 and 2022 Summary Compensation Table	38
Grants of Plan-Based Awards During Fiscal Year 2024	39
Outstanding Equity Awards at 2024 Fiscal Year-End	40
Option Exercises and Stock Vested in Fiscal Year 2024	41
Nonqualified Deferred Compensation in Fiscal Year 2024	41
Potential Post-Employment Payments	42
2024 CEO Pay Ratio	46
Pay Versus Performance	47
AUDIT MATTERS	51
PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2025	52
AUDIT-RELATED MATTERS	53
Audit Committee Report	53
Principal Accounting Firm Fees and Services	54
Policy on Preapproval of Independent Registered Public Accounting Firm Services	54
EQUITY INCENTIVE PLANS	55
PROPOSAL 4–APPROVAL OF THE ABM INDUSTRIES INCORPORATED 2021 EQUITY AND INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED)	56
PROPOSAL 5–APPROVAL OF THE ABM INDUSTRIES INCORPORATED 2025 EMPLOYEE STOCK PURCHASE PLAN	66

Note About Forward-Looking Statements

This Proxy Statement contains both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Factors that might cause such differences include, but are not limited to, those discussed in Part 1 of ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 under Item 1A., “Risk Factors,” and we urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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PROXY STATEMENT

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “Board”) of ABM Industries Incorporated (“ABM” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, March 26, 2025 (the “Annual Meeting”). We began making our proxy materials available to stockholders on February 14, 2025.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Time and Date: Wednesday, March 26, 2025 11:00 a.m. Eastern Time	Place: www.virtualshareholdermeeting.com/ABM2025	Record Date: January 27, 2025

Stockholders of ABM as of January 27, 2025 (the “Record Date”) are entitled to vote. Each share of ABM common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Virtual Annual Meeting

We have decided to hold the Annual Meeting virtually again this year because we believe that hosting a virtual Annual Meeting, (i) facilitates stockholder access by enabling stockholders to participate fully and equally from any location around the world at no cost, and (ii) improves meeting efficiency and our ability to effectively communicate and engage with our stockholders, regardless of their size, resources, or physical location.

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ABM2025. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, or voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin 15 minutes prior to the start of the Annual Meeting, at 10:45 a.m. Eastern Time.

You may submit questions in advance on the day of the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, stockholders will be able to submit questions live during the Annual Meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the Annual Meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to Annual Meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting along with those questions that were addressed during the Annual Meeting. Questions regarding personal matters or matters not relevant to Annual Meeting matters will not be answered.

Although the live webcast is available only to stockholders at the time of the Annual Meeting, a replay of the Annual Meeting will be made publicly available for one year at www.virtualshareholdermeeting.com/ABM2025.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting, including the list of our stockholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ABM2025.

If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual Annual Meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

ABM Industries Incorporated 2025 Proxy Statement i

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Voting Matters and Board Recommendations
Proposals		Board Vote Recommendation	Page Reference (for more detail)
01	Election of ten director nominees to serve one-year terms	FOR EACH DIRECTOR NOMINEE	2
02	Advisory approval of our executive compensation	FOR	20
03	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025	FOR	52
04	Approval of the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated)	FOR	56
05	Approval of the ABM Industries Incorporated 2025 Employee Stock Purchase Plan	FOR	66

ii ABM Industries Incorporated 2025 Proxy Statement

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ABM’s Business Highlights and Accomplishments in Fiscal Year 2024

ABM’s 2024 Achievements

We achieved a 3.2% increase in revenue, reaching $8.4 billion, driven by 2.9% organic growth and the remainder from acquisitions. Organic growth was led by our Technical Solutions segment, up 16.1% due to strong microgrid performance, and our Aviation segment, up 11.5% from robust travel markets and client expansion. Our Education and Manufacturing & Distribution segments also delivered solid growth. Our Business & Industry segment remained resilient, supported by diversification and a focus on Class A properties, which helped to partially mitigate the impact of soft commercial real estate markets. Acquisition growth was primarily driven by the mid-2024 addition of Quality Uptime Services, Inc.

We delivered net income of $81.4 million, adjusted net income of $227.3 million, and adjusted EBITDA of $498.1 million(1), with an adjusted EBITDA margin of 6.2%(1). While adjusted net income decreased slightly year-over-year, this reflects our proactive investments in corporate initiatives to support long-term growth. Importantly, higher segment earnings and the positive impact of cost controls and price increases demonstrate the strength of our operations and our focus on sustaining profitability.

We generated full year 2024 operating cash flow of $226.7 million and free cash flow of $167.3 million(1). This solid performance reflects our asset light business model and has enabled us to invest in our business via our ELEVATE initiatives, as well as to return capital to our stockholders.

We doubled our participation in the high growth mission-critical datacenter market with the acquisition of Quality Uptime Services, Inc., a leader in uninterrupted power supply system (“UPS”) maintenance and UPS battery maintenance company providing customized preventive and emergency service programs for mission-critical data centers and other facilities.

We demonstrated our commitment to balanced capital allocation by returning $112.3 million to stockholders through the repurchase of 1.2 million shares of common stock for $55.8 million and dividend payments totaling $56.5 million. Simultaneously, we invested $114.3 million in the acquisition of Quality Uptime Services, Inc., reinforcing our strategy of delivering value to shareholders while pursuing strategic growth opportunities.

We maintained our long-standing history of increasing our annual cash dividend to our stockholders, by increasing the dividend for the 57th consecutive year. ABM remains one of a small group of public companies, known as “Dividend Kings”, who have raised their annual dividend for over 50 consecutive years. After fiscal year-end, our Board of Directors increased our quarterly dividend 18% to $0.265 per share. This increase represents another step in ABM’s plan to achieve an adjusted net income payout ratio of approximately 30% over the mid-term.

We made further progress on our ELEVATE initiatives in 2024, including the migration of our Education segment to a cloud-based Enterprise Resource Planning system and initiating transitions for Business & Industry and Manufacturing & Distribution segments. We also invested in and began utilizing various artificial intelligence-empowered tools to identify opportunities to gain operating efficiencies, streamline request for proposal processes, and enhance employee experiences.

We released our 2023 Corporate Responsibility Report. The report highlights progress on the Company’s long-term commitments and solutions that enable clients to address key risks and opportunities. We were also pleased to be named one of Barron’s most sustainable companies and to be included on Newsweek’s list of most responsible companies, among other awards.

(1)
Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures are set forth in Appendix C to this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Board Composition and Nominees

The following chart reflects the principal occupation, age, tenure and committee memberships of each member of our Board of Directors ("Board").

ABM Industries Incorporated 2025 Proxy Statement iii

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Name	Age	Director Since	Occupation	Independent	Committee Assignments
Quincy L. Allen	64	2021	Former Chief Marketing Officer of IBM Cloud, IBM Corporation	Yes	Audit; Stakeholder and Enterprise Risk
LeighAnne G. Baker	66	2018	Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	Yes	Compensation, Chair; Governance
Donald F. Colleran	69	2018	Former President and Chief Executive Officer of FedEx Express	Yes	Compensation; Stakeholder and Enterprise Risk
James D. DeVries	61	2022	Chairman, President and Chief Executive Officer, ADT Corporation	Yes	Compensation
Art A. Garcia	63	2017	Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	Yes	Audit, Chair; Stakeholder and Enterprise Risk
Thomas M. Gartland	67	2015	Chairman and Chief Executive Officer of Montway Auto Group	Yes	Compensation; Governance, Chair
Jill M. Golder	62	2019	Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	Yes	Audit; Governance
Sudhakar Kesavan	70	2012	Former Executive Chairman, ICF International, Inc.	Yes	Governance
Scott Salmirs	62	2015	President and Chief Executive Officer, ABM Industries Incorporated	No
Winifred M. Webb	66	2014	Former Senior Executive, Ticketmaster and The Walt Disney Company	Yes	Audit; Stakeholder and Enterprise Risk, Chair

Corporate Governance

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance policies and practices that drive long-term stockholder value. The following points summarize certain aspects of our corporate governance:

✓	All directors and nominees other than Chief Executive Officer are independent	✓	Robust director and executive officer stock ownership guidelines
✓	Separate Chairman of Board and Chief Executive Officer	✓	Regular executive sessions of independent directors
✓	Director overboarding policy	✓	Risk oversight by Board and Committees
✓	Majority voting with resignation policy for directors in uncontested elections	✓	Declassified Board
✓	Board focused on refreshment and director succession planning	✓	Thorough annual Board and Committee self-evaluation process
✓	Experienced Board that provides a range of viewpoints	✓	Annual Board review of Company’s strategic plan

iv ABM Industries Incorporated 2025 Proxy Statement

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Board Independence, Composition and Tenure

Our Corporate Governance Principles provide that a majority of our directors must be independent. Our Board is comprised of independent directors, with the exception of Mr. Salmirs.

Our Board maintains an ongoing commitment to refreshment and proactive assessment of its collective skills, experience and perspectives. The Board and the Governance Committee believe that this balance of backgrounds, experience, continuity and refreshment helps the Board most effectively serve the Company and its stockholders. The average tenure of our Board members is 7.9 years. 30% of our Board nominees are female and 30% are ethnically or racially diverse.

1
9
90% of Director Nominees are Independent
Non-Independent
Independent

2
6
2
7.9 Years Average Tenure
0-5 years
6-10 years
10+ years

3
7
30% of Director Nominees are Female
Female
Male

1
1
1
7
30% of Director Nominees are Racially or Ethnically Diverse
Asian
Black
Hispanic
White

Director Nominee Skills and Experience Matrix

Our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of perspectives that contribute to the Company’s execution of its business and strategies. The director nominee skills and experience matrix below summarizes some of the key attributes that management and our Board have identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. This director nominee skills and experience matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes and skills is included in their biographies beginning on page 2 of this Proxy Statement.

ABM Industries Incorporated 2025 Proxy Statement v

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SKILL	Allen	Baker	Colleran	DeVries	Garcia	Gartland	Golder	Kesavan	Salmirs	Webb
Business Leadership / Strategy. Service in an executive management position and experience in formulating and implementing long-term business strategy for a large organization	•	•	•	•	•	•	•	•	•	•
Specific End Market Industries. Employment or other direct experience in industries or end markets related to ABM's industry groups		•	•		•	•		•	•	•
Financial / Capital Allocation. Financial management of a large and diversified organization and experience with debt and capital markets transactions	•			•	•	•	•	•	•	•
Sales and Marketing. Experience in leading and executing sales and marketing strategies in a business-to-business environment	•		•	•		•	•	•	•	•
Human Capital / Safety. Experience in organizational management, compensation programs, talent development, recruiting, inclusion initiatives, and employee health and safety	•	•	•	•	•	•	•	•	•	•
Risk Oversight. Experience in identifying, prioritizing, and managing a broad spectrum of risks, overseeing enterprise risk management and risk mitigation strategies	•	•	•	•	•	•	•	•	•	•
Information Technology / Cybersecurity. Expertise in information technology and infrastructure, including cybersecurity	•						•
Other Public Company Board Experience. Board-level experience at other publicly traded companies	•	•	•	•	•	•	•	•	•	•
Mergers and Acquisitions. Experience in analyzing M&A target opportunities, executing transactions, and integrating acquired companies	•	•	•	•	•	•	•	•	•	•
Environmental. Experience in managing or overseeing environmental and climate-related programs, policies, and practices, including related reporting	•		•		•	•	•	•	•	•

vi ABM Industries Incorporated 2025 Proxy Statement

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EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Practices

What We Do
• Design Compensation Programs to Pay for Performance
• Use Equity Awards for Long-Term Incentive and Retention
• Maintain a Clawback Policy
• Utilize Short-Term and Long-Term Performance-Based Incentives/Measures
• Ensure rigorous and fair goals are established annually under both our annual and long-term incentive plans
• Use an Independent Compensation Consultant
• Require Significant Share Ownership and Retention by Executive Officers
• Limit Perquisites
• Use Double-Trigger Change-in-Control Arrangements
• Hold Annual Say-on-Pay Vote

What We Don’t Do
• No Fixed-Term Employment Agreements
• No Gross-Ups for Taxes
• No Repricing of Stock Options
• No Mid-cycle Adjustments to Performance Metrics
• No Hedging and Pledging of ABM Stock

Our Executive Compensation Programs

In fiscal year 2024, our compensation programs continued to reflect the compensation philosophy established by our Compensation Committee – one that is intended to align our executives’ compensation with our strategic goals, and motivate and retain executives who are critical to our future success and long-term performance. Key features of our compensation philosophy include:

►	Performance-Based – Tie significant portions of compensation to performance metrics that align to our short-term and long-term business goals;
►

Align with Stockholder Interests – Align each executive’s interests with stockholders’ interests by requiring significant stock ownership and paying a significant portion of compensation in equity subject to performance conditions and multi-year vesting requirements; and

►	Market Competitiveness – Attract and retain key executives who possess the capability to lead the business forward by providing innovative and effective service to our clients and customers.

Elements of Total Direct Compensation:

►	Base Salary – Fixed cash compensation with adjustments tied to individual responsibilities, performance and marketplace dynamics;
►	Annual Cash Incentive Program – Focuses on near-term performance objectives reflecting Company strategy;
►	Performance-Based Equity Grants – Aligns business objectives with longer-term stockholder interests; and
►	Time-Based Equity Grants – Fosters retention by delivering more stable value and continuity of leadership.

ABM Industries Incorporated 2025 Proxy Statement vii

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At-Risk Compensation

A significant portion of our executives’ compensation is at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”), which is tied to annual financial and individual performance measures; performance-based equity awards, which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards. Approximately 88% of our CEO’s compensation is at risk. An average of approximately 79% of our other named executive officers’ (“NEOs”) compensation is at risk.

CEO COMPENSATION	NEO COMPENSATION

viii ABM Industries Incorporated 2025 Proxy Statement

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CORPORATE GOVERNANCE AND BOARD MATTERS

PROPOSAL 1—ELECTION OF TEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS
Nominees for Election to Serve as Directors for One-Year Terms Expiring in 2026
The Board of Directors
Corporate Governance
Identifying and Evaluating Nominees for Directors
Board Leadership Structure
Director Independence
Board and Committee Evaluations
The Board’s Oversight of Risk Management
The Board’s Role in Cybersecurity Risk Oversight
Corporate Responsibility
Mandatory Retirement
Outside Board Limits
Board Committees
Board and Committee Attendance in Fiscal Year 2024
DIRECTOR COMPENSATION FOR FISCAL YEAR 2024
2024 Non-Employee Director Compensation Elements
2024 Non-Employee Director Compensation Table
Non-Employee Director Deferred Compensation Plan
Director Stock Ownership Policy

ABM Industries Incorporated 2025 Proxy Statement 1

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PROPOSAL 1—ELECTION OF TEN DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS

Proposal Summary

We are asking our stockholders to elect ten director nominees to serve on the Board for a one-year term and until their successors are duly elected and qualified. Information about the Board and each director nominee is included in this section. The number of directors is currently fixed at ten.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each director nominee. After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the Annual Meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.

Director nominees are elected by stockholders by a majority of the votes cast. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast on the issue of that director’s election at a stockholder meeting as more fully described under “Questions and Answers About the Proxy Materials and the 2025 Annual Meeting” of this Proxy Statement. Any nominee standing for re-election who does not receive a majority of votes cast “for” his or her re-election will be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee will then make a recommendation to the Board as to whether the Board should accept the resignation, and the Board will decide whether to accept the resignation.

Nominees for Election to Serve as Directors for a One-Year Term Expiring in 2026

Quincy L. Allen	Director Since 2021	Age 64

Mr. Allen is former chief marketing officer of IBM Cloud at IBM Corporation (NYSE: IBM), an international technology solutions company, a position he held from 2015 until his retirement in 2018. Prior to joining IBM, Mr. Allen served as chief marketing and strategy officer at Unisys Corporation (NYSE: UIS), an international information technology services and consulting company, from 2012 to 2015. He previously served as chief executive officer of Vertis Communications, a direct marketing and advertising company, a position he held from 2009 to 2010. Prior to Vertis Communications, Mr. Allen held several leadership positions with Xerox Corporation, including serving as president of the Global Services and Strategic Marketing Group and president of Production Systems Group, as well as vice president of Xerox Corporation. Mr. Allen has served on the board of The ODP Corporation (Office Depot) (NASDAQ: ODP), a leading provider of products and services through an integrated business-to-business platform and omnichannel presence, since 2020, where he serves as a member of the Audit and the Corporate Governance and Nominating Committees; and Lumen Technologies Corporation (NYSE:LUMN), an international facilities-based technology and communications company, since 2021, where he serves as a member of the Audit and the Risk and Security Committees. He previously served on the boards of NCR Corporation (NYSE: NCR) from 2009 to 2012 and Gateway, Inc. from 2006 to 2007.

Mr. Allen’s qualifications to serve on the Board include his extensive operational and technology experience at major multinational technology services corporations, background in business development, cybersecurity, and leadership experience in the development and execution of sales and marketing strategies for multinational companies. Mr. Allen also brings public company experience to our Board that provides us with a broader market view of company-specific considerations that are relevant to ABM.

2 ABM Industries Incorporated 2025 Proxy Statement

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LeighAnne G. Baker	Director Since 2018	Age 66

Ms. Baker is former senior corporate vice president and chief human resources officer of Cargill, Inc. (“Cargill”), a global food and agricultural company, a position she held from 2014 until her retirement in 2020. She served as a member of the executive team and was responsible for Cargill’s global human resources strategy and practices. Prior to joining Cargill in 2014, she served as executive vice president and chief human resources officer of Hertz Global Holdings, Inc. (NASDAQ GS: HTZ) from 2007 to 2014. Before joining Hertz, Ms. Baker was senior vice president, global human resources of The Reynolds & Reynolds Company, a leading provider of automotive dealer management systems, from 2005 to 2007. She also served in various management and leadership roles at The Timken Company from 1981 to 2005. Ms. Baker has served on the board of Pactiv Evergreen (NASDAQ: PTVE), one of the largest manufacturers of fresh food and beverage packaging in North America, since 2020, where she serves as chairwoman of the board, chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

Ms. Baker’s qualifications to serve on our Board include many years of executive experience for large enterprises, including direct experience in industries and end markets similar to ABM’s, during which she gained extensive expertise in global human resources management, leadership development and large-scale organizational change. Ms. Baker also brings her public company board experience that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

Donald F. Colleran	Director Since 2018	Age 69

Mr. Colleran is former president and chief executive officer/executive advisor of FedEx Express, a subsidiary of FedEx Corporation, a global provider of supply chain, transportation, business and related information services, a position he held from 2019 until his retirement in 2022. From 2017 to 2019, Mr. Colleran was executive vice president and chief sales officer of FedEx Corporation. He also served on the FedEx Corporation Strategic Management Committee, which sets the strategic direction for FedEx. Mr. Colleran joined FedEx in 1989, where he served in a variety of leadership roles including executive vice president, global sales of FedEx Services from 2006 through 2016. He has served on the board of EastGroup Properties, Inc. (NYSE: EGP), an equity real estate investment trust, since 2017, and as chairman of the board since 2023, and serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Colleran’s qualifications to serve on our Board include his extensive experience in a variety of leadership roles at a multinational company, through which he gained expertise in business, sales, and global operations matters. This experience enables him to contribute insights to ABM regarding complex global supply chain, logistics, sales and marketing strategies in the service industry. Mr. Colleran also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

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James D. DeVries	Director Since 2022	Age 61

Mr. DeVries is chairman of the board, president and chief executive officer of ADT Corporation (NYSE: ADT), having been appointed president in September 2017, chief executive officer in December 2018, and chairman of the board in September 2023. He previously served as executive vice president and chief operating officer of ADT from 2016 to 2017. Prior to joining ADT, Mr. DeVries served as executive vice president of Brand Operations at Allstate Insurance Company from 2014 to 2016, and as executive vice president and chief administrative officer from 2008 to 2014. Mr. DeVries has served on the board of ADT since 2018, where he serves on the Executive and the Nominating and Corporate Governance Committees; and on the board of Amsted industries Inc., a private diversified global manufacturer of industrial components serving primarily the railroad, vehicular and construction and building markets, since 2016, and as lead director since March 2023.

Mr. DeVries’ qualifications to serve on our Board include his extensive business and management experience leading a major company, including with respect to executive leadership strategies regarding enterprise risk management, financial management and capital allocation, human capital management and mergers and acquisitions. Mr. DeVries also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations from both executive management and board perspectives that are relevant to ABM.

Art A. Garcia	Director Since 2017	Age 63

Mr. Garcia retired in 2019 as the executive vice president and chief financial officer of Ryder System, Inc. (NYSE: R), a commercial fleet and supply chain management solutions company (“Ryder”), a position he had held since 2010. Previously, Mr. Garcia served as senior vice president, controller and chief accounting officer of Ryder from 2005 to 2010. Mr. Garcia joined Ryder in 1997 as senior manager of corporate accounting. He later served as director of corporate accounting and, subsequently, as group director of accounting services. Prior to joining Ryder, Mr. Garcia spent 14 years with the Miami office of the accounting firm Coopers & Lybrand LLP as senior manager of business assurance. Mr. Garcia has served on the board of Elanco Animal Health (NYSE: ELAN), a provider of products and services to improve animal health production in more than 90 countries around the world since 2019, and serves as a member of the Audit Committee and the Finance and Oversight Committee; American Electric Power (NASDAQ: AEP), an electric public utility company, delivering electricity and custom energy solutions, since 2019, where he serves as chair of the Audit Committee and a member of the Director & Corporate Governance, Finance, and Policy Committees; and Raymond James Financial, Inc. (NYSE: RJF), a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporation and municipalities, since 2023, where he serves as a member of the Risk Committee.

Mr. Garcia’s qualifications to serve on our Board include his extensive business, financial and management experience and his experience as the most senior financial officer of a publicly traded multinational company. Mr. Garcia brings valuable accounting, financial management, mergers and acquisitions, risk management, environment and climate, and supply chain experience to our Board and ABM, as well as public company experience that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

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Thomas M. Gartland	Director Since 2015	Age 67

Mr. Gartland is the chairman and chief executive officer of Montway Auto Transport, a privately held auto transport company since 2023. From 2011 to 2014, Mr. Gartland served as president, North America for Avis Budget Group, Inc., a leading global provider of vehicle rental services. Previously, he was executive vice president, Sales, Marketing and Customer Care at Avis Budget Group, Inc. from 2008 to 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland has served on the board of directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR), a self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels, since 2015 and serves as chair of the Compensation Committee.

Mr. Gartland’s qualifications to serve on our Board include his extensive experience in senior executive positions at multinational companies in similar industries as ABM’s, including experience with respect to sales, operations, financial management, leadership, risk management, and mergers and acquisitions. He also brings public company board experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

Jill M. Golder	Director Since 2019	Age 62

Ms. Golder is former senior vice president and chief financial officer of the restaurant and gift store chain Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL), a position she held from 2016 until her retirement in 2020. She previously served in finance leadership roles at Ruby Tuesday, Inc. from 2013 to 2016, including as executive vice president and chief financial officer from 2014 to 2016. Ms. Golder served in progressively more responsible finance positions during her 23 years at Darden Restaurants, Inc., including senior vice president finance for Olive Garden, senior vice president finance of Smokey Bones, senior vice president finance of Specialty Restaurant Group and senior vice president finance of Red Lobster. Ms. Golder has served on the board of Sysco, Inc. (NYSE: SYY), a global leader in selling, marketing and distributing food and non-food products to restaurants, healthcare and educational facilities, lodging establishments and other customers around the world, since 2022, and serves as a member of the Audit, Technology and Compensation and Leadership Development Committees. She previously served on the board of MOD Superfast Pizza Holdings, LLC, a private company, from April 2021 to March 2024; and IZEA Worldwide, Inc. (NASDAQ: IZEA), an influencer marketing technology company, in 2021, serving as the chair of the Audit Committee, and from 2015 to 2019.

Ms. Golder’s qualifications to serve on our Board include her extensive financial experience in a variety of leadership roles at various multinational companies similar to ABM, where she managed the financial teams and oversaw business continuity planning, risk management and cybersecurity efforts. Ms. Golder also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

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Sudhakar Kesavan	Director Since 2012	Age 70

Mr. Kesavan is former chief executive officer and executive chairman of ICF International, Inc. (NASDAQ: ICFI), a leading provider of consulting services and technology solutions to government and commercial clients (“ICF International”). He served as chairman and chief executive officer from 1999 to 2019 and as executive chairman from 2019 until his retirement in 2020. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser, from 1997 to 1999. Mr. Kesavan serves on the boards of Cadmus Group and Dexis, serves as board member emeritus for Northern Virginia Technology Council and serves as a trustee of the Shakespeare Theater Company in Washington, DC.

Mr. Kesavan’s qualifications to serve on our Board include his leadership and operational experience gained from serving as a chief executive officer and director of another public company similar to ABM. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, and operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

Scott Salmirs	Director Since 2015	Age 62

Mr. Salmirs is president and chief executive officer of the Company, a position he has held since 2015. Previously, he served as executive vice president of the Company from 2014 to 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services – Northeast from 2003 to 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company (NYSE: GS), Lehman Brothers, Inc., and CBRE Group (NYSE: CBRE). Mr. Salmirs has served as a director of ICF International (NASDAQ: ICFI) since 2021, where he serves on the Governance and Nominating Committee and the Human Capital Committee. He also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teens with substance abuse issues, is a founding board member of Donate Eight, a nonprofit group associated with LiveOnNY, and also serves on the Business Advisory Council for the business program at SUNY Oneonta.

Mr. Salmirs’ qualifications to serve on our Board include his experience in the facility services industry, and his knowledge of and perspective on the Company as its president and chief executive officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

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Winifred (Wendy) M. Webb	Director Since 2014	Age 66

Ms. Webb served as a senior executive, as well as managing director, for several publicly traded companies, and as a Corporate Foundation’s executive director. From 2010 to 2013, she was managing director for Tennenbaum Capital Partners. Ms. Webb was a member of the corporate executive team for Ticketmaster from 2008 to 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, in various senior positions including corporate senior vice president of investor relations and shareholder services, and governance outreach. She was also executive director for The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. She has served on the board of directors of Wynn Resorts, Limited (NASDAQ: WYNN), a developer and operator of luxury integrated resorts, since 2018, serving as chair of the Audit Committee; AppFolio, Inc. (NASDAQ: APPF), a technology leader powering the future of the real estate industry, since 2019, where she is chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee; and has served on the board of trustees of AMH (NYSE: AMH), a leader in the single-family home rental industry, since 2019, and is a member of the Human Capital and Compensation, and Nominating and Corporate Governance Committees. She also serves on the board of nonprofit Sun Valley Music Festival. She previously served on the boards of TiVo Inc. (2016), Jack in the Box Inc. (NASDAQ: JACK) (2008 to 2014), and nonprofit PetSmart Charities, Inc. (2014 to 2016). She served as co-chair of nonprofit WomenCorporateDirectors, LA/OC Chapter (2017 to 2020). Ms. Webb has been recognized as an NACD Directorship 100 honoree, a WomenInc. Most Influential Corporate Board Director, and a Directors & Boards Director to Watch.

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies similar to ABM, and her experience in the global financial services industry. Ms. Webb brings valuable public company board, investor relations, communications, media and public relations, treasury, corporate governance, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

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The Board of Directors

Name and Principal Occupation	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER
Quincy L Allen Former Chief Marketing Officer of IBM Cloud, IBM Corporation	64	2021	Yes	✓			✓
LeighAnne G. Baker Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	66	2018	Yes		‡	✓
Donald F. Colleran Former President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	69	2018	Yes		✓		✓
James D. DeVries Chairman, President and Chief Executive Officer, ADT Corporation	61	2022	Yes		✓
Art A. Garcia Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	63	2017	Yes	‡*			✓
Thomas M. Gartland Chairman and Chief Executive Officer of Montway Auto Group; Former President, North America of Avis Budget Group, Inc.	67	2015	Yes		✓	‡
Jill M. Golder Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	62	2019	Yes	✓*		✓
Sudhakar Kesavan† Former Executive Chairman, ICF International, Inc.	70	2012	Yes			✓
Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	62	2015	No
Winifred (Wendy) M. Webb Former Senior Executive, Ticketmaster and The Walt Disney Company	66	2014	Yes	✓*			‡

Legend:

AC – Audit Committee: CC – Compensation Committee; GC – Governance Committee; SER – Stakeholder and Enterprise Risk Committee

†	Indicates Board Chair
‡	Indicates Committee Chair
*	Indicates Audit Committee Financial Expert

Corporate Governance

Our Board has adopted Corporate Governance Principles that reflect our commitment to sound corporate governance and the role of governance in building long-term stockholder value. Our Corporate Governance Principles, which include our independence standards, can be found on our website at http://investor.abm.com/corporate-governance.cfm. Other information relating to our corporate governance is also available on our website at the same address, including our Bylaws, our Code of Business Conduct, and the Charters of our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. The Governance Committee does not have specific minimum qualifications that must be met for a potential candidate to be nominated to serve as a director of the Company. The Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the Board in light of the Company’s current

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business needs and strategy. The Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Governance Committee may recommend to the Board that the expertise of the current members should be supplemented. The Governance Committee takes these factors into account when looking for candidates for the Board. Candidates recommended by the Governance Committee are subject to approval by the full Board. Our Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee is also responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience, backgrounds and perspectives, including the specific qualifications of industry knowledge; finance; administration; corporate governance; operations and marketing; and other public board experience.

With individual members of the Board, the Governance Committee seeks individuals that have leadership in other organizations and have significant experience in a specific area or endeavor, and who understand the role of a public company director and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Governance Committee generally provides the search firm with guidance as to the qualifications, qualities and skills that the Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Governance Committee’s consideration.

Candidates may also come to the attention of the Governance Committee through stockholders or other persons. The Governance Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates. Stockholders wishing to submit candidates for election as directors should provide the names of such candidates to the Corporate Secretary, ABM Industries Incorporated, One Liberty Plaza, New York, New York 10006. See “Questions and Answers About the Proxy Materials and the 2025 Annual Meeting” for more information on submitting stockholder director nominations to the Company.

Our directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director. Directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other public companies may not serve on the boards of more than one other publicly traded company. Other directors may not serve on the boards of more than three other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

Board Leadership Structure

The Board recognizes that good governance is not tied to any one practice with respect to leadership structure, and that the best practice is often determined by facts and circumstances that may change from time to time. The Board periodically evaluates its leadership structure and determines the most appropriate leadership structure at that time. In considering which leadership structure will allow it to most effectively carry out its responsibilities and best represent stockholders’ interests, the Board takes into account various factors, including the Company’s specific business needs, the Company’s operating and financial performance, industry conditions, economic and regulatory environments, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the results of Board and committee annual self-assessments, and the advantages and disadvantages of alternative leadership structures based on circumstances at that time.

The Company currently has separate persons serving as its Chairman and its Chief Executive Officer. The Chief Executive Officer (Mr. Salmirs) has general and active management over the business and affairs of the Company, subject to the control of the Board. The Chairman of our Board (Mr. Kesavan) is charged with presiding over all meetings of the Board and our stockholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating

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the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel.

The Board believes that at this time, the separation of these roles is the most appropriate and effective leadership structure, because this structure best serves the Board’s ability to carry out its roles and responsibilities on behalf of ABM's stockholders, including the Board’s oversight of ABM's management and ABM's overall corporate governance. The Board also believes that the current structure allows our Chief Executive Officer to focus on most effectively managing ABM.

Mr. Kesavan’s extensive management, operations, and leadership experience provides him with unique capabilities and insight, which are brought to bear in the performance of his responsibilities as Board Chairman. In particular, with respect to risk oversight, Mr. Kesavan is well positioned as a result of his risk management background of over 20 years as chief executive officer of another multinational public company. Mr. Kesavan leverages this knowledge and experience to provide leadership for the Board on the material risks facing ABM and to help guide the Board’s independent oversight of the Company’s risk exposures through his input in the Board’s meeting agendas and his facilitation of communications between the Board and management.

Director Independence

Our Corporate Governance Principles provide that a majority of our directors must be independent; Further, the Committee Charters for our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee require all members be independent. Each year, our Governance Committee reviews the independence of each of our directors under applicable New York Stock Exchange (“NYSE”) listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under applicable NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.

Our Governance Committee has affirmatively determined and recommended to our Board, and the Board has affirmatively determined, that each of our currently-serving directors and director nominees (including Messrs. Allen, Colleran, DeVries, Garcia, Gartland, and Kesavan and Mmes. Baker, Golder, and Webb) other than Mr. Salmirs, our Chief Executive Officer, is independent under applicable NYSE and Securities and Exchange Commission (“SEC”) rules and regulations.

Board and Committee Evaluations

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance, and undertakes an annual evaluation process to identify ways to enhance the Board’s and committees’ effectiveness. Pursuant to its charter, the Governance Committee is responsible for overseeing the process for the Board’s and each Board committee’s annual self-evaluation. The Governance Committee annually reviews the format of the evaluation process, including whether to utilize a third-party facilitator, to ensure that the Board actively solicits actionable feedback on the operation and effectiveness of the Board, Board committees and individual directors.

For fiscal year 2024, the evaluation process included self-evaluations by the full Board and each Board committee, and interviews of each director and members of senior management conducted by a third-party governance expert. The third-party governance expert then reviewed the results of the individual evaluation discussions with each of the Governance Committee and the Board.

Our multi-step evaluation process generates meaningful comments and discussion, and the Board and committees identify and hold themselves accountable for action items stemming from the evaluations. The evaluation results have led to changes designed to increase our Board’s effectiveness and efficiency. For example, in recent years, as a result of the evaluations, enhancements have been made regarding Board and committee meeting materials and discussion topics, the structure and responsibilities of the Board’s committees, executive session discussions, committee reports to the Board, as well as the Board’s evaluation process.

The Board’s Oversight of Risk Management

Company management is responsible for day-to-day risk management activities, including the continuing development and implementation of our enterprise risk management (“ERM”) program. Our ERM processes are designed to work across the Company to assess, govern and manage risks identified by management in the short-, intermediate- and long-term and manage the Company’s responses to those risks. Management performs an annual risk assessment,

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which considers industry trends, benchmarks and internal surveys of key employees. In fiscal year 2024 the Company’s management again engaged an independent third-party expert to assist the Company in its enterprise risk identification and assessment processes. The third-party’s review included (i) potential future enterprise risks, (ii) feedback regarding management’s risk appetite and risk evaluation processes, and (iii) assistance in executing and evaluating the outcomes of the Company’s annual risk identification and assessment processes.

The Board, acting directly and through its committees, is responsible for the oversight of management’s ERM process and the Company’s risk management programs and processes generally, including oversight of the Company’s business to evaluate whether systemic risks are being adequately addressed. The Board is also responsible for periodically reviewing and overseeing the Company’s risk management and strategy related to its cybersecurity programs, policies, and practices, including (i) the Company’s processes for assessing, identifying, managing, and mitigating material risks from cybersecurity threats and emerging cybersecurity developments and threats; (ii) whether any risks from cybersecurity threats have materially affected or are reasonably likely to materially affect the Company; (iii) the expertise of members of management with respect to assessing and managing risks from cybersecurity threats; and (iv) the Company’s disclosure controls and procedures with respect to material cybersecurity threats and incidents.

Our Stakeholder and Enterprise Risk Committee assists the Board in its oversight of the Company’s ERM program, including providing input with respect to the risks identified in the ERM process (e.g., changes in significant risks), identification and potential impacts of emerging risks, and discussions with management about how such risks are being mitigated by the Company. Management regularly provides reports to the Stakeholder and Enterprise Risk Committee covering the ERM process and significant risks, including summaries of the findings and recommendations of third-party experts.

Our Stakeholder and Enterprise Risk Committee also oversees risks related to (i) certain social issues, including, but not limited to, culture and inclusion, employee engagement, talent acquisition, development, and retention, and health and safety; (ii) certain environmental issues, including, but not limited to, climate change, emissions tracking and energy consumption; and (iii) cybersecurity, including by reviewing the Company’s cybersecurity risk tolerances and mitigation strategies. The Stakeholder and Enterprise Risk Committee also receives and reviews presentations on selected risk topics, including emerging risks, as management or the Stakeholder and Enterprise Risk Committee deem appropriate from time to time, and provides oversight to management relating to the identification, evaluation, and mitigation of stakeholder risks, including, but not limited to, risks related to social and environmental matters.

Our Audit Committee reviews and discusses guidelines and policies with respect to risk assessment and risk management, the Company’s major financial risk exposures (including risks relating to the Company’s accounting, reporting and financial practices, including financial controls) and the steps management has taken to monitor and control these exposures, The Audit Committee also assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

Our Compensation Committee reviews and assesses annually risks arising from the Company’s compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company, as further discussed in “Compensation Discussion and Analysis” later in this Proxy Statement.

Our Governance Committee reviews and assesses risks associated with board structure and other corporate governance policies and practices, and whether any such risks are reasonably likely to have a material adverse effect on the Company.

In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. Each committee reports regularly to the full Board on its activities, including on matters relating to risk oversight. In addition, the Board participates in regular discussions in executive sessions led by the Chairman of the Board, as well as with the Company’s senior management on many key subjects, including strategy, industry group performance, operations, information systems, finance, and legal.

The Board’s Role in Cybersecurity Risk Oversight

ABM recognizes the importance of cybersecurity risk management, which is integrated within ABM’s overall ERM framework and is aligned with standard industry information security frameworks. Specifically, cybersecurity is one of

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the key risk topics covered within ABM’s enterprise risk framework through the Company’s regular identification, assessment, and reporting processes.

ABM’s management is responsible for the day-to-day administration of the Company’s cybersecurity policies, processes, practices, and risk management. Our internal information security program is managed by a dedicated team of cybersecurity professionals led by our Chief Information Security Officer, who has specific responsibility for cybersecurity risk management and reports to our Chief Information Officer. The Chief Information Security Officer meets regularly with our executive management team to review our cybersecurity programs, objectives, trends and threats.

Our Board has ultimate oversight of the Company’s risk management and strategy related to its cybersecurity programs, policies, and practices, including (i) the Company’s processes for assessing, identifying, managing, and mitigating material risks from cybersecurity threats and emerging cybersecurity developments and threats; (ii) whether any risks from cybersecurity threats have materially affected or are reasonably likely to materially affect the Company; (iii) the expertise of members of management with respect to assessing and managing risks from cybersecurity threats; and (iv) the Company’s disclosure controls and procedures with respect to material cybersecurity threats and incidents. The Board is assisted by its Stakeholder and Enterprise Risk Committee, which oversees the Company’s enterprise risk management program and the Company’s identification, evaluation, and mitigation of stakeholder risks, including those relating to cybersecurity. In addition, ABM has a monitoring system and an escalation process in place to inform senior management and the Board of any potentially material cybersecurity issues.

ABM’s Chief Information Officer and Chief Information Security Officer regularly provide reports and updates to other members of senior management, the Board, and the Stakeholder and Enterprise Risk Committee. In connection with these updates, the Board reviews the Company’s cybersecurity programs and oversees the Company’s efforts to continually enhance the Company’s cybersecurity profile and to mitigate the risks relating to cybersecurity. The reports from ABM’s Chief Information Officer and Chief Information Security Officer also include updates on emerging trends and progress on overall enterprise cybersecurity priorities.

Corporate Responsibility

As one of the world’s largest facilities solutions providers, we embrace our role in taking care of people, spaces and places in ways that are responsible, ethical, environmentally sustainable, and respectful. Guided by our mission and values, we embrace a culture that integrates responsible, sustainable, and inclusive business practices within our operations to support the long-term success of our business, stockholders, employees, and clients.

Empowering People

Given that ABM is a service-oriented business, our employees are the driving force behind our success, and we believe our ability to attract, develop, and retain our employees at all levels of our organization has a direct impact on client satisfaction and our ability to grow the Company. To succeed in a competitive labor market, ABM has developed key recruitment and retention strategies, objectives, and measures that we focus on as part of the overall management of our business.

We strive to create a workplace where every team member feels heard, valued, and empowered. With a widely distributed workforce of approximately 117,000 employees serving over 20,000 clients across multiple nations and geographic regions, ABM’s culture, and the team member experience it supports, plays a vital role in attracting, retaining, and engaging talent. The Company works to develop an increasingly inclusive culture, where individuals from all backgrounds are equally able to contribute and are provided with opportunities to develop in their careers. We strive to provide a safe work environment for all team members and follow a comprehensive approach to proactively prevent and correct unlawful discrimination and harassment. Our programs are designed to meet or exceed compliance standards of the Occupational Safety and Health Administration and other regulatory bodies and to protect the health and welfare of our employees and our clients. Our “Think Safe” approach to safety includes establishing a safety mindset from day one of employment. This safety culture is continuously reinforced through daily moments for safety messaging, relevant monthly training topics, and unique programs and materials created for our employees.

In 2024, we re-launched our Leadership Academy designed for middle and senior-level leaders from across the enterprise. The first class of 25 leaders participated in the four-month development program, which is intended to provide a broader operational understanding of the organization, identify and close development gaps and accelerate such employees’ readiness to become effective leaders.

Our online training platform, ABM University, provides our staff and management employees with access to a multitude of training courses, videos, reference material, and other tools. Additionally, our frontline employees receive on-the-job training specific to their role and location to enable us to deliver services to our clients in a safe and efficient manner.

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Responsible Business Practices

Since our founding more than a century ago, ABM has strived to implement business and compliance policies, practices, and reporting so that our business operates ethically and responsibly, and these values remain the foundation of our business. Our Code of Business Conduct, which covers topics including conflicts of interest, duty of loyalty, gifts and gratuities, bribery and corruption and harassment and discrimination, among others, drives the application of our core values of respect, integrity, collaboration, innovation, trust, and excellence throughout our operations, and serves as a critical tool to help all ABM team members to recognize and report unethical conduct, while preserving and nurturing our culture of honesty and accountability.

The Company provides comprehensive annual training and certification programs on our Code of Business Conduct for our Board of Directors and all of our staff and management employees. All ABM employees are empowered to report any violations of the Code of Business Conduct or applicable law and are provided with various channels to do so.

We also maintain a Supplier Code of Conduct, which conveys ABM’s expectations that its suppliers uphold the policies of ABM concerning compliance with applicable laws, respect for human rights, environmental conservation and the safety of products and services.

Oversight and Reporting

Our Board oversees ABM’s corporate responsibility-related risks and priorities with the assistance of its committees. Our Board receives regular reports from meetings of its Stakeholder and Enterprise Risk Committee, which is responsible for the oversight of the Company’s programs, policies, and practices relating to social and environmental matters that may impact the Company’s business and key stakeholders. Our Board also receives regular reports from meetings of its Governance Committee, which is responsible for oversight of our Company’s corporate governance practices and overall corporate-responsibility related framework.

Since 2011, we have voluntarily published a Corporate Responsibility Report on an annual basis, which aligns with the Global Reporting Initiative framework and the disclosure framework of the Sustainability Accounting Standards Board. Additional information about our Corporate Responsibility approach can be found on our corporate website.

Planet Stewardship

Through our actions, policies, and partnerships, we strive to reduce our environmental footprint and that of our more than 20,000 clients around the world. Through our wide and growing range of environmentally mindful product and service offerings, we seek to help our clients optimize their operations, reduce their environmental footprint, and meet their environmental goals.

For example, ABM is a leading provider of electrical infrastructure and energy resiliency solutions, providing clients with end-to-end services to keep operations powered, increasing reliability, reducing downtime, as well as meeting carbon emissions and energy usage goals. Internally, we have created contingency and business continuity plans, as well as crisis management and disaster recovery procedures, to navigate any adverse weather conditions brought on by climate change that could affect service delivery.

In 2024, our ABM Electrification Center opened in Forsyth County, GA, centralizing ABM’s electrical infrastructure operations, distribution, and training. The Center is also a hub for local schools and universities to provide students with access to learn about electrical infrastructure occupations.

ABM’s planet stewardship initiatives were recognized in 2024, with ABM being named again among Newsweek’s America’s Most Responsible Companies and Barron’s 100 Most Sustainable Companies.

ABM Industries Incorporated 2025 Proxy Statement 13

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Mandatory Retirement

The Board has adopted a retirement policy for directors who attain the age of 73, subject to waiver by the Board if the Governance Committee and Board each deem a director’s continued service is in the best interests of the Company.

Outside Board Limits

We limit the number of other public company boards our directors may join to ensure that our directors are able to rigorously prepare for and participate in Board and Committee meetings. Directors who are full-time employees of the Company or who serve as chief executive officers or equivalent positions at other public companies may not serve on more than one other board of a publicly traded company. Other directors may not serve on more than four boards of public companies (including the Company’s Board). Any Audit Committee member’s service on more than three public company audit committees will be subject to the Board’s determination that the member is able to serve effectively on the Company’s Audit Committee and the disclosure of that determination in ABM’s annual proxy statement. A director is required to notify the Governance Committee before accepting an invitation to serve on another board to enable ABM to consider whether (1) any regulatory issues or potential conflicts are raised by the director accepting such an invitation and (2) the director will have the time required for preparation, participation and attendance at Board meetings. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process. The Governance Committee is responsible for reviewing directors’ compliance with the Company’s overboarding policy on an annual basis. All of our current Board members are in compliance with the Company’s overboarding policy.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Stakeholder and Enterprise Risk Committee. Each committee is composed solely of independent directors, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, meets regularly in executive session, annually evaluates its performance and has the authority to retain outside advisors. Annually, or more frequently, as needed, our Governance Committee reviews committee assignments and makes recommendations to the Board with respect to committee membership, taking into consideration each director’s qualifications and the desire to refresh committee membership. The primary responsibilities of each committee, as well as membership of each committee, as of the date of this Proxy Statement, are summarized below. Each committee is governed by a charter, which sets forth the applicable responsibilities for each committee. For more information, see the committee charters on the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

Audit Committee

Art A. Garcia, Chair Quincy L. Allen Jill M. Golder Winifred M. Webb	Key Oversight Responsibilities

	•	Appointment, compensation, retention and oversight of the work of the independent auditor, including review of audit/nonaudit services provided
	•	Scope and results of the independent auditor’s audit
	•	Review of financial reporting activities, including quarterly and annual financial statements, and accounting standards/principles used
	•	Internal audit functions
	•	Disclosure controls and internal controls

The Board has determined that each member of the Audit Committee is independent and financially literate and that Mr. Garcia, Ms. Golder and Ms. Webb each qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee met seven times in fiscal year 2024.

14 ABM Industries Incorporated 2025 Proxy Statement

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Compensation Committee

LeighAnne G. Baker, Chair Donald F. Colleran James D. DeVries Thomas M. Gartland	Key Oversight Responsibilities

	•	Recommend CEO compensation to the full Board and conduct performance evaluation
	•	Approve other non-CEO executives’ compensation
	•	Approve equity plans and awards
	•	Review of compensation structure
	•	Approve executive employment and severance agreements

The Compensation Committee met five times in fiscal year 2024.

Governance Committee

Thomas M. Gartland, Chair LeighAnne G. Baker Jill M. Golder Sudhakar Kesavan	Key Oversight Responsibilities

	•	Director recruitment
	•	Corporate governance
	•	Board committee structure, membership and evaluations of Board and committees
	•	Director compensation
	•	Board succession planning

The Governance Committee met five times in fiscal year 2024.

Stakeholder and Enterprise Risk Committee

Winifred M. Webb, Chair Quincy L. Allen Donald F. Colleran Art A. Garcia	Key Oversight Responsibilities

	•	Social matters, including, but not limited to, culture and inclusion, employee engagement, talent acquisition, development and retention, and health and safety, and risks related to such matters
	•	Environmental issues, including, but not limited to, climate change, emissions tracking and energy consumption
	•	Oversee the preparation and publication of the Company’s Corporate Responsibility Report
	•	Assist the Board in its oversight of the Company’s enterprise risk management program
	•	Assist the Board in fulfilling its oversight responsibilities relating to the Company’s identification, evaluation and mitigation of strategic and operational risks
•

Assist the Board in its oversight of risks relating to cybersecurity as part of the Company’s enterprise risk management program, including by reviewing the Company’s cybersecurity risk tolerances and mitigation strategies

The Stakeholder and Enterprise Risk Committee met five times in fiscal year 2024.

Board and Committee Attendance in Fiscal Year 2024

During fiscal year 2024, the Board held six meetings. During fiscal year 2024, the Board’s four committees (Audit, Compensation, Governance, and Stakeholder and Enterprise Risk), held a collective total of 22 meetings. In fiscal year 2024, each director attended 94% or more of the meetings of the Board and the committees on which he or she served

ABM Industries Incorporated 2025 Proxy Statement 15

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(held during the period in which the director served on the Board and/or such committees). Overall attendance at Board and committee meetings was 99%.

Our Board meets in executive session during each regularly scheduled Board meeting, with the Chairman of the Board presiding at such executive sessions, and may meet in executive session during specially called meetings.

We do not have a policy regarding directors’ attendance at our annual meetings of stockholders; however, all directors are encouraged to attend. All of our directors attended the 2024 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2024

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing or serving on a committee, and equity grants. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors in fiscal year 2024 were granted under our stockholder-approved 2021 Equity and Incentive Compensation Plan. The Governance Committee reviews the compensation of non-employee directors periodically and recommends changes to the Board whenever it deems appropriate. Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent consultant, periodically provides information regarding non-employee director compensation to the Governance Committee. For fiscal year 2024, the annual cash retainer for non-employee directors, other than the chairman of the board, increased from $85,000 to $90,000. The annual cash retainer for the chairman of the board increased from $175,000 to $190,000. The annual committee member cash retainer for the Governance Committee members and the Stakeholder and Enterprise Risk Committee members each increased from $10,000 to $12,500. Additionally, the annual equity retainer for non-employee directors, other than the chairman of the board increased from $150,000 to $160,000, and the annual board equity retainer for the chairman of the board increased from $180,000 to $220,000. The following table describes the components of the non-employee director compensation program in effect during 2024.

2024 Non-Employee Director Compensation Elements

Compensation Element	2024 Compensation Program
Annual Board Cash Retainer	• $190,000 for Chairman of the Board • $90,000 for other non-employee directors
Annual Board Equity Retainer	• $220,000 for Chairman of the Board (vesting one year from grant date) • $160,000 for other non-employee directors (vesting one year from grant date)
Board and Committee Meeting Attendance Fees	None
Annual Committee Member Cash Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	• $20,000 for Audit members • $12,500 for Compensation members • $12,500 for Governance members • $12,500 for Stakeholder and Enterprise Risk members
Annual Committee Chair Additional Cash Retainer	• $15,000 for Audit Chair • $10,000 for Compensation Chair • $10,000 for Governance Chair • $10,000 for Stakeholder and Enterprise Risk Chair

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2024 Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name*	($)	($)	($)	($)
Quincy L. Allen	122,500	159,993	13,080	295,573
LeighAnne G. Baker	125,000	159,993	3,894	288,887
Donald F. Colleran	115,000	159,993	3,894	278,887
James D. DeVries	102,500	159,993	7,928	270,421
Art A. Garcia	137,500	159,993	22,839	320,332
Thomas M. Gartland	125,000	159,993	21,694	306,687
Jill M. Golder	122,500	159,993	3,894	286,387
Sudhakar Kesavan(4)	190,000	219,964	5,184	415,148
Winifred M. Webb	132,500	159,993	14,571	307,064

*Mr. Salmirs is a member of the Board and President and Chief Executive Officer of ABM. His compensation for fiscal year 2024 is reported in the 2024, 2023 and 2022 Summary Compensation Table and other sections of this Proxy Statement. In fiscal year 2024, Mr. Salmirs did not receive any compensation for his service on the Board.

(1)
Amount includes annual Board cash retainers, Committee member cash retainers, and Committee chair additional cash retainers.
(2)
The value of stock awards shown in the “Stock Awards” column is based on the grant date fair value computed in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price per share of the Company’s common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last held annual meeting of stockholders receives a prorated grant of restricted stock units (“RSUs”) based on the date that he or she joined the Board. In addition, each non-employee director who was expected to continue on the Board after the 2024 annual meeting of stockholders received an annual grant on January 4, 2024. For each then-current director, with the exception of Mr. Kesavan, the grant for 2024 on January 4, 2024 was 3,695 RSUs, which was calculated by dividing $160,000 by $43.30. For Mr. Kesavan, the grant for 2024 on January 4, 2024 was 5,080 RSUs, which was calculated by dividing $220,000 by $43.30. RSUs held by each then-current director as of October 31, 2024, including RSUs that have been deferred under the Deferred Compensation Plan for Non-Employee Directors, were: Mr. Allen, 13.290; Ms. Baker, 3,750; Mr. Colleran, 3,750; Mr. DeVries, 8,449; Mr. Garcia, 22,457 Mr. Gartland, 21,381; Ms. Golder, 3,750; Mr. Kesavan, 5,155; and Ms. Webb, 13,781.
(3)
Amounts shown include value of dividend equivalents (“DEUs”) credited in fiscal year 2024 with respect to RSUs held by non-employee directors, including deferred RSUs under the ABM Deferred Compensation Plan for Non-Employee Directors. DEUs are settled in Company stock when the underlying RSUs vest.
(4)
Chairman of the Board.

Non-Employee Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. In addition, the Director Deferred Compensation Plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date.

ABM Industries Incorporated 2025 Proxy Statement 17

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Director Stock Ownership Policy

Our Director Stock Ownership Policy requires directors to hold common stock (including unvested or deferred RSUs) having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Under this policy, directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under our equity incentive plans or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. All directors are either at or above the targeted stock ownership levels or are still within the initial five-year period.

Pursuant to our anti-hedging and pledging policy, our directors are not permitted to hedge or pledge shares of ABM’s common stock.

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EXECUTIVE COMPENSATION

PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy and Practices
How We Compensated Our NEOs in 2024
Other Compensation and Governance-Related Matters
Compensation Committee Report
Additional Information About Executive Compensation
2024, 2023 and 2022 Summary Compensation Table
Grants of Plan-Based Awards During Fiscal Year 2024
Outstanding Equity Awards at 2024 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2024
Nonqualified Deferred Compensation in Fiscal Year 2024
Potential Post-Employment Payments
2024 CEO Pay Ratio
Pay versus Performance

ABM Industries Incorporated 2025 Proxy Statement 19

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PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Proposal Summary

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation policies and practices as described in the Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. At our 2024 annual meeting of stockholders, our stockholders voted to conduct this advisory vote on an annual basis. Accordingly, the Company has determined to submit an advisory vote on our executive compensation to our stockholders at each annual meeting.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the following resolution:

RESOLVED—that the stockholders approve, on an advisory basis, the compensation of the Company’s executives named in the 2024, 2023 and 2022 Summary Compensation Table, as disclosed in the Company’s 2025 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

20 ABM Industries Incorporated 2025 Proxy Statement

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other executive officers named in the 2024, 2023 and 2022 Summary Compensation Table (collectively, our “NEOs”).

Our Compensation Committee (referred to as the “Committee” in this section of the Proxy Statement) oversees all aspects of our NEO compensation. Our NEOs for fiscal year 2024 are:

•	Scott Salmirs, President and Chief Executive Officer
•	Earl R. Ellis, Executive Vice President and Chief Financial Officer
•	Rene Jacobsen, Executive Vice President and Chief Operating Officer
•	Andrea R. Newborn, Former Executive Vice President, General Counsel and Corporate Secretary*
•	Raύl Valentín, Executive Vice President and Chief Human Resources Officer
•	Joshua H. Feinberg, Former Executive Vice President and Chief Strategy and Transformation Officer**

*Ms. Newborn retired from the Company effective February 1, 2025.

**Mr. Feinberg served as Executive Vice President and Chief Strategy and Transformation Officer through July 21, 2024. He then served as Senior Advisor from July 22, 2024 until his termination from the Company on October 31, 2024.

OUR COMPENSATION PHILOSOPHY AND PRACTICES

Compensation Philosophy

Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our stockholders. To achieve this, we:

•
use evaluation criteria that include both internally measured performance (represented by our performance against our financial targets) and externally measured performance (represented by relative total stockholder return);
•
place significant weight on long-term equity compensation, thereby tying a substantial amount of total compensation of our executives to the achievement of sustained stockholder value creation; and
•
provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Best Practices

The following are some of the best practices we employ in our compensation program.

•
At-Will Employment. We do not have fixed-term employment agreements with our NEOs.
•
Clawback Policy. We maintain a clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former executive officer in the event of an accounting restatement, in accordance with such policy.
•
Special Forfeiture Rights (Enhanced Clawback Policy). Our incentive award terms and conditions provide that, in the event of an employee’s serious misconduct, outstanding awards will be forfeited and certain amounts paid and received by employees will be recoverable by the Company.
•
No Single-Trigger Change-in-Control Payments. We utilize double-trigger change-in-control provisions.
•
No Tax Gross-Ups. We do not have tax gross-ups.
•
No Grant Timing. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and ABM does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

ABM Industries Incorporated 2025 Proxy Statement 21

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•
No Hedging or Pledging. We prohibit hedging and pledging of Company stock.
•
Stock Ownership Guidelines and Retention Requirements. We require significant stock ownership and retention by our executive officers.
•
Limited Perquisites. Our executive officers receive limited perquisites.
•
No Unearned Dividends or Dividend Equivalents. Our executive officers receive dividend equivalents on equity awards only to the extent that the awards are earned.

Fiscal 2024 Overview Impact on Executive Compensation

In fiscal year 2024, the Board and management team focused on ensuring the Company was well-positioned and appropriately resourced to build on its strengths and capture growth opportunities across our business segments.

2024 Company Performance
•
Grew total revenue 3.2% to $8.4 billion, comprised of organic growth of 2.9% and the remainder from acquisitions. Organic growth was led by Technical Solutions and Aviation, both of which grew double-digits. Education and Manufacturing & Distribution also grew solidly. Business & Industry’s revenue declined slightly, largely reflecting soft commercial real estate markets.
•
Posted net income of $81.4 million, adjusted EBITDA of $498.1 million(1) and a full-year adjusted EBITDA margin of 6.2%(1). These solid results were aided by price increases and cost controls, which helped to mitigate the impact of inflationary pressures.
•
Returned $56.5 million in dividends to stockholders, marking 57 consecutive years of raising our annual dividend.

Pay Governance and Philosophy
•
Provide compensation plans with a significant portion of the total pay at-risk in short- and long-term incentives and a greater emphasis on the long-term plans, and payouts based on achievements of financial and non-financial objectives.
•
Maintain policies that promote good governance and serve the interests of our stockholders, including policies on anti-pledging, anti-hedging, insider trading, stock ownership guidelines for executives and clawbacks.
•
Follow best practices such as maximum caps on our short- and long-term incentive plans, a combination of relative and absolute performance metrics in our performance share program, multi-year vesting of our time-based stock awards, and no guaranteed base salary increases.
•
Hold an advisory say-on-pay vote on an annual basis, with a proven track record of investor support of executive compensation plans.
•
Pay programs align our executives' compensation with strategic goals while motivating and retaining executives critical to our future success and long-term performance.
•
A significant portion of our executives' compensation is at-risk, with approximately 88% of our CEO's compensation and approximately 79% of our other NEO's compensation tied to short- and long-term incentive plans.
•
Pay levels are set commensurate with performance and intended to attract and retain high quality executive talent, with our total target pay approximating the peer median.
•
Committee engages an independent compensation consultant to advise on internal pay equity among executives, pay-for-performance alignment and external market competitiveness, including peer analyses.

NEO 2024 Pay
•
Base salaries reflect each NEO's role, responsibility, experience, individual performance and market conditions, without automatic or guaranteed increases.
•
Corporate goals under the Company’s annual cash incentive program were achieved at above target payout for organic revenue, adjusted net income(1) and for safety, each based

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on performance targets aligned to the fiscal year 2024 budget goals. Personal objectives for the NEOs were achieved at above target performance, ranging between 125% and 200% of target, reflecting significant progress against ELEVATE related initiatives.
•
Long-term equity incentives were awarded in January 2024, with (i) more than a majority (60%) granted in the form of three-year performance-based shares tied to M&A adjusted EBITDA(1) and adjusted revenue(1), along with a relative-total stockholder return (“TSR”) modifier on a scale of 80% to 120% of the earned award and (ii) the remainder (40%) granted in the form of time-based RSUs, with both awards earned over a three-year period.
•
Our 2022–2024 Performance Share Plan for NEOs, was based on M&A adjusted EBITDA(1) and organic revenue(1). Achievement under the 2022–2024 Performance Share Program metrics resulted in an earned award at 62% of target. After application of the 98% TSR modifier accounting for the Company’s ranking in the 48th percentile of S&P Composite 1500 Services & Supplies Index companies, final payout for the 2022-2024 Performance Share Program was at 61% of target.

Why you should support Say-on-Pay Proposal
•
ABM executed well, overcoming significant weakness in the commercial real estate market and labor-related pressures to deliver solid revenue growth and improved margins, while at the same time continuing to advance its ELEVATE transformation initiatives.
•
The Company’s 2024 incentive payouts reflected our achievement in motivating our executives and other employees to achieve operational and financial goals that support our long-term business objectives and strategic priorities, and, in the case of the 2024 annual cash incentive, were paid on the basis of the collective achievement of its 2024 financial targets.
•
We are committed to pay programs that align the strategic priorities of management with the interests of stockholders and also serve to attract, motivate and retain a high-quality management team focused on ABM's strategy execution. ABM measures its progress against strategic priorities over the long-term, based primarily on financial metrics relating to revenue growth, profitability, cash flow and total shareholder returns.

(1)
Adjusted EBITDA, adjusted EBITDA margin, adjusted Net Income, M&A adjusted EBITDA, organic revenue and adjusted revenue are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures or definitions of these measures are set forth in Appendix C to this Proxy Statement.

Pay-for-Performance Alignment

The following graph provides a historical realizable pay-for-performance analysis for ABM’s CEO against the Company’s 2024 peer group for 2021–2023. The Company’s relative pay and performance were strongly aligned over the period, with the relative TSR performance at the 32nd percentile of the group and CEO realizable pay at the 30th percentile of the group. The Company’s independent consultant conducted the realizable pay-for-performance assessment in order to ensure alignment with our pay for performance philosophy. Our pay-for-performance alignment is attributable to setting appropriate and rigorous performance goals within the annual and long-term incentive plans, using incentive metrics that align with shareholder value creation, using a balanced mix of fixed vs. variable compensation and LTI vehicles, and providing competitive compensation opportunities.

ABM Industries Incorporated 2025 Proxy Statement 23

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Peer Group Pay vs. Comprehensive Performance Analysis
Three-Year CEO Realizable Pay
Potential misalignment:
Low performance/ high pay
Potential misalignment:
High performance/ low pay
ABM
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
Three-Year CEO Realizable Pay Percentile
TSR Performance Percentile

Fiscal Year 2023 “Say-on-Pay” Vote Results

In March 2024, our say-on-pay proposal received 98% approval by our stockholders. The Committee and management are committed to continually strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program to support driving the right behaviors for sustainable success, aligning with best practices in corporate governance and reflecting the interests of our stockholders and stakeholders. The Committee and management use the annual say-on-pay vote as a guidepost for stockholder perspective and believe that this result indicates that our programs are aligned with stockholders’ interests.

Compensation Decision Process

Role of the Compensation Committee

The Committee is responsible for the design of the Company’s executive compensation program, and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:

•
approves CEO annual performance objectives and evaluates the CEO’s annual performance in light of such objectives;
•
approves our compensation market analysis process, as well as the companies used for compensation and design comparison purposes;
•
approves performance metrics for our annual and long-term incentive compensation programs;
•
follows a comprehensive goal setting process to ensure rigorous and fair goals are established under both our annual and long-term incentive plans;

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•
approves non-CEO executive officer compensation, based on recommendations from the CEO; and
•
performs an annual evaluation of risk as it pertains to our Company-wide incentive compensation plans and programs.

Based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the independent members of our Board. This recommendation includes base pay level, cash incentive compensation and equity awards. All elements of CEO pay are approved by the Board, with Mr. Salmirs recusing himself.

The Committee generally has the authority to delegate its authority to subcommittees or the Chair of the Committee, as well as to officers of the Company, when it deems appropriate and in the best interests of the Company. The Committee has delegated authority to the chief executive officer to determine and approve equity awards for non-executive officer employees of the Company.

Role of Compensation Consultants

The Committee continued to directly engage Pay Governance to serve as the Committee’s independent compensation consultant. The Committee takes into consideration the advice of its independent consultant to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Services provided by the consultant to the Committee relating to executive compensation include: attend Committee meetings to present and offer independent recommendations, insights and perspectives on executive compensation matters; assess our Compensation Comparator Group (“CCG”) used for compensation decisions; assess how our executive compensation program aligns with pay for performance; review targeted pay levels and the mix of principal compensation components for the CEO and other NEOs; advise on annual and long-term incentive design and plan structure, performance goals, award opportunities and vesting conditions; and update the Committee on emerging trends and best practices in the area of executive compensation. The Committee meets multiple times throughout the year with the compensation consultant in executive session without management present. The compensation consultant works for the Committee and, with the approval of the Committee, has also provided services to the Governance Committee in connection with director compensation matters. Pay Governance does not provide any other services to the Company. The Committee has determined Pay Governance to be independent from management and that its engagement did not present any conflicts of interest. From time to time, the Committee may engage other consultants and advisors in connection with various compensation and benefits matters.

The Company’s management retains Willis Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed.

Role of the CEO

The CEO makes recommendations to the Committee on the base salary, annual cash incentive targets, and equity awards for all executive officers other than himself. These recommendations are based on his assessment of each executive officer’s performance during the year and his review of, among other things, competitive market data and analysis of each specific executive’s role.

Use of Market Data and Our Compensation Comparator Group

The Committee uses compensation at our comparator group as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Pay Governance, the Committee regularly reviews the various criteria by which it selects the Company’s Compensation Comparator Group. Companies in our CCG are generally selected with reference to the following criteria:

•
companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;
•
companies in other industries that have a high ratio of employees to revenue or market capitalization; and
•
companies that generate annual revenue comparable to ABM.

The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that this proxy data provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and

ABM Industries Incorporated 2025 Proxy Statement 25

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attract and retain executive talent. The Committee places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk, and in the case of executives other than the CEO, the CEO’s recommendations.

2024 COMPENSATION COMPARATOR GROUP
Aramark ArcBest Corporation The Brink’s Company Brightview Holdings C. H. Robinson Worldwide, Inc. Cintas Corporation Clean Harbors, Inc.	Comfort Systems USA, Inc. Cushman & Wakefield plc EMCOR Group, Inc. Insperity, Inc. Iron Mountain Incorporated J.B. Hunt Transport Services, Inc. Kelly Services, Inc.	Republic Services, Inc. Robert Half International Inc. Stericycle, Inc. United Rentals, Inc. Waste Connections, Inc. Werner Enterprises, Inc.

In September 2023, the Committee reviewed the CCG and determined for fiscal year 2024 to remove one smaller company, TrueBlue, Inc., that fell outside the revenue screen and added two companies, Clean Harbors, Inc. and Waste Connections, Inc., that are similar to the Company in terms of size and business fit.

Elements of Compensation

The material components of our executive compensation program and their purposes and characteristics are summarized below.

Pay Element	Description and Purpose	Link to Business and Strategy
Base salary – payable in cash	• Fixed compensation, designed to recognize individual responsibilities, performance, leadership skills and time in role; annual review and adjustment, if appropriate	• Competitive base pay intended to attract and retain strong executive talent capable of leading the Company in our dynamic and competitive environment
Annual short-term incentives – payable in cash	• Variable, at-risk compensation designed to reward annual performance related to Company key financial and operational measures as well as individual objectives
•
Design of short-term incentives is evaluated annually for alignment with Company strategy; metrics are focused on financial and individual performance targets aligned with short-term company objectives

Long-term incentives – structured as equity awards, settled in Company stock
•
Variable, at-risk compensation that consists of a mix of performance-based and time-based equity awards; designed to motivate and retain our NEOs to achieve the Company’s long-term goals aligning them with the interests of our stockholders
• Programs are evaluated annually for alignment with achievement of Company’s long-term strategic objectives; metric selection aligned with achieving business strategy and priorities in the long-term

Using the elements of compensation described above, we structure our program in a way that places a significant portion of our executives’ compensation at risk. At-risk compensation includes: annual cash incentive compensation (“Bonus”) that is tied to annual financial, safety and individual performance measures; performance-based equity awards that are paid only if performance metrics established at the beginning of the three-year performance period are met (“PSs”); and time-based equity awards ("RSUs" together with PSs, “LTIs”). As reflected in the charts below, approximately 88% of our CEO’s compensation is at risk. Approximately 79% of our other NEOs’ compensation is at risk.

26 ABM Industries Incorporated 2025 Proxy Statement

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CEO COMPENSATION	NEO COMPENSATION

HOW WE COMPENSATED OUR NEOs IN 2024

2024 Base Salary

The Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year, and as needed, in connection with recruitment, promotions or other changes in responsibilities that occur during the year. Base salary amounts affect potential annual cash performance incentive payments and equity award grant amounts, since these other compensation elements are based on a percentage of base salary. The following table shows each NEO’s 2023 and 2024 base salaries as of January 1 of each fiscal year. Annual changes in base salary typically become effective on January 1.

NAMED EXECUTIVE OFFICER	2023 Annual Base Salary	2024 Annual Base Salary
Scott Salmirs	$1,000,000	$1,000,000
Earl R. Ellis	$630,000	$630,000
Rene Jacobsen	$700,000	$700,000
Andrea Newborn	$575,000	$575,000
Raύl Valentín	$475,000	$500,000
Joshua H. Feinberg	$600,000	$600,000

2024 Annual Cash Incentive Compensation

Each year, the Committee reviews the Company’s strategic and financial plan and key business objectives to align the annual cash incentive program (“CIP”) with the achievement of the Company’s goals. The metrics in the CIP have been selected to focus on driving sustainable, long-term value for our stockholders, as demonstrated by financial, safety and strategic goal achievement.

The Committee reviews the design, metrics and performance level requirements for the CIP annually, establishes the relative weightings of Financial Objectives, Safety Objectives and Personal Objectives for the CEO and all NEOs at the beginning of the year, and evaluates performance achieved against the objectives to determine cash payouts earned under the CIP.

Each of our NEOs was eligible to earn an annual cash incentive award under the CIP in fiscal year 2024.

2024 Financial and Safety Objectives for the CIP

For 2024, the Committee set Financial Objectives to recognize top-line growth and bottom-line profitability, with potential for negative adjustment to ensure acceptable margin. The Committee also set 2024 Safety Objectives to drive continued improvement on key measures of workplace safety.

ABM Industries Incorporated 2025 Proxy Statement 27

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2024 Personal Objectives for the CIP

For 2024, the Committee established Personal Objectives for the CEO in consultation with our full Board that aligned with the Company’s most critical strategic priorities for the year and that were set at the beginning of the fiscal year. The CEO also worked with each NEO to establish Personal Objectives for each such NEO aligned to his or her most critical priorities for the year, which reflect the unique role of each NEO, and that were set at the beginning of the fiscal year.

Bonus Targets and CIP Performance Objectives Weighting

The target and maximum bonus opportunities for each NEO, expressed as a percentage of his or her base salary on October 31, 2024, are set forth in the following table. The relative weights of the Performance Objectives for each NEO are: Financial Objectives, 70%; Safety Objectives, 10%; and Personal Objectives, 20%. Payout can range from 0% to 200% of target.

2024 Annual Cash Incentive Program

	Cash Bonus as a Percent of Salary
	Target Bonus Opportunity as Percentage of Salary	Maximum Bonus Opportunity as Percentage of Salary
Named Executive Officer
Scott Salmirs	150%	300%
Earl R. Ellis	125%	250%
Rene Jacobsen	125%	250%
Andrea Newborn	70%	140%
Raύl Valentín	70%	140%
Joshua H. Feinberg	125%	250%

Funding Levels and Payouts Under CIP for NEOs in 2024

In December 2023 the Committee approved rigorous financial goals under the CIP that were based on the Company’s business plan, which is approved by the full Board. The Committee approved the goals with a holistic view of the prior year’s performance, the expected fiscal year 2024 performance of the Company, and macroeconomic factors impacting the Company. The Company’s financial and safety performance in 2024 resulted in a combined funding level for Financial Objectives and Safety Objectives that was above target, with Organic Revenue, Adjusted Net Income and Safety each funding above target. In combination, Financial Objectives and Safety Objectives are used to determine 80% of the annual CIP opportunity for the NEOs, and Personal Objectives are used to determine 20% of the annual CIP opportunity for the NEOs.

2024 Funding Levels for Financial and Safety Objectives

Financial & Safety Objectives (85%)	Threshold	Target	Maximum	Actual	Actual vs. Target	Funding Levels
Adjusted Net Income(1) 49.0% of overall weighting (equivalent to 70% of Financial Objectives weighting)	$179.75m	$211.47m	$243.19m	$226.39m	107.1%	128.9%
Organic Revenue(2) 21.0% of overall weighting (equivalent to 30% of Financial Objectives weighting)	$7.564b	$8.134b	$8.947b	$8.333b	102.5%	101.3%
Funding Level of Financial Objectives (70% weighting)						120.6%
Funding Level Safety Objectives(3) (10% weighting)		--		--	--	118.0%

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(1)
Adjusted Net Income is a non-GAAP measure. A reconciliation to the nearest GAAP measure, Net Income, is set forth in Appendix C.
(2)
Organic Revenue is a non-GAAP number adjusted for the impact of the Quality Uptime acquisition. A reconciliation of Organic Revenue to Revenue (as adjusted for the impact of the Quality Uptime acquisition) to GAAP Revenue is set forth in Appendix C.
(3)
Comprised of metrics pertaining to the improvement of workers’ compensation and safe work observation program participation, the safety objective achievement resulted in a funding level of 118%.

2024 Personal Objectives Achievements and CIP Award Payment for Scott Salmirs, President and CEO

For fiscal 2024, the Committee considered Mr. Salmirs’ performance against his Personal Objectives in a process that involved discussions with all of the independent Board members. After considering the perspectives of the independent members of the Board, the Committee concluded that Mr. Salmirs’ delivered on his Personal Objectives, including:

•
Elevate the Client Experience – Achieved record new sales and business expansions through ABM Performance Solutions and ABM Clean; acquired Quality Uptime Services and drove growth in priority sectors; expanded services with the ABM Electrification Center and ABM Electrical Vehicle Operating System application; enhanced client experience with an upgraded Client Facing Dashboard and new satisfaction surveys
•
Elevate the Team Member Experience – Launched ABM Plus to drive cross-selling; reduced employee turnover through the Team Member Retention program; improved hiring efficiency and reduced candidate drop-off; expanded Leadership Academy and introduced new leadership training and mentoring programs; boosted engagement via the ABM Voice survey and inclusion programs (Women at ABM, Veterans at ABM)
•
Elevate our use of Tech & Data – Advanced digital transformation with the enterprise resource planning system launch in Business and Industry and Manufacturing and Distribution groups; completed major information technology upgrades including Citrix, hardware refresh, security enhancements on time and on budget; expanded Workforce Productivity tools and progressed internal artificial intelligence strategy and digital innovations; prepared the ABMConnect application for the upcoming company-wide launch

The Committee recommended, and the Board (with Mr. Salmirs recusing himself) approved, payout at 160.0% of target for Mr. Salmirs for the 20% Personal Objectives component of his 2024 CIP award.

As described above, Financial Objectives, which comprised 70% of Mr. Salmirs’ cash incentive compensation, were funded at 120.6%, and Safety Objectives, which comprised 10% of Mr. Salmirs’ CIP, were funded at 118.0%. Accordingly, Mr. Salmirs was awarded a 2024 CIP payment of $1,923,605, which represents 128.2% of his overall target.

Objectives	Weighting	Funding Level (rounded to the nearest 10th)	Weighted Funding Level	Target Bonus Opportunity	Payout (rounded to the nearest dollar)
Financial Objectives	70%	120.6%	84.4%	$1,050,000	$1,266,605
Safety Objectives	10%	118.0%	11.8%	$150,000	$177,000
Personal Objectives	20%	160.0%	32.0%	$300,000	$480,000
Total	100%		128.2%	$1,500,000	$1,923,605

2024 Personal Objectives Achievements and CIP Award Payments for Our Other NEOs

For fiscal 2024, the Committee considered the performance of Mr. Ellis, Mr. Jacobsen, Ms. Newborn and Mr. Valentín against their Personal Objectives in a process that involved discussions with Mr. Salmirs. After considering the perspectives of Mr. Salmirs, the Committee concluded that Mr. Ellis, Mr. Jacobsen, Ms. Newborn and Mr. Valentín delivered on their Personal Objectives as described in the table below. Pursuant to his Separation Agreement (as defined below), for fiscal year 2024, Mr. Feinberg’s Personal Objectives were deemed earned at target.

ABM Industries Incorporated 2025 Proxy Statement 29

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Named Executive Officer	2024 Personal Objectives Achievements
Earl R. Ellis Executive Vice President and Chief Financial Officer
•
Elevate the Client Experience – Streamlined procurement to cut costs and boost efficiency. Led financial analysis for ABM’s acquisition of Quality Uptime Services, doubling Data Center market share. Enhanced investor and analyst engagement with ABM Performance Solutions

• Elevate the Team Member Experience – Built a cross-functional Finance team to support career growth. Launched a Transformation Team to drive system and process improvements
•
Elevate our use of Tech & Data – Implemented Oracle Cloud Financial for greater efficiency and real-time data access. Introduced a vendor onboarding platform to improve compliance and simplify purchasing

Rene Jacobsen Executive Vice President and Chief Operating Officer
•
Elevate the Client Experience – Introduced ABM Plus to boost cross-team sales collaboration; surpassed growth targets in ABM Performance Solutions; completed Quality Uptime Solutions acquisition, expanding data center services and market reach

•
Elevate the Team Member Experience – Strengthened the Team Member Retention Program, reducing frontline turnover; opened a state-of-the-art Electrification Center for premier training; implemented action plans from ABM Voice survey feedback to enhance engagement

•
Elevate our use of Tech & Data – Supported the launch of the new enterprise resource planning system for Business & Industry and Manufacturing & Distribution segments; introduced client-facing dashboards at 300+ sites; integrated CS-OX, Sales, Technology, and Innovation teams to drive adoption of ABM technology

Andrea R. Newborn Former Executive Vice President, General Counsel and Secretary
•
Elevate the Client Experience – Opened a state-of-the-art Electrification Center; collaborated with procurement to standardize purchasing, subcontracting processes, controls, and contract forms; made significant progress towards ISO45001 safety certification

•
Elevate the Team Member Experience – Implemented a seamless talent succession plan for leadership transition; restructured the safety team to better align with business needs and risks; introduced compliance improvements, including enhanced training programs and a new user-friendly policy portal for team members

•
Elevate our use of Tech & Data – Defined artificial intelligence use guidelines with Legal and Compliance, creating policies and standard operating procedures; worked with Chief Information Security Officer to enhance cyber compliance and develop required disclosures; ensured enterprise resource planning system rollout strengthened legal and regulatory compliance; developed office attendance dashboards to monitor policy compliance; improved functionality and user experience in the Risk Information System

Raύl Valentín Executive Vice President and Chief Human Resources Officer
•
Elevate the Client Experience – Launched a cross-selling incentive program to drive revenue and service integration; reorganized field human resources teams to improve recruitment and client support; enhanced service delivery with the Continuous Improvement Team and new standard operating procedures, boosting client satisfaction and hiring efficiency

•
Elevate the Team Member Experience – Expanded succession planning and relaunched the Leadership Academy to enhance leadership development; increased learning resources and frontline leader training; conducted the ABM Voice survey; introduced a new retention tool, reducing frontline attrition; created a centralized Leave of Absence team; grew membership in Impact Groups (Women at ABM and Vets at ABM)

•
Elevate our use of Tech & Data – Led the successful rollout of enterprise payroll and team member service systems, improving operational efficiency and satisfaction; identified AI pilot opportunities for 2025; introduced new systems such as UKG (time and attendance) and Workforce Productivity and Optimization with training and change management support to drive adoption and productivity

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The following table presents the fiscal year 2024 performance under our CIP for our other NEOs’ Financial Objectives, Safety Objectives and Personal Objectives, and their resulting payout (both the total award dollar amount and as a percentage of target opportunity).

Named Executive Officer	Objectives	Weighting	Funding Level (rounded to the nearest 10th)	Weighted Funding Level	Target Bonus Opportunity	Payout (rounded to nearest dollar)
Earl R. Ellis	Financial Objectives	70%	120.6%	84.4%	$551,250	$664,967
	Safety Objectives	10%	118.0%	11.8%	$78,750	$92,925
	Personal Objectives	20%	125.0%	25.0%	$157,500	$196,875
	Total	100%		121.2%	$787,500	$954,767
Rene Jacobsen	Financial Objectives	70%	120.6%	84.4%	$612,500	$738,853
	Safety Objectives	10%	118.0%	11.8%	$87,500	$103,250
	Personal Objectives	20%	200.0%	40.0%	$175,000	$350,000
	Total	100%		136.2%	$875,000	$1,192,103
Andrea R Newborn	Financial Objectives	70%	120.6%	84.4%	$281,750	$339,872
	Safety Objectives	10%	118.0%	11.8%	$40,250	$47,495
	Personal Objectives	20%	200.0%	40.0%	$80,500	$161,000
	Total	100%		136.2%	$402,500	$548,367
Raύl Valentín	Financial Objectives	70%	120.6%	84.4%	$245,000	$295,541
	Safety Objectives	10%	118.0%	11.8%	$35,000	$41,300
	Personal Objectives	20%	175.0%	35.0%	$70,000	$122,500
	Total	100%		131.2%	$350,000	$459,341
Joshua H. Feinberg(1)	Financial Objectives	70%	120.6%	84.4%	$525,000	$633,302
	Safety Objectives	10%	118.0%	11.8%	$75,000	$88,500
	Personal Objectives	20%	100.0%	20.0%	$150,000	$150,000
	Total	100%		116.2%	$750,000	$871,802

(1) Pursuant to his Separation Agreement, Mr. Feinberg remained eligible to earn his annual cash incentive award under the CIP for fiscal year 2024 based on the Company’s performance for the entire fiscal year (with his Personal Objectives deemed earned at target).

Equity Incentive Compensation

Annual Equity Awards

The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. In fiscal year 2024, the Committee approved a long-term compensation program for our NEOs which included equity awards allocated among (i) time-based RSUs (40% of total equity grant at target), which vest ratably over a three-year period, and (ii) PSs with a TSR-modifier (“2024-2026 TSR-Modified Performance Shares”) (60% of total equity grant at target), which are based on Company financial metrics, M&A adjusted EBITDA (as originally approved by the Committee on the grant date) (“M&A adjusted EBITDA”) (75% weighting) and adjusted revenue (25% weighting) (the definitions for such metrics are set forth in Appendix C). Such 2024-2026 TSR-Modified Performance Shares will vest, if earned, based on the average funding of three, one-year performance periods (November 1, 2023 – October 31, 2024; November 1, 2024 – October 31, 2025; and November 1, 2025 – October 31, 2026). The payout for year one will be based on performance against the Company’s budget, with years two and three based on actual year over year growth versus targets calculated using an established standard growth rate set at the beginning of the three-year performance period. Possible funding levels of financial metrics are 0% to 200%, subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period from November 1, 2023 to October 31, 2026. Possible payouts for the 2024-2026 TSR-Modified Performance Shares range from 0% to 240% of target based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier).

Possible award funding levels for the 2024-2026 TSR-Modified Performance Shares as to the financial metrics are set forth in the following table.

ABM Industries Incorporated 2025 Proxy Statement 31

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Performance Level	% Achievement for Each Company Financial Metric	Award Funding %
Maximum	≥ 135	200
	≥ 125	150
	≥ 115	125
Target	≥ 95 - 105	100
	≥ 90	85
Threshold	≥ 75	50
	< 75	0

Possible TSR-Modification levels for the 2024-2026 TSR-Modified Performance Shares are set forth below. The modification percentage will be multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2024-2026 TSR Performance Share Table

	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

The Committee considers market data and the mix of compensation at risk when establishing the long-term incentive opportunity for each NEO. Generally, the Committee approves an equity award at a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including a market analysis prepared by the Committee’s consultant and the overall mix of performance-based compensation. The Committee believes that a meaningful portion of equity compensation should be performance-based.

Fiscal Year 2024 Equity Awards*

	2024-2026 TSR-Modified Performance Shares		2024 Annual RSU		One-Time Special RSU
Named Executive Officer	Number Granted (at target)	Grant Date Value per Share(1) ($)	Number Granted	Grant Date Value per Share(2) ($)	Number Granted	Grant Date Value per Share(2) ($)	Aggregate Value of Equity Awards (at target) ($)
Scott Salmirs	77,975	44.24	54,592	42.13			5,749,575
Earl R. Ellis	21,358	44.24	14,953	42.13			1,574,848
Rene Jacobsen(3)	28,477	44.24	19,938	42.13	35,604	42.13	3,599,807
Andrea R. Newborn	15,595	44.24	10,918	42.13			1,149,898
Raύl Valentín	11,865	44.24	8,307	42.13			874,882
Joshua H. Feinberg	20,341	44.24	14,241	42.13			1,499,859

*The Company does not publicly disclose its specific targets applicable to equity compensation programs until after the performance period is over, including specific target goals for financial metrics comprised of M&A adjusted EBITDA and adjusted revenue due to potential competitive harm. The Committee has set performance goals that it believes are challenging, but attainable, with significant effort on the part of the Company. Please see Appendix C for a discussion regarding how these measures are calculated from the Company’s financial statements. For additional information on our NEOs’ fiscal year 2024 equity awards, please see “Grants of Plan-Based Awards During Fiscal Year 2024.”

(1)
The grant date fair value of the PSs was calculated in accordance with ASC Topic 718 using a Monte Carlo simulation that used various assumptions including an expected term based on the period from the grant date to October 31, 2026 the last day of the performance period, an expected volatility of 32.99% and a risk-free interest rate of 4.10%.
(2)
The grant date fair value of the RSUs represents the closing price per share of ABM common stock on the grant date.
(3)
On January 8, 2024, the Compensation Committee approved a grant of RSUs to Mr. Jacobson with a value of approximately $1.5 million. The Committee believed this award was appropriate to recognize Mr. Jacobson’s significant contributions to the Company,

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while at the same time providing additional retention to Mr. Jacobson during the Company’s critical transformation period. The award will vest in full on the second anniversary of the grant date.

2022-2024 Performance Share Overview

In fiscal year 2022, we granted PSs with a TSR-modifier (“2022-2024 TSR-Modified Performance Shares”), which could be earned, if at all, based on Company financial metrics comprised of M&A adjusted EBITDA (75% weighting) and organic revenue (25% weighting) (reconciliations for such metrics are set forth in Appendix C). The 2022-2024 TSR-Modified Performance Shares earned were calculated at the end of the three-year period (November 1, 2021 to October 31, 2024) based on the average funding of three, one-year performance periods (November 1, 2021 – October 31, 2022; November 1, 2022 – October 31, 2023; and November 1, 2023 – October 31, 2024). Performance is measured annually for each performance measure and the payout is determined at the end of the three-year period. The goals associated with the first year of the performance period are based on the Company's budget and the performance goals for years two and three are based on pre-determined growth rates over prior year performance as established at the beginning of the performance period. The final payout based on Company financial metrics was subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period. Possible payouts for the 2022-2024 TSR-Modified Performance Shares ranged from 0-240% of target based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier, as set forth in the tables below).

Award funding levels for the 2022-2024 TSR-Modified Performance Shares as to the financial metrics are set forth in the following table. The achievement levels are measured against budgeted performance in year one and against the pre-determined growth rates in years two and three.

Performance Level	% Achievement for Each Company Financial Metric	Award Funding %
Maximum	≥ 135	200
	≥ 125	150
	≥ 115	125
Target	≥ 95 — 105	100
	≥ 90	85
Threshold	≥ 75	50
	< 75	0

ABM Industries Incorporated 2025 Proxy Statement 33

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Results of 2022-2024 TSR-Modified Performance Share Program

The following table summarizes the 2022-2024 TSR-Modified Performance Share Program results based on Company financial metrics.

Results of 2022-2024 TSR-Modified Performance Share Program

Metric	Weight	Year	Threshold	Target	Maximum	2022-2024 Results	Funding Level
M&A Adjusted EBITDA(1)	75%	2022	$362.0M	$482.0M	$651.0M	2022: $492.3M	100%
		2023	3.0% growth over prior year actual	4.0% growth over prior year actual	5.4% growth over prior year actual	2023:3.7% growth	90%
		2024				2024: -13.3% growth	0%
						3 Year Average	63%
Organic Revenue(1)	25%	2022	$5.624B	$7.498B	$10.122B	2022: $7.751B	100%
		2023	1.875% growth over prior year actual	2.5% growth over prior year actual	3.4% growth over prior year actual	2023: 2.2% growth	76%
		2024				2024: 0.8% growth	0%
						3 Year Average	59%
Total Three Year Weighted Average Payout							62%

(1)
M&A Adjusted EBITDA and Organic Revenue are non-GAAP financial measures. A description of how these measures are calculated from ABM’s financial statements is set forth in Appendix C to this Proxy Statement.

Modification of 2022-2024 PS Awards Based on Relative TSR-Performance

TSR-Modification levels for the 2022-2024 TSR-Modified Performance Shares are set forth below. The modification percentage is multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2022-2024 TSR Performance Share Modification Potential

	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

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2022-2024 TSR Performance Share Table
ABM Three-Year Percentile Ranking vs. S&P Composite 1500 Commercial Services & Supply Index	25th Percentile	50th Percentile	75th Percentile
Modification Level Applied to Shares Earned	80%	100%	120%
ABM Three-Year TSR Performance	48th Percentile
Total Three-Year Weighted Average Payout (from Results of 2022-2024 TSR-Modified Performance Share Program table above)	62%
Modification Percentage Applied to ABM TSR Performance Shares	98%
Final Payout of 2022-2024 TSR Performance Shares after Modifier	61%

For the three-year performance period, the Company’s TSR performance ranked in the 48th percentile of the S&P Composite 1500 Commercial Services & Supplies Index, resulting in a modification under the 2022-2024 TSR-Modified Performance Shares of 98%. Applying this multiplier to the Company’s weighted payout results based on Company financial metrics (62%) resulted in a final payout for the 2022-2024 TSR-Modified Performance Shares at 61% of target.

Named Executive Officer	2022-2024 TSR Performance Shares (Target)(1)	2024-2024 TSR Performance Shares (Earned)(1)
Scott Salmirs	93,609	57,101
Earl R. Ellis	21,444	13,081
Rene Jacobsen	35,721	21,802
Andrea R. Newborn	18,722	11,420
Raύl Valentín	7,233	4,412
Joshua H. Feinberg	17,868	10,899
(1)
Includes dividend equivalent units accrued on earned shares as of January 8, 2025.

Other Compensation and Governance-Related Matters

Employment and Change-in-Control Agreements

Each of our NEOs has entered into an employment agreement with the Company. The form of agreement reflects an “at-will” employment relationship, while at the same time affording some income security by specifying certain severance payments upon involuntary or constructive termination. Under the terms of these employment agreements, an executive whose employment is terminated without cause by the Company, or who resigns for “good reason” (as such terms are defined in the NEOs’ respective employment agreements), will be entitled to receive a multiple (2.5 for Mr. Salmirs; 2.0 for Messrs. Ellis, Jacobsen, Valentín, and Feinberg, and Ms. Newborn) of the sum of his or her base salary and target bonus, as well as a prorated portion of his or her annual bonus for the year of termination and 18 months of health insurance reimbursements. If Messrs. Salmirs, Ellis, Jacobsen, or Valentín voluntarily leaves the Company at age 60 or older with 10 years of service their equity awards granted after the effective date of the employment agreement but at least one year prior to such retirement will continue to vest, in accordance with the terms of those awards. These employment agreements also provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment. Ms. Newborn retired from the Company effective February 1, 2025, and will not receive any severance benefits under her employment agreement in connection with her retirement. Mr. Feinberg was terminated without cause by the Company and became entitled to certain payments and benefits as described under “Potential Post-Employment Payments.”

In order to assure continuity of ABM’s senior management in the event of a potential change-in-control of the Company, ABM provides our NEOs with “double-trigger” severance benefits should their employment with ABM be terminated following a change in control. The current change-in-control agreements provide double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason,” within two years following a change-in-control. These benefits consist of a lump-sum payment equal to a multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Ellis, Jacobsen, Valentín,

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and Feinberg, and Ms. Newborn) of the sum of his or her base salary and target bonus; a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the change-in-control agreements. Instead, any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer. Ms. Newborn’s and Mr. Feinberg’s change-in-control agreements terminated, by their terms, upon each of them ceasing to be full-time employees of the Company.

For a summary of the executives’ employment and change-in-control agreements in effect during fiscal year 2024, see “Potential Payments Upon Termination or Change-in-Control.”

Stock Ownership Guidelines

The Company has stock ownership guidelines for certain officers, including our NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their after-tax net shares paid under any Company long-term incentive plan or program, such as shares paid out under the PS program and vested RSUs, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and may make adjustments to these guidelines to the extent it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; however, unearned PSs are not included, nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:

Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

All of our NEOs have either met or exceeded their stock ownership guidelines or are well positioned to achieve compliance within the required time period.

Anti-Hedging and Anti-Pledging Policies

Directors, executive officers and other employees are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director, executive officer or other employee to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.

Insider Trading Policy

We have an insider trading policy (“Insider Trading Policy”) governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees, or ABM itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards.

A copy of our Insider Trading Policy was filed as Exhibit 19 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2024

Annual Compensation-Related Risk Evaluation

We annually review risks associated with our executive compensation program, as well as our other broad-based employee incentive programs, with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Willis Towers Watson, which prepares an annual risk analysis. The Committee and its independent compensation consultant, Pay Governance, review this analysis. In connection with its 2024 review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and individual weightings in incentive compensation programs, the mix between long-term and short-term incentives, use of stock ownership requirements, the Company’s policy prohibiting hedging and pledging, and the Company’s recoupment or “clawback” policy. Based on this review, the Committee agreed with the findings in

36 ABM Industries Incorporated 2025 Proxy Statement

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the analysis that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Policy

In accordance with the requirements of the NYSE listing standards, we maintain the ABM Industries Incorporated Amended and Restated Recoupment Policy (the “Clawback Policy”), an executive officer clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement. Unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the applicable incentive compensation received by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as provided in the Clawback Policy.

Special Forfeiture and Repayment Rights in the Event of Serious Misconduct (Enhanced Clawback Policy)

Pursuant to the terms and conditions applicable to cash and equity incentive awards, if the Board or applicable committee determines that an employee has engaged in conduct that constitutes “cause” (as defined in such terms and conditions and including serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, failure to substantially perform employment-related duties or responsibilities, and material breach of the Company’s code of conduct), then (i) outstanding unvested or unexercised equity awards will be terminated and forfeited, (ii) restricted stock, RSUs, performance shares, and performance units that vested within a certain period immediately prior to the date it is determined that the employee engaged in conduct constituting cause (the “Determination Date”) will be required to be repaid to the Company, (iii) the Board or such committee may rescind any awards made to the employee within a certain period immediately prior to the Determination Date, and (iv) the Board or such committee may seek the recovery of any gains realized from the sale or disposition of shares issued pursuant to awards within a certain period immediately prior to the Determination Date.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and the Company’s voluntary deferred compensation plan. In addition, the NEOs are eligible for an executive physical to promote their health and safety. These and certain other perquisites are set forth in the 2024, 2023 and 2022 Summary Compensation Table.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2024” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change in control of ABM.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and the Proxy Statement.

Compensation Committee:

LeighAnne G. Baker, Chair

Donald F. Colleran

James D. DeVries

Thomas M. Gartland

ABM Industries Incorporated 2025 Proxy Statement 37

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Additional Information About Executive Compensation

The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.

2024, 2023 and 2022 Summary Compensation Table

		Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Scott Salmirs	2024	1,000,000	5,749,575	1,923,605	13,800	8,686,980
President and	2023	1,000,000	5,750,227	1,482,375	21,000	8,253,602
Chief Executive Officer	2022	1,000,000	5,499,957	1,824,600	12,200	8,336,757
Earl R. Ellis	2024	630,000	1,574,848	954,767	13,800	3,173,415
Executive Vice President	2023	630,000	1,575,033	772,341	21,553	2,998,927
and Chief Financial Officer	2022	630,000	1,259,950	946,103	16,800	2,852,853
Rene Jacobsen	2024	700,000	3,599,807	1,192,103	26,160	5,518,070
Executive Vice President and	2023	700,000	2,100,058	858,156	24,560	3,682,774
Chief Operating Officer	2022	700,000	2,099,950	1,064,350	24,288	3,888,588
Andrea R. Newborn	2024	575,000	1,149,898	548,367	13,800	2,287,065
Former Executive Vice President, General	2023	575,000	1,150,036	403,808	13,200	2,142,044
Counsel and Corporate Secretary	2022	550,000	1,099,974	468,314	12,200	2,130,488
Raύl Valentín(4)	2024	495,833	874,882	459,341	13,800	1,843,856
Executive Vice President and
Chief Human Resources Officer
Joshua H. Feinberg(5)	2024	600,000	1,499,859	0	3,571,802	5,671,661
Former Executive Vice President and Chief	2023	600,000	1,500,022	724,313	0	2,824,335
Strategy and Transformation Officer	2022	575,000	1,149,951	863,506	0	2,588,457
(1)
The values shown are the aggregate grant date fair values for PS and RSU awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the probable outcome at grant), in the case of PSs. A discussion of assumptions used in calculating these values may be found in Note 15, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024. The target values for 2024-2026 TSR-Modified Performance Shares granted in fiscal year 2024 under the 2024-2026 Performance Share Program are as follows: Mr. Salmirs, $4,137,354; Mr. Ellis, $1,133,255; Mr. Jacobsen, $1,510,990; Ms. Newborn, $827,471; Mr. Valentín, $629,557; and Mr. Feinberg, $1,079,293. The maximum possible values for 2024-2026 TSR-Modified Performance Shares granted in fiscal year 2024 under the 2024-2026 Performance Share Program are as follows: Mr. Salmirs, $9,929,648; Mr. Ellis, $2,719,813; Mr. Jacobsen, $3,626,375; Ms. Newborn, $1,985,930; Mr. Valentín, $1,510,937; and Mr. Feinberg, $2,590,304. These values are calculated using the October 31, 2024 closing price of $53.06 per share. For Mr. Jacobsen, this includes a one-time grant of RSUs with a value of approximately $1.5 million to recognize Mr. Jacobson’s significant contributions to the Company, while providing additional retention to Mr. Jacobson during the Company’s critical transformation period. The award will vest in full on the second anniversary of the grant date.
(2)
Amounts shown in this column represent annual performance-based cash payments under the CIP, as described in the Compensation Discussion & Analysis.
(3)
The Company factors the dollar value of dividends or other earnings paid on stock awards into the aggregate grant date fair value calculations reflected in the “Stock Awards” column of this table. As such the 2022 amounts shown have been revised to remove the value of the DEUs credited on outstanding RSUs and PSs for such years. For fiscal year 2023, in addition to the below, it also included an executive health benefit for Mr. Salmirs and Mr. Ellis. For fiscal year 2024, this column represents:
•
for Mr. Salmirs: ABM contributions to the 401(k) plan.
•
for Mr. Ellis: ABM contributions to the 401(k) plan.
•
for Mr. Jacobsen: ABM contributions to the 401(k) plan, car allowance, and fuel card.
•
for Ms. Newborn: ABM contributions to the 401(k) plan.
•
for Mr. Valentín: ABM contributions to the 401(k) plan.
•
for Mr. Feinberg: Severance benefits pursuant to his Separation Agreement, including cash payment of $2,700,000 to be made in equal installments over 24 months (representing two times base salary and target bonus), and $871,802 (representing actual 2024 bonus paid). The total in this column excludes Mr. Feinberg’s unvested 2022 and 2023 PSs (31,334, in the aggregate with an aggregate value of $1,662,576 assuming target performance) that were deemed to remain eligible for vesting following his departure from ABM but for which the attributable values are indeterminable because such awards are still subject to the future attainment of performance goals. The values of such unvested PSs are included in the 2022 and 2023 rows of the “Stock Awards” column.

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All Other Compensation excludes expense reimbursements and company paid life insurance, as it is paid on the same basis as all other employees.

(4) For Mr. Valentín, only compensation for fiscal year 2024 is shown as he did not serve as an NEO in fiscal years 2022 and 2023.

(5) Mr. Feinberg was terminated from the Company effective October 31, 2024. Pursuant to his Separation Agreement, he forfeited all 2024 PS and RSU grants as of such date.

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards under the CIP and equity incentive plan awards granted under the 2021 Equity and Incentive Compensation Plan, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2024

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a	318,750	1,500,000	3,000,000
	1/9/2024				31,190	77,795	187,140		3,449,614
	1/9/2024							54,592	2,299,961
Earl R. Ellis	n/a	167,344	787,500	1,575,000
	1/9/2024				8,543	21,358	51,259		944,878
	1/9/2024							14,953	629,970
Rene Jacobsen	n/a	185,938	875,000	1,750,000
	1/9/2024				11,391	28,477	68,345		1,259,822
	1/9/2024							19,938	839,988
	1/9/2024							35,604	1,499,997
Andrea R. Newborn	n/a	85,531	402,500	805,000
	1/9/2024				6,238	15,595	37,428		689,923
	1/9/2024							10,918	459,975
Raύl Valentín	n/a	74,375	350,000	700,000
	1/9/2024				4,746	11,865	28,476		524,908
	1/9/2024							8,307	349,974
Joshua H. Feinberg(5)	n/a	159,375	750,000	1,500,000
	1/9/2024				8,136	20,341	48,818		899,886
	1/9/2024							14,241	599,973

(1)
Includes the annual cash incentive opportunity for fiscal year 2024 under the CIP. Actual payments made for fiscal year 2024 are reported in the “Summary Compensation Table” in the “Non-equity Incentive Plan Compensation” column. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)
Includes 2024-2026 TSR-Modified Performance Shares that were awarded in fiscal year 2024 under the 2021 Equity and Incentive Compensation Plan. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)
Includes RSUs granted under the 2021 Equity and Incentive Compensation Plan in fiscal year 2024. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(4)
Computed in accordance with FASB ASC Topic No. 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the most probable outcome), in the case of the PSs. A discussion of assumptions used in calculating these values may be found in Note 15, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024.
(5)
Mr. Feinberg was terminated from the Company effective October 31, 2024. Pursuant to his Separation Agreement, he forfeited all 2024 PS and RSU grants as of such date.

ABM Industries Incorporated 2025 Proxy Statement 39

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The following table shows the outstanding equity awards held by our NEOs at October 31, 2024

Outstanding Equity Awards at 2024 Fiscal Year-End

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Scott Salmirs	1/7/2022	11,299	(2)	599,531
	1/7/2022	93,222	(3)	4,946,352
	1/10/2023	21,443	(2)	1,137,783	88,496	(4)	4,695,578
	1/9/2024	55,101	(2)	2,923,683	78,703	(5)	4,175,964
Earl R. Ellis	1/7/2022	2,588	(2)	137,321
	1/7/2022	21,355	(3)	1,133,118
	1/10/2023	5,873	(2)	311,635	24,240	(4)	1,286,170
	1/9/2024	15,093	(2)	800,810	21,557	(5)	1,143,831
Rene Jacobsen	1/7/2022	4,314	(2)	228,886
	1/7/2022	35,593	(3)	1,888,586
	1/10/2023	7,831	(2)	415,531	32,320	(4)	1,714,876
	1/9/2024	20,124	(2)	1,067,783	28,743	(5)	1,525,090
	1/9/2024	35,936	(6)	1,906,778
Andrea Newborn	1/7/2022	2,259	(2)	119,885
	1/7/2022	18,644	(3)	989,259
	1/10/2023	4,289	(2)	227,556	17,699	(4)	939,116
	1/9/2024	11,020	(2)	584,715	15,741	(5)	835,193
Raύl Valentín	1/7/2022	873	(2)	46,297
	1/7/2022	7,203	(3)	382,214
	1/10/2023	2,656	(2)	140,941	10,966	(4)	581,834
	1/9/2024	8,385	(2)	444,883	11,976	(5)	635,432
Joshua H. Feinberg(7)	1/7/2022	17,868	(3)	948,056
	1/10/2023				13,468	(4)	714,588

(1)
Amounts shown are based on $53.06 per share, the closing price per share of ABM common stock on October 31, 2024.
(2)
RSUs. One-third of the RSUs vest on the first, second and third anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2024.
(3)
2022-2024 TSR-Performance Shares (Earned). Amounts shown include 2022-2024 TSR-Performance Shares that have been “earned” (i.e., the relevant performance period has ended) but remained unvested as of October 31, 2024. 2022-2024 TSR-Performance Shares vested, to the extent earned, on January 8, 2025, when the Committee certified achievement of the goals and payment. The number of PSs shown includes the dividend equivalents through October 31, 2024.
(4)
2023-2025 TSR-Modified Performance Shares (Unearned) – On January 10, 2023, 2023-2025 TSR-Modified Performance Shares were granted. Such 2023-2025 TSR-Modified Performance Shares will vest, to the extent earned, on January 10, 2026. The number of PSs are shown at target and include the dividend equivalents through October 31, 2024.
(5)
2024-2026 TSR-Modified Performance Shares (Unearned) – On January 9, 2024, 2024-2026 TSR-Modified Performance Shares were granted. Such 2024-2026 TSR-Modified Performance Shares will vest, to the extent earned, on January 9, 2027. The number of PSs are shown at target and include the dividend equivalents through October 31, 2024.
(6)
RSUs. Mr. Jacobsen’s one-time RSU award vests 100% on the second anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2024.
(7)
Mr. Feinberg’s Performance Share awards have been prorated pursuant to the 2021 Equity and Incentive Compensation Plan and will vest according to the award terms. RSUs have been forfeited pursuant to the 2021 Equity and Incentive Compensation Plan.

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The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2024 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2024

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Scott Salmirs	111,256	4,734,359
Earl R. Ellis	50,036	2,186,285
Rene Jacobsen	32,224	1,371,334
Andrea R. Newborn	20,167	858,225
Raύl Valentín	5,826	248,089
Joshua H. Feinberg	48,627	2,133,530
(1)
Amount is based on the closing price per share of ABM common stock on the date of vesting, multiplied by the number of gross shares acquired upon vesting.

The following table and accompanying footnotes and narrative describe benefits to the NEOs under the Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2024

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Scott Salmirs	ABM Deferred Cash Compensation Plan	0		0	200,311	0	3,784,778	(3)
	ABM Deferred Compensation Program for Employees (Equity Deferral)	0		0	0	0	3,131,230	(4)
Earl R. Ellis		0		0	0	0	0
Rene Jacobsen	ABM Deferred Cash Compensation Plan	134,816	(1)	0	27,107	0	575,927	(3)
Andrea R. Newborn		0		0	0	0	0
Raύl Valentín		0		0	0	0	0
Joshua H. Feinberg		0		0	0	0	0
(1)
Cash deferrals under the ABM Deferred Compensation Plan are included in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table for Mr. Jacobsen.
(2)
Includes interest earned on cash deferrals under the ABM Deferred Compensation Plan. The interest rate in fiscal year 2024 averaged 5.48%. These amounts were not required to be included in the Summary Compensation Table because they are not above market. Also includes DEUs credited with respect to all deferred RSUs outstanding, which are included in “All Other Compensation” in the Summary Compensation Table.
(3)
Includes amounts included in the Nonqualified Deferred Compensation Table for prior years plus any interest earned in fiscal year 2024.

ABM Industries Incorporated 2025 Proxy Statement 41

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Name	Amount Previously Reported ($)
Scott Salmirs	3,584,467
Earl R. Ellis	0
Joshua H. Feinberg	0
Rene Jacobsen	414,004
Andrea R. Newborn	0
Raul Valentin	0

(4)
Includes fiscal year-end value of RSUs deferred in prior years (59,013 for Mr. Salmirs); also includes dividend equivalents credited in 2024 with respect to such deferred RSUs. These values are calculated using the October 31, 2024 closing price of $53.06 per share. These deferred grants are included in the “Stock Awards” column in the fiscal year 2017 and fiscal year 2018 Summary Compensation Tables.

ABM’s Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $175,000. A trust agreement was put into place in January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The ABM Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the ABM Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if a participant wants to change his or her distribution, the change cannot be effective for at least 12 months, and the date of payment must be at least five years after the previously scheduled date of distribution. The ABM Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. The interest rate is subject to a cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with plan provisions.

POTENTIAL POST-EMPLOYMENT PAYMENTS

During fiscal year 2024, we were party to employment agreements with each of our NEOs, which included severance benefits upon certain terminations, as further described below, and twelve-month post-employment prohibitions on competition with the Company and solicitation of certain Company employees. The potential payments upon termination described in the following tables are based on the agreements with our NEOs that were in effect on October 31, 2024.

We were also party to change-in-control agreements with each NEO during fiscal year 2024, which provided additional severance benefits in the event of a termination following a change in control, as further described below. The “double-trigger” change-in-control benefits under our 2021 Equity and Incentive Compensation Plan are also described below. None of these arrangements included any excise tax gross-ups.

The following tables and accompanying narrative contain information with respect to potential payments to NEOs, other than Mr. Feinberg and Ms. Newborn, upon specified terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2024.

Effective October 31, 2024, Mr. Feinberg was involuntarily terminated without cause. He ceased serving in his position as Executive Vice President and Chief Strategy and Transformation Officer on July 21, 2024, and subsequently remained an employee of the Company, serving in the non-executive role of Senior Advisor from July 22, 2024 through October 31, 2024 (the “Separation Date”). In connection with his termination and following his execution and non-revocation of a release of claims against the Company, in accordance with the terms and conditions of his Executive Employment Agreement with

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the Company, Separation Agreement, and applicable equity award documents, and subject to Code Section 409A, Mr. Feinberg received or will receive the following payments and benefits: (i) cash payment of $2,700,000 (representing two times base salary and target bonus), to be made in equal installments over the 24-month period following the Separation Date; (ii) eligibility to earn his annual cash incentive award under the CIP for fiscal year 2024 based on the Company’s performance for the entire fiscal year (with his Personal Objectives deemed earned at target) (earned and paid in the amount of $871,802); (iii) continued vesting of outstanding RSUs until the Separation Date; (iv) continued vesting of outstanding PSs until the Separation Date (2022 PSs were earned and paid on a pro-rata basis in January 2025 (10,899 shares) and 2023 PSs will be paid on a pro-rata basis, if earned in January 2026, in each case, based on his service with the Company during the performance period). Pursuant to the Separation Agreement, Mr. Feinberg remains subject to the restrictive covenants in his Employment Agreement, including 12-month non-competition and non-solicitation of employees and customers provisions, and confidentiality obligations.

Ms. Newborn retired from the Company, effective February 1, 2025. She ceased serving as an executive officer of the Company effective January 1, 2025. Pursuant to the terms of her equity award agreements, Ms. Newborn’s outstanding equity awards granted more than a year prior to her termination date will continue to vest and, in the case of PSs, payout, if any, will be based on the achievement of the goals as determined by the Compensation Committee after the end of the applicable performance period. Upon Ms. Newborn’s retirement, the value of her RSU and PS awards (assuming achievement at a target award level) would have been $2,292,080. Ms. Newborn remains subject to the restrictive covenants in her Employment Agreement, including 12-month non-competition and non-solicitation of employees and customers provisions, and confidentiality obligations. Ms. Newborn did not receive any additional payments or benefits in connection with her retirement.

Potential Payments upon Qualifying Terminations of Employment

Following a Change-in-Control

The following table estimates potential payments for Messrs. Salmirs, Ellis, Jacobsen and Valentín, if there had been a change-in-control on October 31, 2024, and either the executive’s employment had been terminated involuntarily or the executive had terminated employment for “good reason”. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2024(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	1,500,000	7,500,000	32,062	18,478,891	27,510,953
Earl R. Ellis	787,500	2,835,000	44,633	4,812,885	8,480,018
Rene Jacobsen	875,000	3,150,000	46,496	8,747,530	12,819,026
Raύl Valentín	350,000	1,250,000	44,934	2,231,600	3,876,534
(1)
Amount assumes target bonus at fiscal year-end 2024.
(2)
Multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Ellis, Jacobsen, and Valentín) of the sum of base salary and target bonus for the year in which the change-in-control occurs.
(3)
The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)
The value is based on $53.06 per share, the closing price per share of ABM common stock on October 31, 2024. For PSs, amounts shown reflect vesting at target.
(5)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2024.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below. Equity grants under our 2021 Equity and Incentive Compensation Plan vest upon a change-in-control if the recipient is terminated without cause within 24 months following the change-in-control.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs, the executive will receive the following benefits upon involuntary termination of employment (other than for cause) or resignation for good reason (such as certain specified material changes in position or compensation) prior to the second anniversary of the change-in-control:

•
a lump-sum payment equal to a multiple of the sum of base salary and target bonus (which multiple is 3.0 for Mr. Salmirs, 2.5 for Messrs. Jacobsen, and Valentín);
•
a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and

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•
a lump-sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and a lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.
•
RSUs and Performance Share awards granted under the 2021 Equity and Incentive Compensation Plan will become fully vested (in the case of performance awards, with performance equal to the greater of target performance and projected actual performance as determined by the Administrator) and all restrictions on such Awards will lapse if the Participant’s employment is terminated without Cause at any time during the 24-month period following the Change in Control.

A “change-in-control” of the Company occurs in any of the following scenarios:

•
(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board;
•
a majority of the Board ceases to be composed of incumbent directors;
•
a merger or similar business combination;
•
a sale of substantially all of the Company’s assets; or
•
a liquidation of the Company.

None of our NEOs have excise tax gross-ups. Instead, payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any equity award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the NEO (the modified cap), with one exception. The exception is that any reduction will not be made if, on a net after-tax basis, such reduction would result in an NEO receiving less than 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition and non-solicitation provisions.

Potential Payments upon Retirement

The following table estimates potential payments for our NEOs if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2024. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Health Benefit Payments ($)	Equity-Based Grants That Vest Upon Retirement(1) ($)	Total(2) ($)
Scott Salmirs	--	11,379,244	11,379,244
Earl R. Ellis	--	0	0
Rene Jacobsen	--	4,247,879	4,247,879
Raύl Valentín	--	847,812	847,812
(1)
Under the terms of their respective employment and equity award agreements, certain equity awards for Messrs. Salmirs and Jacobsen would continue to vest upon their retirement (subject to their compliance with certain restrictive covenants, including confidentiality, non-solicitation, and non-competition). Under the terms of his award agreements, certain awards would be prorated for Mr. Valentín, with the RSUs vested upon retirement and the PSs upon the actual vest date. The values represented were calculated using $53.06 per share, the closing price per share of ABM common stock on October 31, 2024, multiplied by the applicable number of shares relating to the equity awards (at a target award level in the case of the PSs).
(2)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2024.” Amounts also do not include accrued but unused vacation pay and any accrued but unpaid base salary for employment through the retirement date.

Under the terms of their respective employment and equity award agreements, any equity-based awards received by Messrs. Salmirs and Jacobsen would continue to vest in the event of their respective retirements, if they were granted at least one year prior to their respective retirement dates, on the originally scheduled vesting dates of the awards. Under the terms of the 2021 Equity and Incentive Compensation Plan, Mr. Valentín’s awards would be prorated to the retirement

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date, if they were granted at least one year prior to his retirement date, with the RSUs vesting upon retirement and the PSs upon the originally scheduled vesting dates of the awards.

Potential Payments upon Termination without Cause or Resignation for Good Reason

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause or if the NEO resigned for good reason (outside of a change-in-control) effective October 31, 2024. All amounts are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2024(1) ($)	Severance Payment(2) ($)	Company Portion of Medical Benefits(3) ($)	Equity Grants Vesting as a Result of Termination(4) ($)	Total(5) ($)
Scott Salmirs	1,500,000	6,250,000	18,624	11,379,244	19,147,868
Earl R. Ellis	787,500	2,835,000	27,320	1,788,958	5,438,778
Rene Jacobsen	875,000	3,150,000	27,768	4,247,879	8,300,647
Raύl Valentín	350,000	1,700,000	27,320	1,151,285	3,228,605
(1)
Amount assumes target bonus at fiscal year-end 2024.
(2)
Multiple (2.5 for Mr. Salmirs; 2.0 for Messrs. Ellis, Jacobsen, and Valentín) of the sum of base salary and target bonus for the year in which the termination occurs.
(3)
The amount shown is the estimated cost for health and welfare benefits for an 18-month period for Messrs. Salmirs, Ellis, Jacobsen, and Valentín.
(4)
The value is based on $53.06 per share, the closing price per share of ABM common stock on October 31, 2024. The amount shown reflects PSs vesting at target value.
(5)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2024.” Amounts do not include accrued but unused vacation pay and any unpaid salary for employment through termination date.

Under his employment agreement in effect during fiscal year 2024, Mr. Salmirs would receive 2.5 times the sum of his base salary and target cash incentive compensation, 18 months medical benefits coverage, his prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination if he is terminated without “cause”. Under the terms of their respective employment agreements in effect during fiscal year 2024, and in connection with a termination of employment by the Company without cause, Messrs. Ellis, Jacobsen, and Valentín would each receive 2.0 times the sum of base salary plus target cash incentive compensation, 18 months medical benefits coverage, prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination.

Performance awards granted under the 2021 Equity and Incentive Compensation Plan generally vest pro rata (based on the number of months of services of the vesting period) in the event of a termination without cause at least one year after the grant date.

Potential Payments upon Death or Disability

The following table estimates potential payments for our NEOs if the NEO had been terminated due to death or disability on October 31, 2024. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2024(1) ($)	Health Benefit Payments ($)	Equity Grants Vesting(2) ($)	Total(3)(4) ($)
Scott Salmirs	1,500,000	0	18,478,891	19,978,891
Earl R. Ellis	787,500	0	4,812,885	5,600,385
Rene Jacobsen	875,000	0	8,747,530	9,622,530
Raύl Valentín	350,000	0	2,231,600	2,581,600
(1)
Amount assumes target bonus at fiscal year-end 2024.

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(2)
The value is based on $53.06 per share, the closing price per share of ABM common stock on October 31, 2024. For PSs, amounts shown reflect vesting at target value. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2024.
(3)
In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of $750,000), as well as $150,000 business travel insurance coverage.
(4)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Nonqualified Deferred Compensation in Fiscal Year 2024.”

Equity grants under the 2021 Equity and Incentive Compensation Plan generally vest pro rata (based on the number of months of service over the vesting period) in the event of death or disability.

Under the terms of their respective employment agreements in effect during fiscal year 2024, and in connection with a termination by reason of death or disability, Messrs. Salmirs, Ellis, Jacobsen, and Valentín would each receive any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of death or disability, a prorated target cash bonus based on the length of performance in the performance period, immediate vesting of any equity-based awards subject to time-based restrictions, and immediate vesting of any equity-based awards subject to performance restrictions, with such performance restrictions measured at the target level.

2024 CEO Pay Ratio

In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Salmirs, our CEO. The 2024 annual total compensation of Mr. Salmirs was $8,686,980; and the 2024 annual total compensation of the median compensated employee was $39,581 (in each case, with annual total compensation calculated in accordance with the SEC rules applicable to the Summary Compensation Table). The ratio of these amounts was 219:1.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period. In accordance with the rule, we have identified a new median employee for our 2024 pay ratio disclosure since it has been three years since our last identification process. The pay ratio analysis of our employee population was conducted with October 31, 2024 as the determination date to identify our median employee, which date was within the last three months of the most recently completed fiscal year. We changed the date from that used for our last pay ratio analysis (October 1, 2021) for purposes of including all employees who were serving as of the last day of our fiscal year.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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PAY VERSUS PERFORMANCE

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Adjusted Net Income(4) ($ millions)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$8,686,980	$11,631,629	$3,698,813	$3,971,054	$160.78	$200.65	$81.4	$226.4
2023	$8,253,602	$5,335,253	$2,912,020	$2,089,755	$119.83	$145.35	$251.3	$231.9
2022	$8,336,757	$8,902,035	$2,865,096	$2,965,287	$132.79	$129.03	$230.4	$245.5
2021	$7,556,634	$13,980,283	$2,895,786	$3,692,270	$128.94	$139.99	$126.3	$240.1

(1) Scott Salmirs served as our principal executive officer (“PEO”) for the full fiscal year for each of 2024, 2023, 2022, and 2021. For fiscal year 2024, our non-PEO NEOs included Mr. Ellis, Mr. Feinberg, Mr. Jacobsen, Ms. Newborn, and Mr. Valentín. For fiscal years 2023 and 2022, our non-PEO named executive officers (“NEOs”) included Mr. Ellis, Mr. Feinberg, Mr. Jacobsen, and Ms. Newborn. For fiscal year 2021, our non-PEO NEOs included Mr. Ellis, Dean A. Chin, Mr. Feinberg, Mr. Jacobsen, and Ms. Newborn.

(2) The dollar amounts in columns (c) and (e) represent the amount of “Compensation Actually Paid”, as computed in accordance with SEC rules. Compensation Actually Paid does not represent cash and/or equity value realized or paid to ABM’s PEO or NEOs, but rather is a value calculated under applicable SEC rules. For each of fiscal year 2024, 2023, 2022, and 2021, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

PEO SCT Total to Compensation Actually Paid Reconciliation

Fiscal Year	2021	2022	2023	2024
SCT Total for PEO (column (b))	$7,556,634	$8,336,757	$8,253,602	$8,686,980
- Aggregate change in actuarial present value of pension benefits	$0	$0	$0	$0
+ Service cost of pension benefits	$0	$0	$0	$0
+ Prior service cost of pension benefits	$0	$0	$0	$0
- SCT “Stock Awards” column value	$4,454,996	$5,499,957	$5,750,227	$5,749,575
- SCT “Option Awards” column value	$0	$0	$0	$0
+ Fair Value at Fiscal Year-End of Equity Awards Granted in the Covered Fiscal Year That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$4,819,970	$5,910,698	$4,650,057	$7,360,856
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$4,438,209	($39,367)	($2,204,359)	$695,070
+ Fair Value at Vesting Date of Equity Awards Granted and Vested in the Covered Fiscal Year	$0	$0	$0	$0
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Vested During the Covered Fiscal Year	$1,236,235	($205,505)	$176,327	$341,598
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During the Covered Fiscal Year	$0	$0	$0	$0
+ Dollar Value of Dividends or Other Earnings Paid Prior to the Vesting Date on Equity Awards During the Covered Fiscal Year	$384,231	$399,409	$209,853	$296,700
+ Excess Fair Value for Equity Award Modifications	$0	$0	$0	$0
Compensation Actually Paid to PEO (column (c))	$13,980,283	$8,902,035	$5,335,253	$11,631,629

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Non-PEO NEO Average SCT Total to Average Compensation Actually Paid Reconciliation

Fiscal Year	2021	2022	2023	2024
Average SCT Total for Non-PEO NEOs (column (d))	$2,895,786	$2,865,096	$2,912,020	$3,698,813
- Aggregate change in actuarial present value of pension benefits	$0	$0	$0	$0
+ Service cost of pension benefits	$0	$0	$0	$0
+ Prior service cost of pension benefits	$0	$0	$0	$0
- SCT “Stock Awards” column value	$1,365,593	$1,402,456	$1,581,287	$1,739,859
- SCT “Option Awards” column value	$0	$0	$0	$0
+ Fair Value at Fiscal Year-End of Equity Awards Granted in the Covered Fiscal Year That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$1,502,347	$1,507,193	$1,278,745	$1,837,163
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$475,245	($19,548)	($613,616)	$135,875
+ Fair Value at Vesting Date of Equity Awards Granted and Vested in the Covered Fiscal Year	$0	$0	$0	$0
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Vested During the Covered Fiscal Year	$120,555	($47,588)	$36,346	$114,862
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During the Covered Fiscal Year	$0	$0	$0	$142,775
+ Dollar Value of Dividends or Other Earnings Paid Prior to the Vesting Date on Equity Awards During the Covered Fiscal Year	$63,930	$62,590	$57,547	$66,975
+ Excess Fair Value for Equity Award Modifications	$0	$0	$0	$0
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$3,692,270	$2,965,287	$2,089,755	$3,971,054

(3) For each year, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on October 30, 2020 and in accordance with Items 201(e) and 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, the Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Composite 1500 – Commercial Services and Supplies industry index (the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4) Adjusted Net Income is a non-GAAP measure. A reconciliation to the nearest GAAP measure, Net Income, is set forth in Appendix C.

Pay Versus Performance Relationship Descriptions

The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance Table for each of 2024, 2023, 2022, and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.

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Tabular List

The following table lists the four financial performance measures that we believe represent the most important financial performance measures we use to link compensation actually paid to our NEOs for fiscal year 2024 to our performance.

Most Important Performance Measures
• Adjusted Net Income • Organic Revenue • Adjusted EBITDA • Revenue

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AUDIT MATTERS

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2025
AUDIT-RELATED MATTERS
Audit Committee Report
Principal Accounting Firm Fees and Services
Policy on Preapproval of Independent Registered Public Accounting Firm Services

ABM Industries Incorporated 2025 Proxy Statement 51

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PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING October 31, 2025

Proposal Summary

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2025, which ends October 31, 2025. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s stockholders for ratification as a matter of good corporate governance.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2025. Although action by the stockholders on this matter is not required, the Audit Committee values stockholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek stockholder ratification of this selection. If the stockholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to attend the Annual Meeting, and they will have an opportunity to make a statement if they desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending October 31, 2025.

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AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of ABM’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on ABM’s website under “Governance” at http://investor.abm.com/corporate-governance.cfm.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. KPMG LLP, ABM’s independent registered public accounting firm, is responsible for performing an independent audit of ABM’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. KPMG LLP is also responsible for performing an audit of and expressing an opinion on the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with ABM’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls and the overall quality of ABM’s financial reporting processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. Management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2024 audited consolidated financial statements were prepared in accordance with United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with the independent registered public accounting firm ABM’s fiscal year 2024 audited consolidated financial statements, the firm’s judgment as to the quality of ABM’s accounting principles, and such other matters as are required to be discussed with the independent registered public accounting firm under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of ABM’s internal control over financial reporting.

The Audit Committee also discussed with the independent registered public accounting firm its independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, for filing with the SEC.

Audit Committee:

Art A. Garcia, Chair
Quincy L. Allen

Jill M. Golder

Winifred M. Webb

ABM Industries Incorporated 2025 Proxy Statement 53

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Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2024 and 2023, and fees for other services rendered by KPMG LLP during those periods.

	2024		2023
Audit fees	$5,396,000	(1)	$5,113,000
Audit-related fees	323,200	(2)	323,200
Tax fees	36,975	(3)	33,272
All other fees	7,500	(4)	7,500
Total	$5,733,675		$5,476,972
(1)
Audit fees consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q.
(2)
Audit-related fees consisted principally of fees for the audit of the financial statements of certain employee benefit plans and real time assessment with our ERP implementation.
(3)
Tax fees consisted of fees for tax compliance and consulting services for routine advice on federal, local and foreign tax matters.
(4)
Other fees consisted of access to a learning portal.

Policy on Preapproval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of KPMG’s services for fiscal years 2023 and 2024 were preapproved by the Audit Committee.

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EQUITY INCENTIVE PLANS

PROPOSAL 4-APPROVAL OF ABM INDUSTRIES INCORPORATED 2021 EQUITY AND INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED)

PROPOSAL5-APPROVAL OF ABM INDUSTRIES INCORPORATED 2025 EMPLOYEE STOCK PURCHASE PLAN

ABM Industries Incorporated 2025 Proxy Statement 55

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PROPOSAL 4–APPROVAL OF THE ABM INDUSTRIES INCORPORATED 2021 EQUITY AND INCENTIVE COMPENSATION PLAN (AMENDED AND RESTATED)

Proposal Summary

We are asking our stockholders to adopt and approve the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated February 10, 2025) (the “Amended Plan”) to continue our ability to provide to our non-employee directors, officers and other employees, and certain consultants, equity and cash incentive awards that reward their service and performance.

Subject to adjustment as provided in the Amended Plan and the applicable share counting rules as described herein, the number of shares of common stock authorized for issuance under the Amended Plan is 6,400,000. The total number of shares of common stock with respect to which awards presently may be granted under our current ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated October 26, 2023) (the “Current Plan”) is 3,975,000, and the Board recommends that our stockholders approve an increase to the number of shares authorized for issuance under the Current Plan by 2,425,000 shares, for an aggregate of 6,400,000 shares authorized for issuance under the Amended Plan.

The following table provides certain information regarding shares available for issuance and outstanding awards issued under the Current Plan following the Company’s 2025 annual grants made before January 27, 2025:

January 27, 2025
Shares of common stock underlying outstanding options	34,722
Weighted-average exercise price of outstanding options	$13.01
Weighted-average remaining term of outstanding options (years)	N/A(2)
Shares of common stock underlying outstanding RSUs and PSs (assumes maximum performance for outstanding unearned PSs)(1)	2,267,692
Estimated total shares remaining available for future issuance	727,558
Record date common shares outstanding	62,213,237

(1) Includes 1,220,883 shares of common stock underlying outstanding RSUs and 1,046,809 shares of common stock underlying outstanding PSs (assuming the maximum level of performance).

(2) There is an indefinite number of years remaining for the outstanding options because the prior plan does not define an expiration date and instead states that the participant can exercise the options one year after the termination date and the termination date is unknown.

The following is a summary of the Amended Plan, which is qualified in its entirety by the complete text of the Amended Plan attached as Appendix A to this Proxy Statement. To the extent the description below differs from the Amended Plan text in Appendix A, the text of the Amended Plan governs the terms and provisions of the Amended Plan. Because the Company’s directors and executive officers are eligible to receive awards under the Amended Plan, they may be deemed to have a personal interest in the adoption of this proposal.

PURPOSES OF THE PROPOSAL

Our Board and Compensation Committee determined that the adoption of the Amended Plan is necessary to reward the service and performance of our non-employee directors, officers and other employees, and certain consultants. The Board believes that a long-term equity incentive program motivates and rewards our directors, executive officers and other key individuals for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. Our Board recommends a vote for the approval of the Amended Plan because it will allow the Company to continue to use equity- and cash-based incentives and promote the goals of our compensation strategy. The Amended Plan will only become effective subject to approval by our stockholders and, if it is not approved, the Current Plan will continue to remain in effect. If the Amended Plan is approved by the Company’s stockholders at the Annual Meeting, outstanding awards granted under the Current Plan will continue unaffected by such stockholder approval. Pursuant to the Amended Plan, participants will receive awards based on the discretion of the Compensation Committee and its designees. As such, if approved by the Company’s stockholders at the Annual Meeting, it is not possible at present to determine the specific participants or the amount or form of any award that will be granted or available for grant to any participant in the future under such plan.

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IMPORTANT FEATURES OF THE AMENDED PLAN

Plan Feature	Description
Plan Term	If approved, no grant will be made under the Amended Plan on or after the tenth anniversary of the Amended Plan’s effective date.
Minimum Vesting/Performance Period Provisions

Except as otherwise provided in the Amended Plan, equity-based awards granted under the Amended Plan will generally be subject to either a minimum vesting or minimum performance period of at least one year.

Limits on Non-Employee Director Compensation	The Amended Plan provides an overall annual cap on the amount of compensation that may be granted to each non-employee director.
No Share Recycling	Shares withheld to pay withholding tax obligations, or for the payment of option exercise prices, among other circumstances, will not be added back to the authorized share pool.
No Dividends on Unvested Awards	No dividends or dividend equivalents will be paid on awards until they are earned and/or vested.
No Dividends or Dividend Equivalents on Stock Option Rights or Appreciation Rights	Stock option rights and appreciation rights may not provide for the payment of any dividends or dividend equivalents thereon.
No Repricing Without Stockholder Approval

Stock option rights and appreciation rights may not be amended to reduce their exercise or base price, as applicable, and may not be cancelled in exchange for cash, other awards, or stock option rights and appreciation rights with an exercise or base price, as applicable, that is less than the exercise or base price of the original stock option rights or appreciation rights without obtaining stockholder approval.

No Discounted Stock Option Rights or Appreciation Rights	Stock option rights and appreciation rights may not be granted with an exercise or base price less than the fair market value of the Company’s common stock on the date of grant.
No “Evergreen” Provisions

The Amended Plan authorizes the issuance of a fixed number of shares of common stock (subject to adjustment as provided therein). Stockholder approval will be required before any additional shares can be authorized for issuance under the Amended Plan.

Forfeiture and Clawback Protections

Pursuant to the terms of the Amended Plan, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award in accordance with (i) any Company clawback or recoupment policy and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, and (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws.

PLAN SUMMARY

The following summary describes the material features of the Amended Plan. The purposes of the Amended Plan are to promote the interests of the Company and its stockholders by:

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•
motivating and rewarding long-term strategic management that results in profitable growth and sustained stockholder value creation;
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aligning employee and director interests with those of stockholders through encouraging stock ownership;
•
reinforcing a strong management team commitment to the Company’s long-term success;
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providing meaningful short- and long-term incentive award opportunities as part of a competitive total compensation program that enables the Company to attract and retain its key employees;
•
managing costs effectively through program design and administration guidelines in terms of accounting, tax, cash flow and stockholder dilution; and
•
structuring grants to be responsive to changes in the Company’s business environment and compensation objectives.

The Amended Plan will be administered by our Compensation Committee; provided, however, that, at the discretion of the Board, the Amended Plan may be administered by the Board. Employees (including officers), non-employee directors, and certain consultants of the Company and our affiliates will be eligible to receive awards under the Amended Plan based on the discretion of the Compensation Committee and its designees. As of January 27, 2025, if the Amended Plan had been in effect, approximately 630 of the Company’s and its subsidiaries’ employees and nine of the Company’s non-employee directors would have been eligible to participate in the Amended Plan in connection with their provision of services to the Company. As of January 27, 2025, if the Amended Plan had been in effect, no consultants would have been eligible to participate in the Amended Plan.

In connection with the Board’s consideration of the Amended Plan, the Board reviewed leading proxy advisory firms’ policies on equity-based compensation plans, the importance of long-term incentives in supporting the key objectives of the Company’s equity and incentive compensation programs, and the overall dilution and value of the Amended Plan as described above.

The Amended Plan provides for the following award types: stock option rights, appreciation rights, restricted stock, RSUs, cash incentives, performance shares, performance units, and other awards. The Board recommends that our stockholders approve an increase to the number of shares authorized for issuance under the Current Plan by 2,425,000 shares, for an aggregate of 6,400,000 shares authorized for issuance under the Amended Plan. As of January 27, 2025, an estimated 727,558 shares of common stock remained available for issuance under the Current Plan.

SHARE COUNTING

The aggregate number of shares of common stock available for issuance under the Amended Plan will be reduced by one share of common stock for every one share of common stock subject to an award granted under the Amended Plan.

Subject to the terms of the Amended Plan, if any award granted under the Amended Plan is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of common stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available for issuance under the Amended Plan. The Amended Plan further provides that if, after the effective date of the Current Plan, any shares of common stock subject to awards granted under the ABM Industries Inc. 2006 Equity Incentive Plan, as Amended and Restated on March 7, 2018 (the “Predecessor Plan”), are forfeited, or awards granted under the Predecessor Plan (in whole or in part) are cancelled or forfeited, expire, are settled for cash, or are unearned, the shares of common stock subject to such awards, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, will be available for awards under the Amended Plan.

Notwithstanding the foregoing, (i) shares of common stock withheld by the Company, tendered or otherwise used in payment of the exercise price of a stock option right will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the Amended Plan; (ii) shares of common stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the Amended Plan; (iii) shares of common stock subject to a stock-settled appreciation right that are not actually issued in connection with the settlement of such appreciation right on the exercise thereof will not be added back to the aggregate number of shares of common stock available under the Amended Plan; and (iv) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock option rights will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under the Amended Plan. If a participant has elected to give up the right to receive cash compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate share limit of the Amended Plan.

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Awards may be granted under the Amended Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Amended Plan, and may account for shares of common stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction. Any shares of common stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company will not reduce the shares of common stock available for issuance or transfer under the Amended Plan or otherwise count against the limits contained in the Amended Plan and summarized above. In addition, no shares of common stock subject to an award that is granted by, or becomes an obligation of, the Company under the Amended Plan as described in this paragraph, will be added to the aggregate share limit contained in the Amended Plan.

CERTAIN LIMITATIONS ON AWARDS

Under the Amended Plan, the aggregate number of shares of common stock relating to incentive stock options (as defined in the Amended Plan) may not exceed 6,400,000 shares of common stock.

Notwithstanding anything in the Amended Plan to the contrary, no non-employee director may be granted, in any one calendar year, aggregate compensation, in the form of cash and/or equity, for such service having an aggregate maximum value (measured as of the grant date, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes), in excess of $750,000.

Awards granted under the Amended Plan may provide for the payment of dividends or dividend equivalents (other than in connection with stock option rights and appreciation rights), payable in cash, shares, other securities or other property; provided, however, that such dividends or dividend equivalents will only be paid to the participant if the underlying award vests and/or is earned. Except to the extent provided in the Amended Plan, no award will be transferable by the participant, except by will or the laws of descent and distribution.

MINIMUM VESTING/PERFORMANCE PERIOD

Awards granted under the Amended Plan (other than cash-based awards) will either be subject to a minimum vesting or minimum performance period of one year; provided, that the following awards will not be subject to the foregoing minimum vesting or minimum performance period requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted as described above; (ii) shares of common stock delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the applicable date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders; and (iv) additional awards the Compensation Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Amended Plan (subject to adjustment as described below). However, nothing in the Amended Plan will preclude the Compensation Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under the Amended Plan upon certain events, including, without limitation, in connection with or following a participant’s death, disability, retirement, or termination of service or a change in control, or (y) exercising its authority under the Amended Plan at any time following the grant of an award.

ELIGIBLE PARTICIPANTS

Under the Amended Plan, the Compensation Committee may grant awards to the following persons providing services to the Company: (i) non-employee directors, (ii) officers or other employees of the Company or any subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the date of grant, or (iii) certain consultants as provided in the Amended Plan.

STOCK OPTION RIGHTS

Stock option rights granted under the Amended Plan may be either incentive stock options or non-qualified stock options (or a combination of the foregoing). Incentive stock options may only be granted to employees. Except with respect to substitute awards, incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of the Company’s common stock on the date of grant. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of sale through a bank or broker on a date satisfactory to the Company or some or all of the shares of common stock to which such

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exercise relates. Each stock option will specify the vesting schedule, including any applicable management objectives, and the option term may not extend for more than ten years after the date of grant. Each grant will specify the form of consideration to be paid in satisfaction of the exercise price, including (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of common stock owned by the optionee having a value at the time of exercise equal to the total exercise price, (iii) subject to any conditions or limitations established by the Compensation Committee, by the Company’s withholding of shares of common stock otherwise issuable upon exercise of an option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of common stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Compensation Committee. Stock option rights may not provide for any dividends or dividend equivalents to be paid thereon.

APPRECIATION RIGHTS

The Amended Plan provides for the grant of appreciation rights. Except with respect to substitute awards, the base price of an appreciation right may not be less than the fair market value of a share of common stock on the date of grant. Each appreciation right will specify the vesting schedule, including any applicable management objectives, and the term of an appreciation right may not extend more than ten years from the date of grant. An appreciation right may be paid in cash, shares of the Company’s common stock or any combination thereof. Appreciation rights may not provide for any dividends or dividend equivalents to be paid thereon.

RESTRICTED STOCK

Restricted stock may also be granted under the Amended Plan. Restricted stock constitutes the immediate transfer of ownership of shares of the Company’s common stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend, and other ownership rights, but subject to a substantial risk of forfeiture and restrictions on transfer for a period of time, each as determined by the Compensation Committee, or until certain management objectives specified by the Compensation Committee are achieved. Each grant of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of the Company’s common stock on the date of grant.

Dividends and other distributions paid on or in respect of any shares of restricted stock may be paid directly to the participant, or may be reinvested in additional shares of restricted stock, as determined by the Compensation Committee in its sole discretion, provided, however, that in all cases, such dividends and other distributions will be subject to the same restrictions on vesting, payment or otherwise as the underlying award.

RESTRICTED STOCK UNITS

The Amended Plan provides for the grant of RSUs. RSUs awarded under the Amended Plan constitute an agreement by the Company to deliver shares of the Company’s common stock, cash, or a combination thereof, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Compensation Committee may specify. Each grant of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of the Company’s common stock on the date of grant.

During the applicable restriction period, the participant will have no ownership, transfer or voting rights in the shares of the Company’s common stock underlying the RSUs. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Compensation Committee; provided, however, that any dividend equivalents or other distributions on the shares of the Company’s common stock underlying the RSUs will be deferred until and paid contingent upon the vesting of such RSUs.

Cash Incentive Awards, Performance Shares and Performance Units

Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended Plan. A performance share is a bookkeeping entry that records the equivalent of one share of the Company’s common stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Compensation Committee. Each grant will specify the number or amount of performance shares or performance units, or the cash amount payable with respect to cash incentive awards, being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards become payable to participants upon the achievement of specified management objectives, and upon such terms and conditions as the Compensation Committee determines at the time of grant. Each grant will specify the

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management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid by the Company in cash, shares of the Company’s common stock, restricted stock, RSUs, or any combination thereof. Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of the Company’s common stock, provided that such dividend equivalents will be subject to deferral and payment on a contingent basis based on the earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The management objectives that may apply with respect to awards of performance shares, performance units, or cash incentive awards (or, when so determined by the Compensation Committee, stock option rights, appreciation rights, restricted stock, RSUs, dividend equivalents or other awards pursuant to the Amended Plan) may include (but are not limited to) the following (including ratios or other relationships between one or more, or a combination of such objectives and which objectives may relate to the Company or any subsidiary, including, without limitation, any business unit/segment, division, department, or function within the Company or any subsidiary): absolute or relative stockholder return; earnings per share; stock price; return on equity; return on invested capital; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); gross or operating margins; operating profit; productivity ratios; expense targets; operating efficiency; market share; customer retention and/or satisfaction; safety; employee recruitment, engagement, retention and/or training; employee satisfaction; environmental performance or goals, working capital targets (including, but not limited to days sales outstanding); sales; return on assets; revenues; decrease in expenses; increase in funds from operations (“FFO”); and increase in FFO per share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the aforementioned management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the goals or actual levels of achievement regarding the management objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable.

The Compensation Committee may also specify that the objectives may include adjustments to include or exclude the effects of certain events, including, but not limited to, any of the following events: the impairment of tangible or intangible assets; asset write-downs; litigation or claim judgments or settlements; acquisitions or divestitures; gains or losses on the sale of assets; severance, contract termination and other costs relating to certain business activities; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; foreign exchange gains and/or losses; changes in tax law, accounting principles, accounting estimates or other such laws or provisions affecting reported results; changes in regulations that directly impact the business; the effect of any statements issued by the Financial Accounting Standards Board or its committees; business combinations, reorganizations and/or restructuring programs, including, but not limited to reductions in force and early retirement incentives; currency fluctuations; any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report for the applicable period; and expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

OTHER AWARDS

Other awards may also be granted under the Amended Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or factors that may influence the value of such shares (including, without limitation, securities convertible into shares), as deemed by the Compensation Committee to be consistent with the purposes of the Amended Plan. Cash awards, as an element of or supplement to any other award granted under the Amended Plan, may also be granted. Subject to the terms of the Amended Plan, the Compensation Committee may authorize the grant of shares of common stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Compensation Committee in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on other awards on a deferred and contingent basis, either in cash or in additional shares of common stock; provided, however, that dividend equivalents or other distributions on shares of common stock underlying awards granted will be deferred until and paid contingent upon the earning and vesting of such awards. These awards will provide for vesting and other terms as deemed appropriate by the Compensation Committee and consistent with the terms of the Amended Plan.

ADJUSTMENTS; CHANGE IN CONTROL

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The Compensation Committee shall make or provide for such adjustments in the number of and kind of shares of common stock covered by outstanding awards granted under the Amended Plan, in the exercise price and base price provided in outstanding stock option rights and appreciation rights, respectively, in cash incentive awards, and in other award terms, as the Compensation Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from (i) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change in control, the Compensation Committee may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option right or appreciation right with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such stock option right or appreciation right without any payment to the person holding such stock option right or appreciation right. The Compensation Committee shall also make or provide for such adjustments in the number of shares of common stock specified in the Amended Plan as the Compensation Committee, in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described therein; provided, however, that any such adjustment to the number specified in the Amended Plan will be made only if and to the extent that such adjustment would not cause any stock option right intended to qualify as an incentive stock option to fail to so qualify.

AMENDMENT AND TERMINATION

The Board generally may amend the Amended Plan at any time and from time to time in whole or in part. However, if any amendment (i) would materially increase the number of securities which may be issued under the Amended Plan, (ii) would materially modify the requirements for participation in the Amended Plan, or (iii) must otherwise be approved by the Company’s stockholders in order to comply with applicable law or the NYSE listing requirements, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Subject to the terms of the Amended Plan, the Compensation Committee may amend the terms of any award, prospectively or retroactively. Except as otherwise provided in the Amended Plan, no such amendment will materially impair the rights of any participant without his or her consent. Further, if permitted by Section 409A of the Code, but subject to the terms of the Amended Plan, to the extent a participant holds a stock option right or appreciation right not immediately exercisable in full, or any restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any RSUs as to which the restriction period has not been completed, or any cash incentive awards, performance shares or performance units that have not been fully earned, or any dividend equivalents or other awards made pursuant to the Amended Plan subject to any vesting schedule or transfer restriction, or who holds shares of common stock subject to any transfer restriction imposed under the Amended Plan, the Compensation Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such stock option right, appreciation right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such cash incentive awards, performance shares or performance units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the Amended Plan at any time. Termination of the Amended Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Notwithstanding the foregoing or any provision of the Amended Plan or an award agreement to the contrary, the Company reserves the right to make amendments to the Amended Plan and grants thereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. A participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with the Amended Plan and grants thereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

NO REPRICING

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Except in connection with a corporate transaction or event described in the Amended Plan or in connection with a change in control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock option rights or the base price of outstanding appreciation rights, or cancel outstanding “underwater” stock option rights or appreciation rights (including following a participant’s voluntary surrender of “underwater” stock option rights or appreciation rights) in exchange for cash, other awards or stock option rights or appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price of the original stock option rights or exercise price of the original appreciation rights, as applicable, without stockholder approval.

WITHHOLDING

To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of common stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company will withhold shares of common stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Compensation Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of common stock delivered or required to be delivered to the participant, shares of common stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of common stock held by such participant. The shares of common stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of common stock on the date the benefit is to be included in a participant’s income. In no event will the fair market value of the shares of common stock to be withheld and delivered exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Compensation Committee.

CLAWBACK

Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time, if a participant, either (i) during employment or other service with the Company or a subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable award agreement. In addition, notwithstanding anything in the Amended Plan to the contrary, any award agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any cash or common stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Compensation Committee and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the common stock may be traded.

Any award agreement (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee in accordance with (i) any Company clawback or recoupment policy, including the ABM Industries Incorporated Amended and Restated Recoupment Policy, as may be amended from time to time, and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under the Amended Plan, the participants consent to be bound by the terms of the ABM Industries Incorporated Amended and Restated Recoupment Policy, as may be amended from time to time, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under the Amended Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance will include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the

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recovery or recoupment by the Company from the participants of any such amounts, including from the participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

Non-qualified Stock Option Rights. In general:

•
no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

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at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Cash Incentive Awards, Performance Shares and Performance Units. No income generally will be recognized upon the grant of cash incentive awards, performance shares, or performance units. Upon payment in respect of the earn-out

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of cash incentive awards, performance shares, or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

TAX Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain compensation paid to certain executive officers under Section 162(m) of the Code.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated February 10, 2025).

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PROPOSAL 5–APPROVAL OF THE ABM INDUSTRIES INCORPORATED
2025 EMPLOYEE STOCK PURCHASE PLAN

Proposal Summary

We are asking our stockholders to approve the ABM Industries Incorporated 2025 Employee Stock Purchase Plan (the “2025 ESPP”) and the reservation by the Board of 1,500,000 shares of the Company’s common stock under the 2025 ESPP to continue to provide eligible employees of the Company and its designated subsidiaries with opportunities to purchase shares of the Company’s common stock and generally to qualify such common stock for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

OVERVIEW

On February 10, 2025 (the “Board Approval Date”), our Board approved the 2025 ESPP, subject to stockholder approval, and reserved 1,500,000 shares of the Company’s common stock for issuance under the 2025 ESPP. The 2025 ESPP will become effective on March 26, 2025, subject to stockholder approval of the 2025 ESPP at the Annual Meeting. We currently operate the 2004 Employee Stock Purchase Plan, as amended (the “2004 ESPP”). If stockholder approval of the 2025 ESPP is obtained at the Annual Meeting, we will not commence any further offerings under the 2004 ESPP after June 1, 2025, and we will cease operating the 2004 ESPP after the final purchases thereunder (which are expected to occur on June 30, 2025). If stockholder approval of the 2025 ESPP is not obtained at the Annual Meeting or within 12 months of the Board Approval Date, the 2025 ESPP will have no effect, and we may continue operating our employee stock purchase program under the 2004 ESPP. The purposes and benefits of the 2025 ESPP are described below.

If the 2025 ESPP is approved, it is expected that there will be sufficient shares available under the 2025 ESPP to satisfy our needs under the 2025 ESPP for approximately 10 years, but the shares of common stock available under the 2025 ESPP could last for a different period of time if actual practice does not match current expectations or our share price changes materially. Based on the closing price per share of our common stock on the NYSE on February 3, 2025 of $53.00 per share, the aggregate market value as of that date of the 1,500,000 shares of common stock reserved for issuance under the 2025 ESPP was $79,500,000. The 1,500,000 shares of common stock that will be available under the 2025 ESPP, if approved by our stockholders, will represent approximately 2.4% of our 62,213,237 fully-diluted outstanding shares of common stock as of February 3, 2025.

PURPOSE OF THE 2025 ESPP

The purpose of the 2025 ESPP is to provide eligible employees of the Company with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment. The 2025 ESPP is an important component of the benefits package that we will offer to our employees. We believe that it will be a key factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing the interest of all employees in our success.

DESCRIPTION OF THE 2025 ESPP

The following is a summary of the 2025 ESPP, which is qualified in its entirety by the complete text of the 2025 ESPP attached as Appendix B to this Proxy Statement. To the extent the description below differs from the 2025 ESPP text in Appendix B, the text of the 2025 ESPP governs the terms and provisions of the 2025 ESPP. Because the Company’s executive officers are eligible to participate in the 2025 ESPP, they may be deemed to have a personal interest in the adoption of this proposal. Non-employee directors are not eligible to participate in the 2025 ESPP.

Administration

The 2025 ESPP will be administered by the Compensation Committee or such other committee or subcommittee of the Board, if any, duly appointed to administer the 2025 ESPP and having such powers as specified by the Board. The Board may in its discretion also exercise any or all of such powers. References to the “Committee” in this proposal refer to the Compensation Committee, such other committee designated by the Board, or the full Board, as applicable. Subject to the provisions of the 2025 ESPP, the Committee will determine all of the relevant terms and conditions of purchase rights pursuant to the 2025 ESPP. However, subject to the rules for non-U.S. participants, all participants granted purchase rights pursuant to an offering provided for under the 2025 ESPP will have the same rights and privileges within the meaning of Section 423 of the Code. Any and all interpretations, actions, decisions and determinations taken or made by the Committee in the exercise of its discretion under the 2025 ESPP or any agreement under the 2025 ESPP will be

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final, binding and conclusive (except as otherwise provided in the 2025 ESPP). All expenses reasonably incurred by the Company in the administration of the 2025 ESPP will be paid by the Company.

Any officer of the Company will have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has actual authority with respect to such matter, right, obligation, determination or election.

The Company may, from time to time, consistent with the 2025 ESPP and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the 2025 ESPP.

Eligibility

Each employee (as defined in the 2025 ESPP) of the Company or any Company subsidiary or parent designated by the Committee in its discretion is eligible to participate in an offering period under the 2025 ESPP, except employees who have been employed by the group of participating companies for a period of less than one month as of the first day of an offering period (unless otherwise determined by the Committee).

However, no employee is eligible to participate in the 2025 ESPP or be granted a purchase right under the 2025 ESPP if, immediately after such grant, that employee would own, or hold options to purchase, stock of the Company or of any parent or subsidiary of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423 of the Code (as further described in the 2025 ESPP).

As of February 3, 2025, the Company and its designated subsidiaries collectively had approximately 105,000 employees, including six executive officers, that were eligible to participate in the 2025 ESPP. The basis for participation in the 2025 ESPP is meeting the eligibility requirements and electing to participate.

Offering Periods

Unless otherwise determined by the Committee, each offering period under the 2025 ESPP will be three months and the purchase date will be the last day of the offering period. Offering periods may be consecutive.

If the 2025 ESPP is approved by the stockholders, the first offering period under the 2025 ESPP will commence on July 1, 2025 and will have a three-month duration, closing on September 30, 2025. Thereafter, a new three-month offering period will commence on each subsequent January 1, April 1, July 1 and October 1, with each such offering period consisting of a single three-month purchase period ending on March 31, June 30, September 30 and December 31, respectively, except as otherwise provided by the Committee. No offering period will have a duration exceeding 27 months.

Participation and Payroll Deductions

Eligible employees may become participants in the 2025 ESPP by timely completing and electronically submitting a subscription agreement stating an employee’s election to participate in the 2025 ESPP and authorizing payroll deductions. Each participating employee must authorize contributions pursuant to the 2025 ESPP as a whole percentage of the participating employee’s cash compensation. Such payroll deductions generally may not be less than 1% or more than 10% of a participant's cash compensation. A participant’s payroll deductions for each calendar year may not exceed $23,750 in fair market value. The Committee may change the foregoing limits on payroll deductions effective as of the first day of an offering period.

A participant may increase or decrease the rate of payroll deductions during an offering period by completing a new subscription agreement for payroll deductions, with the new rate to become effective on the first day of the month following the end of the month after receipt of the new subscription agreement and continuing for the remainder of the offering period unless changed. A participant may increase or decrease the rate of payroll deductions for any future offering period by completing a new subscription agreement prior to the beginning of such offering period.

Once an employee becomes a participant in an offering period, then such participant will automatically participate in each subsequent offering period commencing immediately following the last day of such prior offering period provided that the participant remains an eligible employee on the first day of the new offering period and has not either withdrawn from the 2025 ESPP, terminated employment, or otherwise ceased to be an eligible employee as provided in the 2025 ESPP.

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Each eligible employee who has timely elected to participate in the 2025 ESPP is automatically granted an option to purchase common stock (a “purchase right”) on the first day of each offering period. The purchase right will consist of an option to purchase the number of whole shares of common stock determined by dividing the “dollar limit” by the fair market value of a share of common stock on the first day of the offering period. The dollar limit is $2,083.33 multiplied by the number of months (rounded to the nearest whole month) in the offering period, rounded to the nearest whole dollar. The Committee may, prior to the first day of any offering period, (1) change the method of, or any of the foregoing factors in, determining the number of shares of common stock subject to purchase rights to be granted on such day, or (2) specify a maximum aggregate number of shares of common stock that may be purchased by all participants in an offering or on any purchase date within an offering period.

If the number of shares of common stock that might be purchased by all participants on a purchase date exceeds the number of shares of common stock available in the 2025 ESPP or the maximum aggregate number of shares of common stock that may be purchased on such purchase date pursuant to a limit established by the Committee, the Company will make a pro-rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any participant will be disregarded.

Participant Accounts

Unless otherwise required by law, the Company may use all payroll deductions received or held by it under the 2025 ESPP for any corporate purpose, and the Company will not be required to segregate participant payroll deductions. Until shares are issued, participants will only have the rights of an unsecured creditor. Participants exercising purchase rights will generally receive, or have access to, promptly after the end of each purchase period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the purchase price, the date of purchase, and the remaining cash balance, if any, refunded or carried forward to the next purchase period or offering period, as the case may be. In addition, each participant will be provided information concerning the Company equivalent to that information provided generally to the Company’s stockholders.

Purchase of Common Stock

On each purchase date of an offering period, so long as the 2025 ESPP remains in effect and provided that a participant has not withdrawn from the 2025 ESPP and the participant’s participation in the offering has not otherwise terminated before such purchase date, each participant as of such purchase date will automatically acquire the whole number of shares of common stock determined by dividing (1) the total amount of the participant’s payroll deductions accumulated in the participant’s account during the offering period and not previously applied toward the purchase of common stock by (2) the purchase price, subject to the limitations described in the 2025 ESPP.

Unless otherwise determined by the Committee, the purchase price will be 95% of the fair market value (as defined in the 2025 ESPP) of the common stock on the purchase date, provided that in no event may the purchase price be less than 85% of the lesser of (1) the fair market value of the common stock on the first day of the offering period and (2) the fair market value of the common stock on the purchase date.

No participant will be granted a purchase right that permits his or her right to purchase common stock under the 2025 ESPP to accrue at a rate that, when aggregated with such participant’s rights to purchase shares under all other employee stock purchase plans of a participating company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in fair market value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which the purchase right is outstanding at any time.

As promptly as practicable after the purchase date, the Company will issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her purchase right. Any cash balance remaining in a participant’s account following a purchase date will be refunded to the participant as soon as practicable after such purchase date. However, if the cash balance to be returned to a participant is less than the amount that would have been necessary to purchase an additional whole share of common stock on the purchase date, the Company may retain the cash balance in the participant’s account to be applied toward the purchase of shares of Common Stock in the subsequent purchase period or offering period.

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Transferability

Neither payroll deductions credited to a participant’s account nor any purchase rights may be assigned, transferred, pledged or otherwise disposed of in any way by the participant other than as provided by the 2025 ESPP or by will or the laws of descent and distribution. A beneficiary designation as described in the 2025 ESPP will not be treated as a disposition. Any attempt at assignment, transfer, pledge, or other disposition will be void and without effect, except that the Company may treat such act as an election to withdraw from the 2025 ESPP.

Withdrawal and Termination of Employment

A participant may withdraw from an offering period under the 2025 ESPP pursuant to a method specified by the Company. Unless otherwise determined by the Committee, such withdrawal may be elected at any time prior to 15 days before the purchase date.

Upon withdrawal from the 2025 ESPP, the accumulated payroll deductions that have not been applied toward the purchase of shares of common stock will be returned to the withdrawn participant as soon as practicable after the withdrawal, without interest (unless otherwise required by applicable law), and his or her interest in the 2025 ESPP and the offering will terminate. If a participant voluntarily elects to withdraw from 2025 ESPP, he or she may not resume his or her participation in the 2025 ESPP during the same offering period, but he or she may participate in any offering period under the 2025 Plan that commences on a date after such withdrawal by meeting the 2025 ESPP’s eligibility requirements and filing a new subscription agreement.

Termination of a participant’s employment for any reason (determined in accordance with Section 423 of the Code), including (but not limited to) retirement, death, disability, or the failure of a participant to remain eligible to participate in the 2025 ESPP, will immediately terminate his or her participation in the 2025 ESPP.

In the event a participant’s interest in the 2025 ESPP is terminated by withdrawal, termination of employment or otherwise, or in the event the 2025 ESPP is terminated by the Board, the Company will deliver to the participant (or in the case of the participant’s death, to his or her legal representative) all accumulated payroll deductions credited to such participant’s account. No interest will accrue on the payroll deductions of a participant in the 2025 ESPP or otherwise be credited to the participant’s 2025 ESPP account, unless otherwise required by law.

Change in Control

In the event of a change in control (as defined in the 2025 ESPP), the Board (or the Committee) may provide for any of, or a combination of any of, the following: (1) each purchase right will be assumed or an equivalent purchase right will be substituted by the successor entity or parent or subsidiary of such successor entity; (2) a date selected by the Board (or the Committee) on or before the date of consummation of such change in control will be treated as a purchase date and all outstanding purchase rights will be exercised on such date; (3) all outstanding purchase rights will terminate and the accumulated payroll deductions will be refunded to each participant upon or immediately prior to the change in control; or (4) outstanding purchase rights will continue unchanged.

Authorized Shares

Subject to adjustment as provided in the 2025 ESPP, the maximum aggregate number of shares of common stock that may be issued under the 2025 ESPP is 1,500,000 and will consist of authorized but unissued or reacquired shares of common stock, shares of common stock purchased on the open market, or any combination thereof.

Subject to the requirements of Section 424 of the Code to the extent applicable, in the event of any change in capitalization of the Company or other extraordinary transactions or events, appropriate and proportionate adjustments will be made in the number and kind of shares subject to the 2025 ESPP, the limit on the shares which may be purchased by any participant during an offering and each purchase right, and in the purchase price, in order to prevent dilution or enlargement of participants’ rights under the 2025 ESPP.

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Amendment or Termination

The 2025 ESPP will continue in effect until the earliest of (1) its termination by the Board, (2) the issuance of all shares of common stock available for issuance under the 2025 ESPP and (3) the day before the ten year anniversary of the effective date of the 2025 ESPP.

The Committee may at any time amend, suspend or terminate the 2025 ESPP, except that (1) no such amendment, suspension or termination will affect purchase rights previously granted under the 2025 ESPP unless expressly provided by the Board, and (2) no such amendment, suspension or termination may materially adversely affect a purchase right applicable to an ongoing offering period under the 2025 ESPP without the consent of the participant, except to the extent permitted by the 2025 ESPP or as may be necessary to qualify the 2025 ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule.

In addition, an amendment to the 2025 ESPP must be approved by the stockholders of the Company within 12 months of the adoption of the amendment if the amendment would authorize the sale of more shares than are then authorized for issuance under the 2025 ESPP or would change the definition of the corporations that may be designated by the Committee as participating companies.

Notwithstanding the foregoing, in the event that the Committee determines that continuation of the 2025 ESPP or an offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress: (1) terminate the 2025 ESPP or any offering period; (2) accelerate the purchase date of any offering period; (3) reduce the discount or the method of determining the purchase price in any offering period (e.g., by determining the purchase price solely on the basis of the fair market value on the purchase date); (4) reduce the maximum number of shares of common stock that may be purchased in any offering period; or (5) take any combination of the foregoing actions.

Non-U.S. Participants

The Committee will have the power, in its discretion, to adopt one or more sub-plans of the 2025 ESPP as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan will not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of the 2025 ESPP, other than as provided in the 2025 ESPP. Except as superseded by the provisions of a sub-plan, the provisions of the 2025 ESPP will govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee will have the power, in its discretion, to grant purchase rights in an offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of purchase rights granted under the same offering to employees resident in the United States.

FEDERAL TAX CONSEQUENCES

The 2025 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, no taxable income should be recognized by a participant with respect to shares purchased under the 2025 ESPP either at the time of enrollment or at any purchase date within an offering period.

If a participant disposes of shares purchased pursuant to the 2025 ESPP more than two years from the applicable grant date, and more than one year from the applicable purchase date, the participant will recognize ordinary compensation income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) the excess of the fair market value of the shares as of the grant date over the purchase price (determined assuming purchase on the grant date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be long-term capital gain.

The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

If the participant disposes of shares purchased pursuant to the 2025 ESPP within two years after the grant date or one year after the purchase date, the employee will recognize ordinary compensation income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

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The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

NEW PLAN BENEFITS

Because benefits under the 2025 ESPP will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2025 ESPP is approved by the stockholders.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the approval of the ABM Industries Incorporated 2025 Employee Stock Purchase Plan.

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GENERAL INFORMATION

Certain Relationships and Transactions with Related Persons
Delinquent Section 16(a) Reports
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Questions and Answers About the Proxy Materials and the Annual Meeting
Other Business
Submission of Stockholder Proposals for the 2026 Annual Meeting Appendix A–ABM 2021 Equity and Incentive Compensation Plan (Amended and Restated)
Appendix B–ABM Industries Incorporated 2025 Employee Stock Purchase Plan
Appendix C–Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

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CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

As part of our Code of Business Conduct, directors, officers and employees are expected to make business decisions that are ethical and in the best interests of the Company, and not based upon personal interests or benefits. The Board recognizes that some transactions, arrangements, and relationships can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, and has adopted a written Related Party Transaction Policy (the “Policy”) governing these transactions. The Policy generally applies to “Related Party Transactions,” defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (i) the Company was, is or will be a participant and (ii) any of the following persons had, has or will have a direct or indirect interest:

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any person who is or was since the beginning of the last fiscal year of the Company an executive officer, a director or nominee for election as a director;
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a person known to be a greater than 5% beneficial owner of any class of the Company’s voting securities;
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an immediate family member of any of the foregoing persons; and
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any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has a greater than 10% beneficial ownership interest.

Pursuant to the Policy, the Governance Committee has the responsibility for conducting a reasonable prior review and oversight of all Related Party Transactions for potential conflicts of interest. In determining whether to approve a Related Party Transaction, the Governance Committee considers the following factors, among others: (i) the business purpose of the Related Party Transaction, (ii) whether the Related Party Transaction is entered into on an arms-length basis on terms fair to the Company, and (iii) whether such Related Party a Transaction would violate any other provision of the Policy, the Code of Business Conduct, or any other Company policy.

In the event that Company management, after consultation with the Company’s General Counsel, determines that it is unreasonable or impractical to wait until a meeting of the Governance Committee to enter into a Related Party Transaction, the Chair of the Governance Committee may approve such Related Party Transaction in accordance with the Policy. Any such approval must be reported to and ratified by the Governance Committee at its next regularly scheduled meeting. Further, in the event that the Company becomes aware of a Related Party Transaction that has not been the subject of a reasonable prior review and approval under the Policy, the Related Party Transaction will be reviewed by the Governance Committee as promptly as practicable for its action, which may include ratification, revision or termination of the Related Party Transaction.

If a Related Party Transaction is ongoing, the Governance Committee is responsible for overseeing such Related Party Transaction and may establish guidelines for the Company’s management team to follow in its ongoing dealings with the related party. The Governance Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to confirm that they are in compliance with the Governance Committee’s guidelines and that the Related Party Transaction remains appropriate.

There were no Related Party Transactions during fiscal year 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis in fiscal year 2023, with the exception of one late Form 4 filing reporting one transaction for each of Quincy Allen, LeighAnne G. Baker, Dean A. Chin, Donald F. Colleran, James DeVries, Earl R. Ellis, Joshua H. Feinberg, Art A. Garcia, Thomas, M. Gartland, Jill Golder, Rene Jacobsen, Sudhakar Kesavan, Sean Mahoney, Andrea R. Newborn, Scott Salmirs, Raul Valentin, and Winifred M. Webb, filed one day late on May 9, 2024, due to an administrative error, relating to dividend equivalent rights accrued on May 6, 2024 on restricted stock units.

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EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)

Equity compensation plans approved by security holders	3,489,414	(1)	$13.01	(2)	1,576,221	(3)

Equity compensation plans not approved by stockholders	0		n/a		0

TOTAL	3,489,414		$13.01		1,576,221

(1)
Includes 1,230,865, 2,223,827 and 34,722 shares that may be issued to settle outstanding RSUs, PSs (at maximum) and options, respectively. This number excludes 6,706 shares that were issued in November 2024 after the end of the most recent Employee Stock Purchase Plan (“ESPP”) purchase period, which began on October 1, 2024 and ended on October 31, 2024.
(2)
Weighted average exercise price in column (b) does not take into account the awards referenced in note (1) above.
(3)
Includes (i) 1,308,462 shares available for grant under 2021 Equity and Incentive Compensation Plan and (ii) 267,759 shares available for issuance under the ESPP, which includes 6,706 shares described in footnote 1 above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2025, except as noted in the footnotes below, by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of February 1, 2025. Unless otherwise noted, each person or entity has sole voting and investment power over the shares shown in the table.

Name and Address	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	9,908,735	15.93%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	8,043,485	12.93%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road Building One Austin, TX 78746	4,687,812	7.53%
State Street Corporation(5) State Street Financial Center One Lincoln Street Boston, MA 02111	3,691,060	5.93%
(1)
Based on 62,213,237 shares of common stock outstanding on February 1, 2025.
(2)
Based on Amendment No. 3 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 8, 2024. BlackRock indicated sole voting power over 9,773,951 share, sole dispositive power over 9,908,735 shares, and no shared voting power or shared dispositive power.

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(3)
Based on Amendment No. 15 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. Vanguard indicated sole voting power over 0 shares, shared voting power over 43,961 shares, sole dispositive power over 7,937,292 shares and shared dispositive power over 106,193 shares.
(4)
Based on Amendment No. 5 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2024. Dimensional indicated sole voting power over 4,611,206 shares, sole dispositive power over 4,687,812 shares and no shared voting power or shared dispositive power.
(5)
Based on a Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on January 24, 2024, on behalf of State Street and SSGA Funds Management, Inc. State Street indicated in the filing shared voting power over 3,482,370 shares, shared dispositive power over 3,691,060 shares and no sole voting power or sole dispositive power.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2025 by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Quincy L. Allen	0	(3)	*
LeighAnne G. Baker	14,384	(4)	*
Donald F. Colleran	14,511	(5)	*
James D. DeVries	0	(6)	*
Earl R. Ellis	37,776	(7)	*
Art A. Garcia	4,988	(8)	*
Thomas M. Gartland	9,805	(9)	*
Jill M. Golder	11,873	(10)	*
Rene Jacobsen	27,250	(11)	*
Sudhakar Kesavan	42,799	(12)	*
Andrea R. Newborn	39,763	(13)	*
Scott Salmirs	258,603	(14)	*
Raύl Valentín	20,416	(15)	*
Winifred M. Webb	27,268	(16)	*
Executive officers and directors as a group (17 persons)	557,705	(17)	*

* Less than 1% of the common shares outstanding.

(1)
Represents shares of ABM’s common stock held. Does not include RSUs that vest and/or will be settled in shares more than 60 days after February 1, 2025.
(2)
Based on 62,213,237 shares of common stock outstanding as of February 1, 2025.
(3)
Includes 0 shares of ABM’s common stock held. Excludes 16,500 RSUs held by Mr. Allen that are not scheduled to vest within 60 days of February 1, 2025.
(4)
Includes 14,384 shares of ABM’s common stock held. Excludes 3,155 RSUs held by Ms. Baker that are not scheduled to vest within 60 days of February 1, 2025.
(5)
Includes 14,511 shares of ABM’s common stock held. Excludes 3,155 RSUs held by Mr. Colleran that are not scheduled to vest within 60 days of February 1, 2025.
(6)
Includes 0 shares of ABM’s common stock held. Excludes 11,639 RSUs held by Mr. DeVries that are not scheduled to vest within 60 days of February 1, 2025.
(7)
Includes 37,776 shares of ABM’s common stock held. Excludes 25,412 RSUs held by Mr. Ellis that are not scheduled to vest within 60 days of February 1, 2025.

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(8)
Includes 4,988 shares of ABM’s common stock held. Excludes 25,706 RSUs held by Mr. Garcia that are not scheduled to vest within 60 days of February 1, 2025.
(9)
Includes 9,805 shares of ABM’s common stock held. Excludes 24,625 RSUs held by Mr. Gartland that are not scheduled to vest within 60 days of February 1, 2025.
(10)
Includes 11,873 shares of ABM’s common stock held. Excludes 3,155 RSUs held by Ms. Golder that are not scheduled to vest within 60 days of February 1, 2025.
(11)
Includes 27,250 shares of ABM’s common stock held. Excludes 70,557 RSUs held by Mr. Jacobsen that are not scheduled to vest within 60 days of February 1, 2025.
(12)
Includes 42,799 shares of ABM’s common stock held. Excludes 4,338 RSUs held by Mr. Kesavan that are not scheduled to vest within 60 days of February 1, 2025.
(13)
Includes 39,763 shares of ABM’s common stock held. Excludes 9,530 RSUs held by Ms. Newborn that are not scheduled to vest within 60 days of February 1, 2025.
(14)
Includes 258,603 shares of ABM’s common stock held. Excludes 157,511 RSUs held by Mr. Salmirs that are not scheduled to vest within 60 days of February 1, 2025.
(15)
Includes 20,416 share of ABM’s common stock held. Excludes 16,364 RSUs held by Mr. Valentín that are not scheduled to vest within 60 days of February 1, 2025.
(16)
Includes 27,268 shares of ABM’s common stock held. Excludes 13,227 RSUs held by Ms. Webb that are not scheduled to vest within 60 days of February 1, 2025.
(17)
Includes 557,705 shares of ABM’s common stock held by executive officers and directors as a group. Excludes 412,897 RSUs held by executive officers and directors as a group that are not scheduled to vest within 60 days of February 1, 2025.

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QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive a “Notice Regarding the Availability of Proxy Materials” instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to SEC rules. On February 14, 2025, we mailed to our stockholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instruction in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email.

When and where will the Annual Meeting be held?

The Annual Meeting will take place virtually via live webcast on March 26, 2025, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/ABM2025.

What do I need to do to attend the Annual Meeting?

All stockholders of record as of the Record Date, January 27, 2025, or their proxy holders, are welcome to attend the Annual Meeting. The Annual Meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the Annual Meeting physically in person.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares. You must enter the 16-digit control number found on your proxy card to attend and participate in the Annual Meeting.

If your shares are held in an account at a broker, bank or other similar organization, you are the beneficial owner of shares held in “street name.” You must enter the 16-digit control number found on your voting instruction form, evidencing your ownership of ABM Industries Incorporated common stock as of the record date, in order to attend and participate in the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Recording of the event is strictly prohibited.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/ABM2025.

Who is entitled to vote at the Annual Meeting?

Holders of ABM common stock at the close of business on January 27, 2025 are entitled to receive the Notice and Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 62,213,237 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Will my vote be confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by the Company. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with ABM’s transfer agent, Computershare, you are the “stockholder of record” of those shares. The Notice and Proxy Statement and any accompanying materials have been provided directly to you by ABM.

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If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•
online before the Annual Meeting: www.proxyvote.com (as described in the Notice). Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on March 25, 2025, or by 11:59 p.m. Eastern Time on March 23, 2025 for shares held in the ABM Employee Stock Purchase Plan;
•
by telephone using the toll-free phone number listed on your proxy card or voting instruction form. Proxies submitted via the telephone must be received by 11:59 p.m. Eastern Time on March 25, 2025, or by 11:59 p.m. Eastern Time on March 23, 2025 for shares held in the ABM Employee Stock Purchase Plan; or
•
if you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

We encourage you to vote via the Internet. To vote online during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ABM2025 and use the control number on your Notice, proxy card or voting instruction form.

Your vote is important.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
giving written notice to our Corporate Secretary;
•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•
voting online during the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Can I access the 2025 proxy materials and the Annual Report on Form 10-K for fiscal year ended October 31, 2024 on the Internet?

The Notice and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended October 31, 2024 are available on our website at www.abm.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of stockholders entitled to vote at the Annual Meeting?

For 10 days prior to the Annual Meeting and during the Annual Meeting, a list of registered stockholders eligible to vote at the Annual Meeting will be available for review by stockholders. If you would like to view the stockholder list in advance of the Annual Meeting, please contact Investor Relations at ir@abm.com. A list of registered stockholders eligible to vote

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at the Annual Meeting will be available electronically to stockholders at www.virtualshareholdermeeting.com/ABM2025 during the entirety of the Annual Meeting.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, your shares are present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of seven director nominees to serve one-year terms, the advisory approval of our executive compensation, or the advisory approval of the frequency of the advisory vote to approve our executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal		Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
01	Election of Ten Director Nominees to Serve One-Year Terms	Majority of Votes Cast	No	No effect	No effect
02	Advisory Approval of Our Executive Compensation	Majority of Shares Present in Person or by Proxy and Entitled to Vote	No	No effect	Vote against
03	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2025	Majority of Shares Present in Person or by Proxy and Entitled to Vote	Yes	Not applicable	Vote against
04	Approval of the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated)	Majority of Shares Present in Person or by Proxy and Entitled to Vote	No	No effect	Vote against
05	Approval of the ABM Industries Incorporated 2025 Employee Stock Purchase Plan	Majority of Shares Present in Person or by Proxy and Entitled to Vote	No	No effect	Vote against

How will my shares be voted at the Annual Meeting?

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At the Annual Meeting, the Proxy Committee, composed of LeighAnne G. Baker, Sudhakar Kesavan and Scott Salmirs, appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•
FOR the election of each of the ten director nominees to serve one-year terms;
•
FOR the advisory approval of our executive compensation;
•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025;
•
FOR the approval of the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated); and
•
FOR the approval of the ABM Industries Incorporated 2025 Employee Stock Purchase Plan.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2025 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or voting instruction card, or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

ABM will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. They will not receive any additional compensation for these activities.

Who will count the votes?

Broadridge Financial Solutions, Inc. will be the proxy tabulator, and American Election Services, LLC will act as the inspector of election. Such inspector will be present at the Annual Meeting to process the votes cast by our stockholders, make a report of inspection, count the votes cast by our stockholders and certify as to the number of votes cast on each proposal.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name (or the company reasonably believes that they all are members of the same family) by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers engage in householding, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that proxy materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive separate proxy materials, they should notify their broker if their shares are held in a brokerage account, or the Company if they hold registered shares. The Company will deliver promptly upon written or oral request a separate copy of the Notice, Annual Report on Form 10-K for the fiscal year ended October 31, 2024 or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, stockholders should notify their broker or the Company. Any such written notice directed to the Company should be addressed to the Investor Relations department of ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, NY 10006, or oral notice may be given by calling the Company at (212) 297-0200:

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•
to receive a separate copy of the Notice, Annual Report on Form 10-K for the fiscal year ended October 31, 2024 or Proxy Statement for the Annual Meeting;
•
to receive separate copies of proxy materials for future meetings; or
•
if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements, rather than receiving multiple copies.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8‑K filed with the SEC within four business days after the Annual Meeting.

How do I communicate with the Board?

You (stockholders and other interested persons) may communicate with our entire Board, the Chairman or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006. Our Corporate Secretary will forward all communications relating to ABM, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls,
e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804, or online at www.abmhotline.ethicspoint.com.

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.

ABM Industries Incorporated 2025 Proxy Statement 81

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SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2026 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules and our Bylaws, if a stockholder wants us to include a proposal in our 2026 proxy materials for presentation at our 2026 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Corporate Secretary, as described below.

	Proposals for inclusion in the 2026 Proxy Statement	Other proposals/nominees to be presented at the 2026 Annual Meeting*
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2026 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act

Stockholders may present proposals for business to be considered or proposals for director nominations directly at the 2026 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 2.5 or Section 3.7 of our Bylaws, as applicable.*

When proposal must be received by the Company	No later than October 17, 2025	No earlier than November 26, 2025, and no later than December 26, 2025.
Where to send	Delivered to, or be mailed and received at the Company’s principal executive offices: Office of the Corporate Secretary One Liberty Plaza, 7th Floor New York, New York 10006
What to include	The information required by Rule 14a-8 of the Exchange Act

The information required by our Bylaws including, without limitation, the following information with respect to stockholder and the stockholder director nominees (among other matters): (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the identity, background and qualifications of such nominee (iii) all information related to the candidate that is required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act , (iv) a representation from the nominee that he or she is not party to and will not become a party to any agreement, arrangement or understanding about how such person will act or vote on any issue or question that has not been disclosed to the Company, (v) disclosure of any agreement, arrangement, or understanding with any person or entity, other than the Company, with respect to any direct or indirect compensation, reimbursement or indemnification for service as a Board member, and (vi) a representation from the nominee that, if elected, he or she would be in compliance and will comply with the Bylaws and with all applicable publicly disclosed corporate governance policies, and (vii) if applicable, a statement in the notice that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than ABM’s nominees.

* Our Bylaws are available in the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

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APPENDIX A

ABM 2021 EQUITY AND INCENTIVE COMPENSATION PLAN
(AMENDED AND RESTATED FEBRUARY 10, 2025)

ABM Industries INCORPORATED

2021 EQUITY and INCENTIVE Compensation PLAN

(Amended and restated FEBRUARY 10, 2025)

1. Purpose. The purpose of this Plan is to permit grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain Consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. Definitions. As used in this Plan:

(a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(c) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(d) “Beneficial Owner” has the meaning provided in Rule 13d-3 of the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(g) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.

(i) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board or the Committee to administer this Plan pursuant to Section 10 of this Plan.

(j) “Common Stock” means the common stock, par value $.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(k) “Company” means ABM Industries Inc., a Delaware corporation, and its successors.

(l) “Consultant” means a person that provides bona fide services to the Company and/or its Affiliates that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(m) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(n) “Director” means a member of the Board.

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(o) “Effective Date” means the date this Plan was originally approved by the Stockholders, March 24, 2021.

(p) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an award granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(r) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(s) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Company’s Stockholders or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents (including through the use of any proxy access procedures set forth in the Company’s organizational documents) by or on behalf of a Person other than the Board.

(t) “Management Objectives” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. A non-exhaustive list of the potential Management Objectives that may be used for awards under this Plan includes the following (including ratios or other relationships between one or more, or a combination, of the following examples of Management Objectives and which Management Objectives may relate to the Company or any Subsidiary, including, without limitation, any business unit/segment, division, department, or function within the Company or any Subsidiary): absolute or relative stockholder return; earnings per share; stock price; return on equity; return on invested capital; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); gross or operating margins; operating profit; productivity ratios; expense targets; operating efficiency; market share; customer retention and/or satisfaction; safety; diversity; employee recruitment, engagement, retention and/or training; employee satisfaction; environmental performance or goals, working capital targets (including, but not limited to days sales outstanding); sales; return on assets; revenues; decrease in expenses; increase in funds from operations (“FFO”); and increase in FFO per share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable. The Committee may also specify that the Management Objectives may include adjustments to include or exclude the effects of certain events, including, but not limited to, any of the following events: the impairment of tangible or intangible assets; asset write-downs; litigation or claim judgments or settlements; acquisitions or divestitures; gains or losses on the sale of assets; severance, contract termination and other costs relating to certain business activities; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; foreign exchange gains and/or losses; changes in tax law, accounting principles, accounting estimates or other such laws or provisions affecting reported results; changes in regulations that directly impact the business; the effect of any statements issued by the Financial Accounting Standards Board or its committees; business combinations, reorganizations and/or restructuring programs, including, but not limited to reductions in force and early retirement incentives; currency fluctuations; any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report for the applicable period; and expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

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(u) “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the shares of Common Stock are not then listed on the New York Stock Exchange, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the prior trading day before which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share will be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(v) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(w) “Option Price” means the purchase price payable on exercise of an Option Right.

(x) “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(y) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a Consultant.

(z) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(aa) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(bb) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(cc) “Plan” means this ABM Industries Inc. 2021 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(dd) “Predecessor Plan” means the ABM Industries Inc. 2006 Equity Incentive Plan, as Amended and Restated on March 7, 2018.

(ee) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(ff) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(gg) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh) “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(ii) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(jj) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the

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Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(kk) “Voting Stock” means securities entitled to vote generally in the election of directors.

3. Shares Available Under this Plan and Limitations.

(a) Maximum Shares Available Under this Plan.

(i) Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards under this Plan will not exceed, in the aggregate, 6,400,000. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b) Share Counting Rules.

(i) Except as provided in Section 22 of this Plan or in this Section 3(b), if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii) If, after the Effective Date, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii) Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to a stock-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iv) If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 6,400,000 shares of Common Stock.

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(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted aggregate compensation, in the form of cash and/or equity, for such service having an aggregate maximum value (measured as of the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

(e) Minimum Vesting/Performance Period Requirement. Notwithstanding any other provision of this Plan (outside of this Section 3(e)) to the contrary, awards granted under this Plan (other than cash-based awards) will either be subject to a minimum vesting or minimum performance period of one year; provided, that the following awards will not be subject to the foregoing minimum vesting or minimum performance period requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 22(a) of this Plan; (ii) shares of Common Stock delivered in lieu of fully vested cash obligations; (iii) awards to non-employee Directors that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of Stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting of Stockholders; and (iv) additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) of this Plan (subject to adjustment under Section 11 of this Plan). Nothing in this Section 3(e) or otherwise in this Plan, however, will preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under this Plan upon certain events, including, without limitation, in connection with or following a Participant’s death, disability, retirement, or termination of service or a Change in Control, or (y) exercising its authority under Section 18(c) at any time following the grant of an award.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3of this Plan.

(b) Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(f) Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

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(h) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(i) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii) Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii) Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv) Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v) Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:

(i) Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting,

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dividend and other ownership rights (subject to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the

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Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or cash amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each grant of a Cash Incentive Award, Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, and paid for at such time, by such methods,

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and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until, and paid contingent upon, the earning and vesting of such awards.

(e) Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by law, and in compliance with any applicable legal requirements, the Committee may, by resolution, authorize one or more officers of the Company (in their capacity as officers of the Company) to authorize the granting or sale of awards under this Plan on the same basis as the Committee; provided, however, that (i) the Committee will not delegate such authority to any such officer(s) for awards granted to such officer(s) or any employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; (ii) the resolution providing for such authorization to officer(s) will set forth the information required by Section 157(c) of the Delaware General Corporation Law; and (iii) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and

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kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan or as otherwise provided in another plan or agreement applicable to the Participant, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (A) is or becomes the Beneficial Owner of more than 35% of the combined voting power of the then-outstanding Voting Stock of the Company or succeeds in having nominees as directors elected in an “election contest” within the meaning of Rule 14a-12(c) under the Exchange Act and/or through the use of any proxy access procedures set forth in the Company’s organizational documents) and (B) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board; or

(b) a majority of the Board ceases to be comprised of Incumbent Directors; or

(c) the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in any such case, (A) no Person (other than the Company, any entity resulting from such Business Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then-outstanding shares of Voting Stock of the entity resulting from such Business Transaction (or, if it is such resulting entity, the Company) and (B) at least one-half of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement providing for such Business Transaction.

13. Detrimental Activity and Recapture/Recoupment Provisions.

(a) Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee of the Board from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any cash or Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Compensation Committee of the Board and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

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(b) Any Evidence of Award (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee of the Board in accordance with (i) any Company clawback or recoupment policy, including the ABM Industries Incorporated Amended and Restated Recoupment Policy, as may be amended from time to time, and any other policies that are adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under this Plan, the Participants consent to be bound by the terms of the ABM Industries Incorporated Amended and Restated Recoupment Policy, as may be amended from time to time, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under this Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance will include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participants of any such amounts, including from the Participants’ accounts or from any other compensation to the extent permissible under Section 409A of the Code.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. Where transfer is permitted, references to “Participant” will be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee,

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the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a Participant under this Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control will occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

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18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the number of securities which may be issued under this Plan, (ii) would materially modify the requirements for participation in this Plan, or (iii) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the New York Stock Exchange, or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 or Section 22 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan or the substitutions permitted by Section 22 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to Section 18(d) of this Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units that have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of March 26, 2025, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan will not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Common Stock under such awards to be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).

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21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

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(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a)or Section 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or Section 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

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APPENDIX B

ABM INDUSTRIES INCORPORATED

2025 EMPLOYEE STOCK PURCHASE PLAN

abm industries incorporated

2025 EMPLOYEE STOCK PURCHASE PLAN

1.
Establishment. This ABM Industries Incorporated 2025 Employee Stock Purchase Plan (the “Plan”) is effective as of February 10, 2025 (the “Effective Date”), provided that this Plan shall not become effective unless it has been approved by the stockholders of the Company on or before the 12-month anniversary of the date this Plan is adopted by the Board. If stockholder approval is not received by such date, this Plan will have no effect. The Company intends that this Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to such section) (“Section 423”), and this Plan shall be so construed.
2.
Term of this Plan. This Plan shall continue in effect until the earliest of (a) its termination by the Board, (b) the issuance of all Stock available for issuance under this Plan and (c) the day before the ten year anniversary of the Effective Date.
3.
Purpose. The purpose of this Plan is to provide Eligible Employees with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment.
4.
Shares Subject to this Plan. Subject to adjustment as provided in this Section 4, the maximum aggregate number of shares of Stock that may be issued under this Plan shall be 1,500,000 and shall consist of authorized but unissued or reacquired shares of Stock, shares of Stock purchased on the open market, or any combination thereof. Subject to the requirements of Section 424 of the Code to the extent applicable, in the event of any change in capitalization of the Company or other extraordinary transactions or events, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to this Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 9 and 10.1) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under this Plan.
5.
Eligibility.
5.1.
Eligible Employees. Each Employee of a Participating Company is eligible to participate in an Offering Period under this Plan, except Employees who have been employed by the Participating Company Group for a period of less than one (1) month as of the first day of an Offering Period (unless otherwise determined by the Committee).
5.2.
Exclusion of Certain Stockholders. Notwithstanding any provision of this Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under this Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
6.
Offering Dates.
6.1.
Unless otherwise determined by the Committee, each Offering Period will be three (3) months and the Purchase Date will be the last day of the Offering Period. Offering Periods may be consecutive. If the first or last day of an Offering Period or a Purchase Period is not a Business Day, the Company shall specify the Business Day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.
6.2.
The first Offering Period under this Plan shall commence on July 1, 2025 and shall end with a Purchase Date on September 30, 2025 (the “Initial Offering Period”). The Initial Offering Period shall consist of a single Purchase Period. Thereafter, a new three-month Offering Period shall commence on each subsequent January 1, April 1, July 1 and October 1 with each such Offering Period consisting of a single three-month Purchase Period ending on March 31, June 30, September 30 and December

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31, respectively, except as otherwise provided by the Committee; provided, however, that no Offering Period may have a duration exceeding 27 months.
7.
Participation in this Plan.
7.1.
Initial Participation. Any Employee who is an Eligible Employee may become a Participant in an Offering Period by completing and electronically submitting a Subscription Agreement not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not electronically submit a properly completed Subscription Agreement on or before the Subscription Date for an Offering Period shall not participate in this Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently electronically submits a properly completed Subscription Agreement on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.
7.2.
Continued Enrollment in Offering Periods. Once an Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from participation in this Plan pursuant to Section 12, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 5. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to electronically submit any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in this Plan. However, a Participant may electronically submit a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.
8.
Purchase Price. Unless otherwise determined by the Committee, the Purchase Price in any Offering Period will be ninety-five percent (95%) of the Fair Market Value on the Purchase Date; provided that in no event may the Purchase Price in an Offering be less than eighty-five (85%) percent of the lesser of (a) the Fair Market Value on the Offering Date and (b) the Fair Market Value on the Purchase Date.
9.
Grant of Purchase Right. Except as otherwise provided herein, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date. The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (A) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (B) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.
10.
Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.
10.1.
Payroll Deductions. The Purchase Price of the shares is accumulated by regular payroll deductions from the Participant’s Compensation accumulated during each Offering Period, as set forth in the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in one percent (1%) increments not less than one percent (1%) (except as a result of an election pursuant to Section 10.2 to stop payroll deductions effective following the first day of an Offering), nor greater than ten percent (10%). Payroll deductions shall commence on the first payday following the beginning of any Offering Period, and shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided herein. Notwithstanding the foregoing, a Participant’s payroll deductions for each calendar year may not exceed Twenty-Three Thousand Seven Hundred Fifty Dollars ($23,750) in Fair Market Value. The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date. All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company.

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10.2.
Modifications. A Participant may increase or decrease the rate of payroll deductions during an Offering Period by completing a new Subscription Agreement for payroll deductions, with the new rate to become effective on the first day of the month following the end of the month after receipt of the new Subscription Agreement and continuing for the remainder of the Offering Period unless changed. A Participant may increase or decrease the rate of payroll deductions for any future Offering Period by completing a new Subscription Agreement prior to the beginning of such Offering Period.
10.3.
Purchase of Shares. On each Purchase Date of an Offering Period, so long as this Plan remains in effect and provided that a Participant has not withdrawn from this Plan and the Participant’s participation in the Offering has not otherwise terminated before such Purchase Date, the Participant will automatically acquire pursuant to the exercise of the Participant’s Purchase Right the whole number of shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. Any remaining cash balance will be addressed as set forth in Section 10.4 below. In no event will the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No Stock will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or this Plan has terminated prior to such Purchase Date.
10.4.
Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.
10.5.
Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.
10.6.
Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in this Plan as provided in Section 4 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 9, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
10.7.
Delivery of Shares. As promptly as practicable after the Purchase Date, the Company will issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her Purchase Right.
11.
Limitations on Shares to be Purchased. No Participant will be granted a Purchase Right which permits his or her right to purchase shares of Stock under this Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period will be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.
12.
Withdrawal.
12.1.
Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by the Company. Unless otherwise determined by the Committee, such withdrawal may be elected at any time prior to fifteen (15) days before the Purchase Date.
12.2.
Upon withdrawal from this Plan, the accumulated payroll deductions that have not been applied toward the purchase of shares of Stock will be returned to the withdrawn Participant as soon as practicable after the withdrawal, without interest (unless otherwise required by applicable law), and his or her interest in this Plan and the Offering will terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which

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commences on a date after such withdrawal by meeting this Plan’s eligibility requirements and filing a new Subscription Agreement.
13.
Notification of Disposition of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right which occurs within the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right.
14.
Termination of Employment. Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an Eligible Employee, immediately terminates his or her participation in this Plan. Employee status shall be determined under the applicable Section 423 rules.
15.
Effect of a Change in Control on Purchase Rights. In the event of a Change in Control, the Board (or the Committee) may, provide for any of, or a combination of any of, the following: (a) each Purchase Right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity; (b) a date selected by the Board (or the Committee) on or before the date of consummation of such Change in Control shall be treated as a Purchase Date and all outstanding Purchase Rights shall be exercised on such date; (c) all outstanding Purchase Rights shall terminate and the accumulated payroll deductions will be refunded to each Participant upon or immediately prior to the Change in Control; or (d) outstanding Purchase Rights shall continue unchanged.
16.
Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company will deliver to the Participant (or in the case of the Participant’s death, to his or her legal, representative) all accumulated payroll deductions credited to such Participant’s account. No interest will accrue on the payroll deductions of a Participant in this Plan or otherwise be credited to the Participant’s Plan account, unless otherwise required by law.
17.
No Assignability. Neither payroll deductions credited to a Participant’s account nor any Purchase Rights may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than as provided by this Plan or by will or the laws of descent and distribution. A beneficiary designation pursuant to Section 21 shall not be treated as a disposition for this purpose. Any such attempt at assignment, transfer, pledge, or other disposition will be void and without effect, except that the Company may treat such act as an election to withdraw from this Plan as provided in Section 12.
18.
Administration.
18.1.
Administration by the Committee. This Plan shall be administered by the Committee. All questions of interpretation of this Plan, of any form of agreement or other document employed by the Company in the administration of this Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in this Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of this Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to this Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 18.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of this Plan shall be paid by the Company.
18.2.
Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.
18.3.
Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with this Plan and the requirements of Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of this Plan.
19.
Use of Participant Funds and Reports. Unless otherwise required by law, the Company may use all payroll deductions received or held by it under this Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions, and, until shares are issued, Participants will

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only have the rights of an unsecured creditor. Each Participant who has exercised all or part of such Participant’s Purchase Right will receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof, the date of purchase, and the remaining cash balance, if any, refunded or carried forward to the next Purchase Period or Offering Period, as the case may be. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.
20.
No Rights to Continued Employment. Neither this Plan nor the grant of any Purchase Right hereunder will confer any right on any employee to remain in the employ of the Participating Company Group or restrict the right of the Participating Company Group to terminate such employee’s employment.
21.
Designation of Beneficiary.
21.1.
If provided in the Subscription Agreement, a Participant may file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death after the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form will be valid only if it was filed with the Company and/or any third party administrator at the prescribed location before the Participant’s death.
21.2.
Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, unless otherwise required by applicable law, the Company will deliver any shares or cash credited to the Participant’s Plan account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
22.
Compliance with Securities Law. The issuance of shares of Stock under this Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
23.
Rights as a Stockholder. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in this Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.
24.
Governing Law. This Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

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25.
Amendment and Termination of this Plan. The Committee may at any time amend, suspend or terminate this Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under this Plan unless expressly provided by the Board, and (b) no such amendment, suspension or termination may materially adversely affect a Purchase Right applicable to an ongoing Offering Period under this Plan without the consent of the Participant, except to the extent permitted by this Plan or as may be necessary to qualify this Plan as an employee stock purchase plan pursuant to Section 423 or to comply with any applicable law, regulation or rule. In addition, an amendment to this Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under this Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of this Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate this Plan or any Offering Period; (ii) accelerate the Purchase Date of any Offering Period; (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date); (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period; or (v) take any combination of the foregoing actions.
26.
Non-U.S. Participants. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of this Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.
27.
Definitions and Construction.
27.1.
Definitions. Any term not expressly defined in this Plan but defined for purposes of Section 423 shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
27.1.1.
“Administrator” means the Committee or officer or employee of the Company to whom the Committee has delegated its authority under this Plan, to the extent permitted by applicable law.
27.1.2.
“Board” means the Board of Directors of the Company.
27.1.3.
“Business Day” means any day on which the national stock exchange on which the Stock is traded is available and open for trading.
27.1.4.
“Change in Control” means the occurrence (after the Effective Date) of any of the following events:
27.1.4.1.
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (i) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the then-outstanding Voting Stock of the Company or succeeds in having nominees as directors elected in an “election contest” within the meaning of Rule 14a-12(c) under the Exchange Act (including through the use of any proxy access procedures set forth in the Company’s organizational documents) and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board; or
27.1.4.2.
a majority of the Board ceases to be comprised of Incumbent Directors; or
27.1.4.3.
the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation,

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or other transaction (each, a “Business Transaction”), unless, in any such case, (i) no Person (other than the Company, any entity resulting from such Business Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then-outstanding shares of Voting Stock of the entity resulting from such Business Transaction (or, if it is such resulting entity, the Company) and (ii) at least one-half of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement providing for such Business Transaction.
27.1.5.
“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.
27.1.6.
“Committee” means Compensation Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer this Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer this Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
27.1.7.
“Company” means ABM Industries Incorporated, a Delaware corporation, or any successor corporation thereto.
27.1.8.
“Compensation” means all cash compensation.
27.1.9.
“Director” means a member of the Board.
27.1.10.
“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company.
27.1.11.
“Eligible Employee” means an Employee who meets the eligibility requirements set forth in Section 5 of this Plan.
27.1.12.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with the rules, regulations, and interpretations promulgated thereunder.
27.1.13.
“Fair Market Value” means on any given date, the closing price per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Administrator) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If the Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Committee or an Administrator, consistent with applicable legal requirements (including, if applicable, the requirements of Section 409A of the Code).
27.1.14.
“Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Company’s stockholders or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents (including through the use of any proxy access procedures set forth in the Company’s organizational documents) by or on behalf of a Person other than the Board.
27.1.15.
“Offering” means an offering of Stock pursuant to this Plan, as provided in Section 6. More than one Offering may run concurrently, the terms of which need not be the same, as permitted under Section 423.

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27.1.16.
“Offering Date” means, for any Offering Period, the first day of such Offering Period.
27.1.17.
“Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.
27.1.18.
“Officer” means any person designated by the Board as an officer of the Company.
27.1.19.
“Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
27.1.20.
“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with this Plan.
27.1.21.
“Participating Company” means the Company and any Parent or Subsidiary designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in this Plan. The Committee shall have the discretion to determine from time to time which Parents or Subsidiaries shall be Participating Companies.
27.1.22.
“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.
27.1.23.
“Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.
27.1.24.
“Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.
27.1.25.
“Purchase Price” means the price at which a share of Stock may be purchased under this Plan, as determined in accordance with Section 8.
27.1.26.
“Purchase Right” means an option granted to a Participant pursuant to this Plan to purchase such shares of Stock as provided in Section 9, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions accumulated on behalf of the Participant and not previously applied to the purchase of Stock under this Plan, and to terminate participation in this Plan at any time during an Offering Period.
27.1.27.
“Securities Act” means the United States Securities Act of 1933, as amended.
27.1.28.
“Stock” means the Common Stock, par value $.01 per share, of the Company, as adjusted from time to time in accordance with Section 4.
27.1.29.
“Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in this Plan and authorizing payroll deductions under this Plan from the Employee’s Compensation.
27.1.30.
“Subscription Date” means the last Business Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.
27.1.31.
“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
27.1.32.
“Voting Stock” means securities entitled to vote generally in the election of Directors.
27.2.
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.

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APPENDIX C–CALCULATIONS OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The most directly comparable GAAP performance measures and information reconciling non-GAAP performance measures used in this Proxy Statement to our reported financial results prepared in accordance with GAAP are included in the tables below.

2024 Business Performance Highlights and Related Reconciliations:
Year Ended October 31,
(in millions)	2024
Reconciliation of Net Income to Adjusted EBITDA

Net Income	$81.4
Items impacting comparability(1)	172.9
Income tax provision	52.2
Interest expense	85.0
Depreciation and amortization	106.6
Adjusted EBITDA	498.1

Net Income margin as a % of revenues (Net Income / Revenue)	1.0%

Revenues Excluding Management Reimbursement

Revenues	$8,359.4
Management reimbursement	(318.2)
Revenues excluding management reimbursement	$8,041.2

2024 Adjusted EBITDA margin as a % of revenues excluding management
reimbursement (Adjusted EBITDA / Revenues Excluding Management Reimbursement)	6.2%

Year Ended October 31,
(in millions)	2024
Reconciliation of Net Income to Reported Adjusted Net Income

Net Income	$81.4
Items impacting comparability(1)	172.9
Income tax benefit	(27.0)
Items impacting comparability, net of taxes	145.9
Reported Adjusted Net Income	$227.3

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Net cash provided by operating activities	$226.7
Additions to property, plant and equipment	(59.4)
Free Cash Flow	$167.3

Incentive Compensation Metrics and Related Reconciliations or Definitions of Metrics:
2024 Cash Incentive Plan Reconciliations:
Year Ended October 31,
(in millions)	2024
Reconciliation of Revenues to Organic Revenues

Revenues	$8,359.4
Impact of Quality Uptime acquisition	(26.3)
Organic revenues	$8,333.0
Reconciliation of Net Income to Adjusted Net Income

Net Income	$81.4
Items impacting comparability(1)	172.9
Income tax benefit	(27.0)
Items impacting comparability, net of taxes	145.9
Impact of Quality Uptime acquisition	(0.9)
Adjusted Net Income	$226.4

(1)
The Company adjusts net income to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s view of the underlying operational results and trends of the Company. Please refer to the Company’s Fourth Quarter and Full Year 2024 Financial Results press release for a full list of Items Impacting Comparability.

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2023-2025 TSR-Modified Performance Shares Award Metric Definitions:

•
M&A Adjusted EBITDA means Net Income before interest expense, taxes, depreciation and amortization and excluding items impacting comparability, further adjusted to exclude the impact of significant acquisitions and significant divestitures(1) and the impact of adopting any new accounting standards.
•
Organic Revenue means the Company’s revenue for fiscal years 2024-2026, adjusted to exclude the impact of significant acquisitions and significant divestitures(1) and the impact of adopting any new accounting standards.
(1)
A significant acquisition means an acquisition in which the annual revenues of the acquired business exceed $125 million or the purchase price exceeds $50 million. A significant divestiture means a divestiture in which the annual revenues of the divested entity exceed $125 million or the proceeds received from the sale exceed $50 million.

2024-2026 TSR-Modified Performance Shares Award Metric Definitions:

•
M&A Adjusted EBITDA means Net Income before interest expense, taxes, depreciation and amortization and excluding items impacting comparability, further adjusted to exclude the impact of adopting any new accounting standards and any divestitures, and further adjusted to include the impact of acquisitions.
•
Adjusted Revenue means the Company’s revenue for fiscal years 2024-2026, adjusted to exclude the impact of adopting any new accounting standards and any divestitures, and further adjusted to include the impact of acquisitions.

2022-2024 TSR-Modified Performance Shares Award Reconciliations:

	Years Ended October 31,
	2024	2023	2022
Reconciliation of Net Income to Adjusted EBITDA and M&A Adjusted EBITDA

Net Income	$81.4	$251.3	$230.4
Items impacting comparability(1)	172.9	(4.9)	34.5
Income tax provision	52.2	79.7	79.6
Interest expense	85.0	82.3	41.1
Depreciation and amortization	106.6	120.7	112.4
Adjusted EBITDA	498.1	529.1	498.1
Impact of Momentum, RavenVolt and Quality Uptime acquisitions	(55.6)	(18.8)	(5.7)
M&A Adjusted EBITDA	$442.5	$510.4	$492.3

Reconciliation of Revenues to Organic Revenues

Revenues	$8,359.4	$8,096.4	$7,806.6
Impact of Momentum, RavenVolt and Quality Uptime acquisitions	(378.3)	(177.7)	(55.2)
Organic revenues	$7,981.0	$7,918.6	$7,751.5

Pay Versus Performance Reconciliations:

(in millions)	Years Ended October 31,
	2024	2023	2022	2021
Reconciliation of Net Income to Adjusted Net Income

Net Income	$81.4	$251.3	$230.4	$126.3
Items impacting comparability(1)	172.9	(4.9)	34.5	156.7
Income tax benefit	(27.0)	(14.6)	(17.8)	(39.7)
Items impacting comparability, net of taxes	145.9	(19.5)	16.7	117.0
Impact of Able, Momentum, RavenVolt and Quality Uptime acquisitions	(0.9)	-	(1.6)	(3.2)
Adjusted Net Income	$226.4	$231.9	$245.5	$240.1
(1)
The Company adjusts net income to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s view of the underlying operational results and trends of the Company. Please refer to the Company’s Fourth Quarter and Full Year 2024 Financial Results press release for a full list of Items Impacting Comparability.

C-2 ABM Industries Incorporated 2025 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 25, 2025, or until 11:59 p.m. Eastern Time on March 23, 2025 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ABM2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 25, 2025, or until 11:59 p.m. Eastern Time on March 23, 2025 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ABM INDUSTRIES INCORPORATED ONE LIBERTY PLAZA 7TH FLOOR NEW YORK, NY 10006 ABM INDUSTRIES INCORPORATED The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1: 1. Election of ten director nominees to serve one-year terms. Nominees: 1a. Quincy L. Allen 1b. LeighAnne G. Baker 1c. Donald F. Colleran 1d. James D. DeVries 1e. Art A. Garcia 1f. Thomas M. Gartland 1g. Jill M. Golder 1h. Sudhakar Kesavan 1i. Scott Salmirs 1j. Winifred M. Webb The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5: 2. Advisory approval of our executive compensation. 3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2025. 4. Approval of the ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated). 5. Approval of the ABM Industries Incorporated 2025 Employee Stock Purchase Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V61047-P22580 For Against Abstain For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 26, 2025: The Notice, Proxy Statement and Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2024 are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 26, 2025 The undersigned hereby appoints LeighAnne G. Baker, Sudhakar Kesavan and Scott Salmirs and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ABM Industries Incorporated to be held virtually via live webcast on March 26, 2025, at 11:00 a.m. Eastern Time, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3, 4 AND 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side V61048-P22580